                                                                   Exhibit 10.7

                                DATED MAY, 2000

                         EURO 480 MILLION MULTI-TRANCHE

                           SENIOR FACILITY AGREEMENT

                                    between

               FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH

                                  as borrower

                   FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH
                                  as guarantor

                                DEUTSCHE BANK AG
                         as arranger and fronting bank

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as facility agent

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as security agent

                                      and

                EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1
                                each as a Lender



                       Hengeler Mueller Slaughter and May
                          Bockenheimer Landstrasse 51
                           D-60325 Frankfurt am Main
                                    Germany



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CONTENTS

Page

 1.   DEFINITIONS AND INTERPRETATION                           1
 2.   GRANT OF THE FACILITIES                                 22
 3.   THE TRANCHE A FACILITIES                                22
 4.   THE TRANCHE B FACILITY                                  23
 5.   THE TRANCHE C FACILITY                                  23
 6.   THE TRANCHE D FACILITY                                  25
 7.   AVAILABILITY OF THE FACILITIES                          29
 8.   INTEREST PERIODS                                        33
 9.   PAYMENT AND CALCULATION OF INTEREST AND FRONTING
      GUARANTEE FEES                                          33
10.   ALTERNATIVE INTEREST RATES                              34
11.   REPAYMENT AND VOLUNTARY PREPAYMENT                      36
12.   MANDATORY PREPAYMENT                                    37
13.   CANCELLATION OF COMMITMENTS                             38
14.   TAXES                                                   40
15.   TAX RECEIPTS AND TAX CREDITS                            41
16.   CHANGES IN CIRCUMSTANCES                                42
17.   MITIGATION                                              43
18.   GUARANTEE AND INDEMNITY                                 45
19.   REPRESENTATIONS                                         48
20.   INFORMATION                                             55


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21.   FINANCIAL COVENANTS                                     58
22.   BORROWER'S COVENANTS                                    59
23.   EVENTS OF DEFAULT                                       67
24.   DEFAULT INTEREST AND INDEMNITY                          73
25.   CURRENCY OF ACCOUNT AND PAYMENT                         75
26.   PAYMENTS                                                75
27.   SET-OFF                                                 77
28.   PROPORTIONATE SHARING                                   77
29.   COMMITMENT COMMISSION AND FEES                          79
30.   COSTS AND EXPENSES                                      79
31.   THE AGENT, THE SECURITY AGENT, THE ARRANGER AND
      THE LENDERS                                             81
32.   ASSIGNMENTS AND TRANSFERS                               86
33.   DISCLOSURE OF INFORMATION                               87
34.   CALCULATIONS AND EVIDENCE OF DEBT                       89
35.   REMEDIES AND WAIVERS, PARTIAL INVALIDITY                90
36.   NOTICES                                                 90
37.   AMENDMENTS                                              91
38.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999            92
39.   LAW AND LANGUAGE                                        93
40.   JURISDICTION                                            93



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                                       1


THIS AGREEMENT is made on May, 2000

BETWEEN

(1) FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH as borrower ("HOLDINGS" or the "BORROWER"");

(2) FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH as guarantor ("FIRSTMARK DEUTSCHLAND");

(3)  DEUTSCHE BANK AG as arranger and fronting bank (the "ARRANGER")

(4)  DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the "AGENT");

(5)  DEUTSCHE BANK LUXEMBOURG S.A. as security agent (the "SECURITY AGENT");

(6) EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1 (each a "LENDER") as a lender.

IT IS AGREED as follows:

                                     PART 1
                         DEFINITIONS AND INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement the following definitions apply unless the context requires otherwise.

     "ADVANCE" means, except as otherwise provided in this Agreement, an advance (as from time to time reduced by repayment pursuant to this Agreement) (including, for the avoidance of doubt, any Fronting Advance) made or to be made by the Lenders under this Agreement.

     "AFFILIATE" means, with respect to any person, any other person which controls, is under the control of, or is under common control with such person. For the purposes of the foregoing, "CONTROL" of a person by another means that that other (whether alone or with others and whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the board of directors or other governing body of that person or of any other person which controls that person or otherwise controls or has the power to control the affairs and policies of that person or of any other person which controls that person.

     "AGREED FORM" in relation to any contract not yet entered into on the date of this Agreement means the form of that contract, in form and substance satisfactory to, and containing such provisions as may be requested by, the Agent and the Lenders (acting reasonably), which is entered into after the date of this Agreement.


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                                       2


     "ANNUAL BUDGET" means the financial budget of the Borrower and each other Relevant Company in the form delivered to the Agent from time to time pursuant to the provisions of Clause 20.5.

     "ANNUALISED EBITDA" means:

     (i) as at any date prior to the Annualised EBITDA Change Date, the aggregate amount of EBITDA in respect of the latest period of three consecutive months shown by the Latest Financial Statements, multiplied by 4; and

     (ii) as at any date on or after the Annualised EBITDA Change Date, EBITDA in respect of the latest period of six consecutive months shown by the Latest Financial Statements, multiplied by 2.

     "ANNUALISED EBITDA CHANGE DATE" means the last day of two consecutive Quarters in respect of which the Borrower has delivered to the Agent pursuant to Clause 20.2 two sets of quarterly statements which show that the Borrower was in receipt of payments from one or more users of the Network during both financial quarters to which the quarterly statements relate.

     "ANNUALISED REVENUE" means as at any date four times the aggregate consolidated operating revenue of the Relevant Companies for the financial quarter most recently ended, or as the case may be the immediately preceding three months, as shown by the Latest Financial Statements.

     "AUDITOR" means Arthur Andersen or another firm of internationally recognised independent auditors.

     "AUDITOR'S COMPLIANCE CERTIFICATE" means an auditor's certificate (WIRTSCHAFTSPRUFERBESTATIGUNG) substantially in the form set out in Part 2 of Schedule 5.

     "AVAILABLE COMMITMENT" of a Lender means, in respect of a Facility at any time, the Lender's Commitment in respect of such Facility less the Lender's participation at such time in the Loan in respect of such Facility.


     "AVAILABLE FACILITY" means, in respect of a Facility at any time, the aggregate amount of the Commitments in respect of such Facility less the Loan in respect of such Facility at such time.

     "AVAILABILITY PERIOD" means each of the Tranche A Availability Period, the Tranche B Availability Period, the Tranche C Availability Period and the Tranche D Availability Period.

     "BASEL PAPER" means the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basel Committee on Lending Regulations and Supervision, as amended in November 1991.

     "BENEFICIARY" means each of the Agent, the Security Agent and each Lender.


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                                        3


     "BGB" means BURGERLICHES GESETZBUCH (German Civil Code)

     "BORROWER" means Firstmark Communications Deutschland Holdings GmbH, the first party to this Agreement.

     "BUSINESS" means the delivery of broadband telecommunication services in Germany through the construction of a wireless local loop network (based on point-to-multipoint technology) and the construction or long-term leasing of point-to-point radio links as well as capacity on metropolitan area network and fibre-optic backbone systems, operated in conjunction with other forms of complementary technology (such as digital subscriber lines) deemed appropriate from time to time for reasons of financial or technical advantages, including the provision of voice, data and internet services by or on behalf of FirstMark Deutschland and the Borrower.

     "BUSINESS DAY" means (a) in relation to any day other than a date for the payment or purchase of, or rate fixing relating to, Euro, a day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg, London and Frankfurt am Main; and (b) in relation to any date for payment or purchase of, or rate fixing relating to, Euro, a TARGET Day.

     "BUSINESS PLAN" means the Original Business Plan as updated from time to time pursuant to Clause 20.6.

     "CAPITAL ADEQUACY REQUIREMENT" means a regulation relating to the maintenance of capital, reserves or liquidity ratios or the making of any special deposits, including one which makes any change to, or is based on any alteration in, the interpretation of the Basel Paper or which increases the amounts of capital, reserves, liquidity ratios or special deposits required, other than a request or requirement made by way of implementation of the Basel Paper in the manner in which it is being implemented at the date of this Agreement.

     "CAPITAL EXPENDITURE" means any expenditure accounted for as capital expenditure according to generally accepted accounting principles.

     "COMMITMENT" means, in relation to any Lender and in respect of any Facility, the relevant amount set out opposite the Lender's name in
     Schedule 1, as permanently reduced or cancelled under this Agreement.

     "CONTRIBUTED EQUITY" means, at any time, the aggregate amount (but without double counting) of:

     (a) fully paid up ordinary issued share capital of the Relevant Companies, valuing any payment in kind for such share capital in accordance with applicable legal requirements and generally accepted accounting principles, or in default of such requirements or principles, as valued by the Auditor;

     (b) Subordinated Debt outstanding between the Borrower and the Parent Company; and


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                                       4


     (c) accumulated realised profits of the Relevant Companies which would otherwise be available for distribution according to generally accepted accounting principles,

     in each case as shown as equity by the Latest Financial Statements.

     "CONVERSION AMOUNT" has the meaning given to that term in Clause 5.4(B).

     "CORE NETWORK CONTRACT" means the contract in Agreed Form to be entered into between Nortel Networks plc and FirstMark Deutschland relating to the supply of the equipment, software and services referred to therein to or for FirstMark Deutschland.

     "DEBT SERVICE" means, in respect of any period, total agency fees and costs, commitment commission, interest payable on any debt outstanding and other financial charges, and repayments of principal and payments of other sums in respect of any Financial Indebtedness of the Borrower payable by the Borrower in respect of such period (but not including any such payments in respect of any Subordinated Debt).

     "DERIVATIVE ASSETS" means in relation to any Investments all stocks, shares, warrants or other securities, rights, dividends, moneys, interest or other property whether of a capital or income nature accruing, offered, issued or deriving at any time (whether by way of dividend, bonus, redemption, exchange, purchase, substitution, conversion, consolidation, subdivision, preference, option or otherwise) attributable to those Investments or any Derivative Assets of those Investments.

     "DERIVATIVE TRANSACTION" means a forward rate agreement, interest rate swap, swaption, cap, floor or any transaction including any of these.

     "DRAWDOWN DATE" means the date on which an Advance is to be drawn down or a Fronting Guarantee issued under a Facility.

     "EBITDA" means, in respect of any period, the consolidated pre-tax profit of the Relevant Companies plus Interest Expense and accrued Interest Expense, depreciation and amortisation expenses (including amortisation of capitalised expenses) of the Relevant Companies as shown by the Latest Financial Statements in respect of, or during which, such period falls.

     "EMU LEGISLATION" means the legislative measures of the Council of the European Union providing for the introduction of, changeover to, or operation of, the Euro.

     "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, official action, official warning, abatement or other order (conditional or otherwise), relating to Environmental Matters and any official or formal notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law.

     "ENVIRONMENTAL LAWS" means all or any laws, statutes, regulations, treaties, codes of practice and judgments of any governmental authority or agency or any regulatory body relating to Environmental Matters applicable to or binding on any Relevant Company or any activities from time to time carried on by any Relevant Company or the occupation


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                                        5

     or use of any property owned, leased or occupied by any Relevant Company and "ENVIRONMENTAL LAW" means any of them.

     "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law in connection with the Business or any other activities from time to time carried on by any Relevant Company.

     "ENVIRONMENTAL MATTERS" means:

     (i) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any waste or any Relevant Substance;

     (ii) nuisance, noise, defective premises, electromagnetic interference and electromagnetic fields, health and safety at work or elsewhere; and

     (iii) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment (both natural and built).

     "EQUITY COMMITMENT UNDERTAKING" means the Agreement of even dateherewith between the Parent Company, the Borrower and the Lenders as well as the other parties thereto under which the Parent Company irrevocably agrees to make Equity Contributions (as defined in the Equity Commitment Undertaking) to the Borrower. "EURIBOR" means a rate per annum determined by the Agent and promptly notified to the Borrower and the Lenders. This rate will be applied to an outstanding amount for a particular period. It will be determined as follows:

     (A) "EURIBOR" will be the Screen Rate for deposits in Euro for that period. This rate will be determined at or about 11.00 a.m.(Brussels time) on the Rate Fixing Date relating to the first day of that period.

     (B) If there is no Screen Rate for Euro for the relevant period or the Agent determines that no rate for a period of comparable duration to the relevant period is provided by the Screen Rate, "EURIBOR" will be based on the rate at which deposits in Euro are offered by the Reference Banks for that period to prime banks in the European inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. Brussels time on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the arithmetic mean of these rates, rounded upwards to five decimal places. This will be "EURIBOR" for the period. If fewer than two Reference Banks provide the Agent with notifications for a particular period, this method of determining "EURIBOR" will not be used for that period and Clause 10 will apply instead.

     "EVENT OF DEFAULT" means each of the events specified in Clause 23.1.

     "EXCESS CASH FLOW" means, in respect of any period, an amount equal to the consolidated pre-tax profit of the Relevant Companies during that period


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                                        6


     plus the aggregate consolidated amount of depreciation, amortisation and other non-cash charges (including deferred interest) of the Relevant Companies in respect of that period plus the consolidated amount of the decrease in the Working Capital of the Relevant Companies during that period, or as the case may be minus the consolidated amount of the increase in the Working Capital of the Relevant Companies during that period minus the aggregate amount of Capital Expenditure incurred by the Relevant Companies during that period (to the extent not taken into account in calculating the pre-tax profit of the Relevant Companies)

     minus all non-cash credits included in establishing the net consolidated pre-tax profit of the Relevant Companies during that period minus all amounts paid or prepaid during that period pursuant to Clause 11 of this Agreement minus all amounts relating to tax actually paid or falling due for payment by a Relevant Company during that period,

     avoiding double-counting and to the extent possible all as specified in the Latest Financial Statements in respect of such period.

     "FACILITY" means each of the Tranche A1 Facility, the Tranche A2 Facility, the Tranche A3 Facility, the Tranche B Facility, the Tranche C Facility and the Tranche D Facility.

     "FACILITY DOCUMENT" means each of:

     (a)  this Agreement;

     (b)  each Security Document;

     (c)  the Intercreditor Agreement;

     (d)  the Subordination Agreement;

     (e)  the Equity Commitment Undertaking; and

     (f) any other agreement or document agreed by the Agent and the Borrower to be a "FACILITY DOCUMENT" or which is entered into or provided under, or for the purpose of amending or novating, any of the above.

     "FACILITY OFFICE" means, in relation to any Beneficiary, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

     "FINAL REPAYMENT DATE" means the day upon which the last repayment of the Tranche B Loan and the last repayment of the Tranche C Loan is required under this Agreement to be made.

     "FINANCIAL INDEBTEDNESS" means any indebtedness (calculated without any double counting) in respect of:


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                                       7


     (i)  money borrowed;

     (ii) amounts raised by acceptance under any acceptance credit facility;

     (iii) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar debt instruments;

     (iv) accounts payable in the ordinary course of business which have been outstanding for more than 90 days since the due date;

     (v) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with current accounting practice, be treated as finance or capital leases;

     (vi) the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 90 days in order to raise finance or to finance the acquisition of those assets or services;

     (vii) the amount of any liability (whether actual or contingent, future or present) in respect of any guarantee or indemnity in respect of the above;

     (viii) the net liability (if any) (calculated according to usual market practice) in respect of any foreign exchange contract (other than a spot foreign exchange transaction), currency swap, option or future contract, any interest rate swap, floor cap, collar forward rate agreement, interest rate futures contract and any similar arrangements other than, for the avoidance of doubt, interest rate options, caps or similar instruments for hedging purposes provided that no Borrower has any indebtedness or financial obligation to any person as a result, other than a transaction premium or fee payable on ordinary commercial terms in the ordinary course of business; and

     (ix) amounts raised under any other transaction (including any forward sale or purchase agreement) having the commercial and accounting effect of a borrowing (otherwise than by the issue of non-redeemable share capital).

     "FIRST ADVANCE DATE" means the date upon which the first Advance is made under this Agreement.

     "FIRSTMARK DEUTSCHLAND" means FirstMark Communications Deutschland GmbH, the second party to this Agreement.

     "FMC" means Firstmark Communications International L.L.C., a limited liability company duly organised and existing under the laws of the U.S. state of Delaware.

     "FREQUENCY ALLOCATIONS" means each of (i) the allocations of frequency specified in a letter from the Borrower to the Agent dated on or about the date of this Agreement, and (ii) any other allocations of frequency granted to any Relevant Company in connection with the operation of the Network.


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                                        8


     "FRONTING ADVANCE" means a Tranche D Utilisation made by way of Advance by the Fronting Bank pursuant to Clause 6.4.

     "FRONTING BANK" means Deutsche Bank AG, acting through such branch or branches as may be agreed between the Borrower and Deutsche Bank AG or a bank or other financial institution (which may be a Lender) agreed in writing by the Borrower and the Lenders and which agrees at the Borrower's request to issue a Fronting Guarantee or make a Fronting Advance.

     "FRONTING GUARANTEE" means a Tranche D Utilisation made by way of issue of a guarantee issued by the Fronting Bank pursuant to Clause 6.5 in favour of a beneficiary nominated by the Borrower on such terms as are agreed between the Borrower, that beneficiary and the Fronting Bank.

     "FRONTING PROPORTION" in relation to any Lender at any time means the proportion which its Commitment at that time in relation to Tranche D bears to the total of the Commitments at that time in relation to Tranche D.

     "GERMANY" means the Federal Republic of Germany, and "GERMAN" shall be construed accordingly.


     "GROUP" means the Relevant Companies and the Parent Company and each Affiliate of each Relevant Company or the Parent Company.

     "GUARANTEED OBLIGATIONS" means:

     (A) all moneys, liabilities, obligations, undertakings and duties (whether actual or contingent) which are now or may at any time hereafter be due, owing, payable or required to be performed or undertaken, or expressed to be due, owing, payable, or required to be performed or undertaken, to or in favour of the Beneficiaries (or any one of them) from or by any Relevant Company under or in connection with the Loan (whether alone or with any other person, whether as principal or surety, whether upon any banking account or otherwise, and whether or not the Beneficiaries or any of them shall have been an original party to the relevant transaction);

     (B) all interest, costs, commissions, fees and other charges and expenses which any Beneficiary may charge against the Borrower pursuant to, and in accordance with, the terms of the Facility Documents; and

     (C) all legal and other costs, charges and expenses which any Beneficiary may reasonably incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any moneys, liabilities, charges and expenses referred to in paragraphs (A) and (B) of this definition.

     "GUARANTEE EXPIRY DATE" means in relation to a Fronting Guarantee, the date on which the liability of the Fronting Bank thereunder is reduced to zero in accordance with its terms.


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                                       9


     "HGB" means HANDELSGESETZBUCH (German commercial law).

     "INDEMNITY" means the indemnity in Clause 6.7, or in such other form as may be agreed by all the Lenders, in favour of the Fronting Bank in relation to Fronting Guarantees and Fronting Advances.

     "INDEMNITY ADVANCE" means an Advance made or to be made pursuant to a Tranche D Notice of Drawdown deemed to have been issued in accordance with Clause 6.7(E) or the principal amount outstanding for the time being of that Advance.

     "INDEMNITY AMOUNT" in relation to the Indemnity at any time means the amount which the Borrower is able to demonstrate to the satisfaction of the Agent is the maximum contingent liability for which the Lenders may be liable in respect of the Indemnity at any time after that date.

     "INFORMATION MEMORANDUM" means the Information Memorandum to be prepared pursuant to the Syndication Letter.

     "INSTRUCTING GROUP" means:

     (i) before the First Advance Date, a Lender or group of Lenders whose aggregate Available Commitments, in respect of all of the Facilities in which each such Lender participates, amount in total to more than 66 2/3 per cent of the aggregate of the Available Facilities; and

     (ii) after the First Advance Date, a Lender or group of Lenders to whom a total principal amount, in respect of all of the Facilities in which each such Lender participates, which is more than 66 2/3 per cent of the aggregate principal amount of the Tranche A Loan, the Tranche B Loan, the Tranche C Loan and the Tranche D Loan is (or, immediately prior to its repayment, was then) owed.

     "INTELLECTUAL PROPERTY RIGHTS" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the Business.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement in Agreed Form to be entered into between the Security Agent, the Agent, the Lenders, certain Suppliers and the Borrower.

     "INTEREST EXPENSE" means, in respect of any period, the amount calculated on the basis of the Latest Financial Statements for that period to be the sum of:

     (a) all interest and amounts in the nature of interest or of similar effect to interest paid or payable by the Borrower during that period including:

          (i) rentals (but not including payments of a capital nature) in respect of capitalised lease obligations;

          (ii) the face amount of bills of exchange or other financial instruments drawn, issued, endorsed or accepted by one or other Borrower less


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                                       10


               their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee; and

          (iii) all credit line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Financial Indebtedness; and

     (b) any amounts paid or payable during that period by the Borrower under any hedging arrangements,

     less the sum of:

     (c) all interest and amounts in the nature of interest which is received or receivable during that period by the Borrower from any person other than another Relevant Company including any interest on any credit balance in any bank account; and

     (d) any amounts received or receivable during that period by the Borrower (from any person other than another Relevant Company) under any interest rate hedging arrangements (if any).

     "INTEREST PAYMENT DATE" means the last day of each Interest Period.

     "INTEREST PERIOD" means, except as otherwise provided in this Agreement, an interest period for an Advance determined pursuant to Clause 8.1.

     "INVESTMENTS" means shares, stock and debentures (including debenture stock, loan stock, bonds, notes and certificates of deposit), warrants, options or other rights to subscribe for, purchase, call for delivery of or otherwise acquire shares, stock or debentures, all rights relating to shares, stock or debentures which are deposited with, or registered in the name of, any depository, custodian, nominee, clearing house or system, investment manager or other similar person whether or not on a fungible basis (including rights against any such person) and any other securities in, of or created by any person, in each case together with any Derivative Assets thereof.

     "INVOICE" means an invoice or demand for payment issued pursuant to, and in accordance with, a Supply Contract.

     "ISSUE DATE" means the date for the issue of an Indemnity as the same is specified in the relevant Indemnity Request.

     "LATEST FINANCIAL STATEMENTS" means, at any time, the most recent financial statements delivered to the Agent under Clauses 20.1, 20.2 or (if any) 20.3.

     "LENDER" means any financial institution named in Schedule 1 and each Transferee, in each case if such person has not wholly transferred its rights and obligations under this Agreement.

     "LEVERAGE RATIO" means the ratio referred to in Clause 21.1.


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                                       11


     "LITIGATION" has the meaning given to that term in Clause 20.11.

     "LICENCE" means each of (i) the Class 3 Licence No. 98030204 dated 3rd February, 2000 granted to FirstMark Deutschland allowing it to operate transmission lines for public telecommunications services, (ii) the Class 4 Licence No. 98040647 dated 3rd February, 2000 granted to FirstMark Deutschland allowing it to provide voice telephony services based on self-operated telecommunications networks, and (iii) any other telecommunication licences issued at any time for the purpose of the operation of the Network.

     "LOAN" means each of the Tranche A1 Loan, the Tranche A2 Loan, the Tranche A3 Loan, the Tranche B Loan, the Tranche C Loan and the Tranche D Loan.

     "LOCAL GUARANTEE" has the meaning given to that term in Clause 22.3.

     "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 12 (MANDATORY COST FORMULAE).

     "MARGIN" means:

     (A) in respect of an Advance under the Tranche A1 Facility, a rate of 2.87% per annum;

     (B) in respect of an Advance under the Tranche A2 Facility, a rate of 5.4% per annum;

     (C)  in respect of an Advance under the Tranche A3 Facility, a rate of
          3.50%

     (D) in respect of an Advance under the Tranche B Facility, the Tranche C Facility or the Tranche D Facility:

          (i)  if:

               (a)  EBITDA is negative; or

               (b) the Leverage Ratio on the last Ratio Calculation Date preceding the proposed Drawdown Date in respect of such Advance is more than or equal to 5:1, a rate of 3.50% per annum;

          (ii) if the Leverage Ratio on the last Ratio Calculation Date preceding the proposed Drawdown Date in respect of such Advance is less than 5:1 and more than or equal to 4:1, a rate of 2.75% per annum;

          (iii) if the Leverage Ratio on the last Ratio Calculation Date preceding the proposed Drawdown Date in respect of such Advance is less than 4:1 and more than or equal to 3:1, a rate of 2.00% per annum;

          (iv) if the Leverage Ratio on the last Ratio Calculation Date preceding the proposed Drawdown Date in respect of such Advance is less than 3:1 and more than or equal to 2:1, a rate of 1.50% per annum; and

          (v) if the Leverage Ratio on the last Ratio Calculation Date preceding he proposed Drawdown Date in respect of such Advance is less than 2:1, a rate of 1.25% per annum.

     "MATERIAL ADVERSE EFFECT" means:

     (i) a material adverse effect on the ability of (a) any Relevant Company to perform and comply with any of its material obligations under the Transaction Documents to which it is a party or (b) the Parent Company to perform and comply with any of its material obligations under the Equity Commitment Undertaking;

     (ii) a material adverse effect on the legality, binding nature, validity or enforceability of any Transaction Document (but not including the existence of a Reservation); or

     (iii) a material adverse effect on the Business, or the operations, assets or financial condition of the Relevant Companies (taken as a whole).

     "NECESSARY AUTHORISATIONS" means all approvals, authorisations and licences from, and all rights granted by and all filings, registrations and agreements with, any person (including any government or other regulatory authority) necessary for carrying on the Business from time to time.

     "NETWORK" means a broadband wireless access network in Germany based on point-to-multipoint technology, to be constructed and operated by FirstMark Deutschland in accordance with the Licences and the Frequency Allocations.

     "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
     Schedule 4.

     "OPTIONAL STATEMENTS" means financial statements (if any) delivered by the Borrower to the Agent under Clause 20.3.

     "ORIGINAL BUSINESS PLAN" means the business plan of the Relevant Companies in force on the date of this Agreement.

     "ORIGINAL FINANCIAL STATEMENTS" means the audited financial statements of FirstMark Deutschland and the Parent Company for the financial year ended 31st December, 1999.

     "PARENT COMPANY" means FirstMark Communications Europe S.A., a stock corporation incorporated in Luxembourg with registration number 65610.

     "PERMITTED DISTRIBUTION" means a dividend paid by the Borrower to the Parent Company, or a payment of interest or repayment of principal on Subordinated Debt of the Borrower paid by the Borrower to the lender thereof, which:

     (i) is paid after or at the same time as the first prepayment pursuant to Clause 12(A), and thereafter no more frequently than at intervals of six months;

     (ii) does not exceed an amount equal to 50% of the Excess Cash Flow for the immediately preceding six month period, as specified in the financial statements relating to that period as delivered to the Agent pursuant to Clause 20.

     "PERMITTED ENCUMBRANCE" means any encumbrance:

     (i) created or permitted under the Facility Documents or the PMP Contract as it exists on the date of this Agreement;

     (ii) which arises by operation of law and in the normal course of trading, including, without limitation, liens and rights of set off;

     (iii) any retention of title arrangements provided for in any Supply Contract which relate only to amounts payable under that Supply Contract;

     (iv) any other encumbrance provided that:

          (a) the amount secured by such encumbrance does not exceed Euro 50,000; and

          (b) the maximum aggregate amount secured by all such encumbrances does not exceed Euro 500,000;

     (v)  created with the consent of an Instructing Group; or

     (vi) any right of set-off, netting or combination of accounts agreed by any Relevant Company with its bankers in the ordinary course of the cash management arrangements of the Relevant Companies (but not including any other member of the Group).

     "PERMITTED INDEBTEDNESS" means Financial Indebtedness incurred or to be incurred by the Borrower:

     (i) under any Transaction Document provided that the amount of Financial Indebtedness which may be incurred under any Project Document is not increased at any time after the date of this Agreement;

     (ii) which is Subordinated Debt;

     (iii) with the written consent of the Lenders; or

     (iv) any other Financial Indebtedness incurred in the normal course of trading provided that the aggregate amount of such indebtedness does not exceed the greater at any time of (i) Euro 500,000 or (ii) two per cent. (2%) of the aggregate amount drawn and outstanding at that time under the Facilities.

     "PLEDGED ACCOUNT" means the account (numbered 6700134536) in the name of the Borrower with Deutsche Bank AG and secured in favour of the Beneficiaries and other third parties pursuant to the Security Documents, and any other account of the Borrower which is with Deutsche Bank AG secured on substantively the same terms together with the account (numbered 136801800) in the name of FirstMark Deutschland with Deutsche Bank AG and secured in favour of the Beneficiaries and other third parties pursuant to the Security Documents.

     "PMP CONTRACT" means the contract dated on or about the date of this Agreement between Siemens AG and FirstMark Deutschland relating to the supply of the equipment, software and services referred to therein by Siemens AG to or for FirstMark Deutschland.

     "POTENTIAL EVENT OF DEFAULT" means any event which with the giving of any notice, the lapse of time or both (in each case as prescribed thereby) would become an Event of Default.

     "PROCEEDINGS" has the meaning given in Clause 40.1.

     "PROJECT ASSETS" means all or any part of any business, undertaking, property, assets and revenues, present or future, wherever situate, which are related to, or are owned, leased, licensed or otherwise acquired or used by the Borrower for the purpose of the Business.

     "PROJECT DOCUMENTS" means each of those documents set out in Schedule 8.

     "PROPERTY" means, in respect of any Relevant Company, all right, title and interest which such Relevant Company has in any real property.

     "QUALIFYING BANK" means any bank in respect of which the Borrower will not under German law at the date hereof (or, in the case of a Transferee, the date of the Transfer Certificate) be obliged to make any withholding or deduction on account of tax from payments of interest made to such bank.

     "QUARTER" means each three month period expiring upon 31st March, 30th June, 30th September and 31st December.

     "RATE FIXING DATE" means the day two Business Days prior to (or in relation to a Fronting Advance the date of) the commencement of the relevant period but in relation to all Advances other than Fronting Advances, if two Business Days prior to the commencement of the relevant period ceases to be the date on which quotes for deposits in Euros for the relevant period are customarily taken in the European inter-bank market for delivery on a Drawdown Date, it will mean the day on which quotes for deposits in Euros for the relevant period are customarily taken in the European inter-bank market for delivery on a Drawdown Date.

     "RATIO CALCULATION DATE" means each date included in the table in Schedule
     9.

     "REFERENCE BANKS" means Deutsche Bank Luxembourg S.A., and/or such other bank or banks as may from time to time be agreed between the Borrower and the Agent.

     "RELEVANT COMPANY" means the Borrower and each subsidiary (if any) of the Borrower from time to time.

     "RELEVANT SUBSTANCE" means any substance or any Property of any Relevant Company (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) utilised or present within any Property of any Relevant Company or on or affecting the Project Assets which is capable of causing harm to man or any other living organism supported by the environment (both natural and built), or damaging the environment (both natural and built) or public health or welfare.

     "RESERVATION" means a qualification or reservation stated in a legal opinion delivered to the Agent pursuant to Clause 7.

     "ROLLOVER ADVANCE" means a Fronting Advance:

     (a) made or to be made on the same day that a maturing Fronting Advance is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Fronting Advance; and

     (c) made or to be made to the Borrower for the purpose of refinancing a maturing Fronting Advance.

     "SERVICE LEVEL AGREEMENT" means the agreement in Agreed Form between the Borrower and FirstMark Deutschland pursuant to which FirstMark Deutschland shall make the Network available to the Borrower on the terms stated therein.

     "SCREEN RATE" means the rate shown on Reuters page EURIBOR, currently being page EURIBOR01, or the rate shown on such alternative page or source of screen rate as the Agent may nominate (applying customary market practice (if any) at this time) if this page ceases to display averages of rates for inter-bank Euro deposits in the European interbank market.

     "SECURITY DOCUMENTS" means each of the documents listed in Schedule 7 and any other agreement, deed or document from time to time executed in favour of the Beneficiaries (or any of them) for the purpose of securing all or any of the obligations of either or both of the Parent Company and the Borrower under the Facility Documents as agreed by the Borrower.

     "SUBORDINATED DEBT" means any Financial Indebtedness subordinated on the terms of the Subordination Agreement, or otherwise permitted under the Facility Documents and subordinated on terms satisfactory to the Lenders.

     "SUBORDINATION AGREEMENT" means a subordination agreement in the Agreed Form to be entered into between the Security Agent and the provider of any Subordinated Debt as well as the other parties thereto.

     "SUBSCRIBER" means a customer of the Borrower in relation to the use of part of the Network.

     "SUPPLIER" means the counterparty to each Supply Contract.

     "SUPPLY CONTRACTS" means each of (i) the PMP Contract; (ii) the Core Network Contract; and (iii) any other contract entered into by FirstMark Deutschland for the supply of equipment, software and services which are material for the operation of the Business and "SUPPLY CONTRACT" shall be construed accordingly.

     "SYNDICATION" means the process of syndication by the Lenders (as at the date of this Agreement) of their rights, interests and obligations under the Facilities.

     "SYNDICATION DATE" has the meaning given to that term in the Syndication Letter.

     "SYNDICATION LETTER" means the letter of even date herewith from the Lenders and the Arranger to the Borrower, FirstMark Deutschland and the Parent Company, relating to the primary syndication of the Facilities.

     "TARGET DAY" means a day on which the Trans-European Automated Real time Gross settlement Express Transfer system (TARGET) is open.

     "TAX CREDIT" means a credit against, relief or remission for, or repayment of any tax.

     "TAX PAYMENT" means an increased payment made by the Borrower to a Beneficiary under Clause 14.1 or a payment under Clause 14.2.

     "TELECOMMUNICATION LAWS" means the German Telecommunications Act of July 1996 as amended and all other laws, statutes, regulations and judgements relating to telecommunications applicable to any Relevant Company and/or the business carried on by any Relevant Company.

     "TOTAL FACILITY AMOUNT" means the aggregate Commitments of the Lenders, being an amount equal to Euro 480,000,000, subject to any cancellation pursuant to the terms of this Agreement.

     "TOTAL INDEBTEDNESS" means, at any time, the total consolidated Financial Indebtedness of the Borrower and the other Relevant Companies at that time as shown by the Latest Financial Statements, less any Subordinated Debt which would otherwise be included.

     "TRADEMARK" means each trademark specified in Schedule 11.

     "TRANCHE A AVAILABILITY PERIOD" means the period commencing on the Tranche A Financial Completion Date and ending on (but not including) the date falling 24 months after the date of this Agreement.

     "TRANCHE A FINANCIAL COMPLETION DATE" means the date upon which the Agent (acting reasonably) confirms in writing to the Borrower and the Lenders that it has received or satisfied itself as to, or waived in writing, all of the documents, evidence and other matters stated in Schedule 3 and that each is in form and substance satisfactory to the Agent (acting reasonably).

     "TRANCHE A FACILITY" means each of the Tranche A1 Facility, the Tranche A2 Facility and the Tranche A3 Facility.

     "TRANCHE A1 FACILITY" means the loan facility provided under Clause 3.1.

     "TRANCHE A2 FACILITY" means the loan facility provided under Clause 3.2.

     "TRANCHE A3 FACILITY" means the loan facility provided under Clause 3.3.

     "TRANCHE A1 LOAN" means, at any time, the principal amount borrowed and not repaid or prepaid under the Tranche A1 Facility.

     "TRANCHE A2 LOAN" means, at any time, the principal amount borrowed and not repaid or prepaid under the Tranche A2 Facility.

     "TRANCHE A3 LOAN" means, at any time, the principal amount borrowed and not repaid or prepaid under the Tranche A3 Facility.

     "TRANCHE A LOAN" means, at any time, the aggregate amount of the Tranche A1 Loan; the Tranche A2 Loan and the Tranche A3 Loan.

     "TRANCHE B AVAILABILITY PERIOD" means the period commencing upon the Tranche B Financial Completion Date and ending upon (but not including) the earlier of (i) the date falling 24 months after the Tranche B Financial Completion Date, and (ii) 48 months after the date of this Agreement.

     "TRANCHE B FACILITY" means the loan facility provided under Clause 4.

     "TRANCHE B FINANCIAL COMPLETION DATE" means the date upon which the Agent (acting reasonably) confirms in writing to the Borrower and the Lenders that each of the conditions specified in Clause 4.3(A) have been satisfied or waived in writing in accordance with Clause 7.

     "TRANCHE B LOAN" means, at any time, the principal amount borrowed and not repaid or prepaid under the Tranche B Facility.

     "TRANCHE C AVAILABILITY PERIOD" means the period commencing upon the Tranche C & D Financial Completion Date and ending upon (but not including) the earlier of (i) the date falling 18 months after the Tranche C & D Financial Completion Date, and (ii) 60 months after date of this Agreement.

     "TRANCHE C FACILITY" means the loan facility provided under Clause 5.

     "TRANCHE C & D FINANCIAL COMPLETION DATE" means the date upon which the Agent (acting reasonably) confirms in writing to the Borrower and the Lenders that each of the conditions specified by Clause 5.3(A) have been satisfied or waived in writing in accordance with Clause 7.

     "TRANCHE C LOAN" means, at any time, the principal amount borrowed and not repaid or prepaid under the Tranche C Facility.

     "TRANCHE D AVAILABILITY PERIOD" means the period commencing upon the Tranche C & D Financial Completion Date and ending upon the Business Day preceding the Final Repayment Date.

     "TRANCHE D FACILITY" means the loan facility provided under Clause 6.

     "TRANCHE D LOAN" means at any time the aggregate (avoiding double-counting) of (a) the principal amount borrowed and not repaid or prepaid under the Tranche D Facility and (b) the Indemnity Amount at that time.

     "TRANCHE D UTILISATION" means a utilisation of Tranche D by way of a Fronting Advance or a Fronting Guarantee.

     "TRANSACTION DOCUMENTS" means the Facility Documents and the Project Documents, and "TRANSACTION DOCUMENT" shall mean any of them.

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 signed by a Lender and a Transferee whereby:

     (i) the Lender transfers to the Transferee all or a part of the Lender's rights, benefits and obligations under this Agreement as contemplated in Clause 32.5; and

     (ii) the Transferee undertakes to perform the obligations it will assume as a result of delivery of the certificate to the Agent as contemplated in Clause 32.5.

     "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to the Transfer Certificate.

     "TRANSFEREE" means a person to whom a Lender transfers all or part of that Lender's rights, benefits and obligations under this Agreement.

     "WORKING CAPITAL" means current assets (UMLAUFVERMOGEN within the meaning of Section 266 HGB and German GAAP) less current liabilities.

1.2  INTERPRETATION

     Any reference in this Agreement to:

     an "AGREED FORM" of a document means a form of the document initialled by the Agent and the Borrower (or by their respective agents) for the purposes of identification on or prior to the date of this Agreement;

     "CURRENT ACCOUNTING PRACTICE" and "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be construed to mean international accounting standards and accounting principles and practices applied by German law or otherwise generally accepted in Germany, consistently applied; "GERMAN GAAP" shall be construed to mean generally accepted accounting principles in Germany, consistently applied, and any reference to a German accounting term is to those principles and practices;

     an "ENCUMBRANCE" shall be construed as a reference to (a) a mortgage, charge, pledge, lien or other encumbrance, arrangement or agreement securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person or (c) any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect (including SICHERUNGSUBEREIGNUNG, SICHERUNGSABTRETUNG, EIGENTUMSVORBEHALT, PFANDRECHT, GRUNDPFANDRECHTE, TREUHANDVEREINBARUNG, NIE BRAUCH);

     the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted on the relevant Reuters page at or about 3.00 p.m. (London time) on the date for the purchase of the first currency with the second currency;

     the "AGENT", the "SECURITY AGENT" or "LENDER" shall be construed so as to include their respective successors, Transferees and assigns in accordance with their respective interests;

     a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     anything after the words "INCLUDE", "INCLUDES" or "INCLUDING" does not limit what else might be included;

     "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that, where that period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding the calendar month in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day Provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "MONTHS" shall be construed accordingly);

     "PARTICIPATING MEMBER STATES" shall be construed as those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in the EMU Legislation;

     a "PERSON" shall be construed as a reference to any individual, firm, company, corporation, trust, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of them;

     "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form);

     a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

     (A) which is under the control, directly or indirectly, of the first-mentioned company or corporation;

     (B) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

     (C) which is a subsidiary of another subsidiary of the first-mentioned company or corporation,

     and, for these purposes, a "CONTROL" shall have the same meaning as in the definition of "Affiliate";

     "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "VAT" shall be construed as a reference to value added tax (UMSATZSTEUER) including any similar tax which may be imposed in its place from time to time;

     a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and/or that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

     the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which the company or corporation is incorporated or any jurisdiction in which the company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3  CURRENCY SYMBOLS

     "EURO" means the single currency of the participating member states in the third stage of the European economic and monetary union, "EURO UNIT" means a unit of the Euro as defined in the EMU Legislation, and "NATIONAL CURRENCY UNIT" or "NCU" means a unit of the Euro (other than the Euro unit) as defined in EMU Legislation.

1.4  DOCUMENTS AND STATUTES

     Any reference in this Agreement to:

     (A) this Agreement, a Project Document, a Facility Document, a Licence, any licence, consent or other agreement or document shall be construed as a reference to them as they may have been, or may from time to time be, amended, varied, reissued, replaced, novated or supplemented; and

     (B) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.5  HEADINGS

     Clause, Part and Schedule headings are for ease of reference only.

1.6  RIGHTS AND OBLIGATIONS SEVERAL

     The rights and obligations of each Lender under this Agreement are several. The failure by a Lender to perform its obligations under this Agreement shall not affect the obligations of the Borrower towards any other party to this Agreement nor shall any other party be liable for the failure by any Lender to perform its obligations under this Agreement.

1.7  MISCELLANEOUS

     All defined terms shall apply to both the singular and plural forms of such terms.

                                     PART 2

                                 THE FACILITIES

2.     GRANT OF THE FACILITIES

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a multi-tranche senior facility in the Total Facility Amount, and comprising the Tranche A1 Facility, the Tranche A2 Facility, the Tranche A3 Facility, the Tranche B Facility, the Tranche C Facility and the Tranche D Facility.

3.     THE TRANCHE A FACILITIES 3.1 GRANT OF THE TRANCHE A1 FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro term loan facility in a total principal amount equal to Euro 75,000,000.

3.2    GRANT OF THE TRANCHE A2 FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro term loan facility in a total principal amount equal to Euro 25,000,000.

3.3    GRANT OF THE TRANCHE A3 FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro term loan facility in a total principal amount equal to Euro 35,000,000.

3.4    PURPOSE AND APPLICATION

       (A) Subject to Clause 3.6, the Borrower may draw Advances under each of the Tranche A1 Facility and the Tranche A2 Facility and shall use the proceeds of such Advances solely for the purpose of paying amounts payable (including VAT) in respect of Invoices issued pursuant to the PMP Contract; and

       (B) the Borrower may draw Advances under the Tranche A3 Facility and shall use the proceeds of such Advances solely for the purpose of paying amounts payable (including VAT) in respect of Invoices issued pursuant to the Core Network Contract.

3.5    AVAILABILITY

       (A) The obligation of each Lender under this Agreement and the right of the Borrower to give any Tranche A Notice of Drawdown are subject to the condition precedent that the Tranche A Financial Completion Date has occurred.

       (B) Subject to Clauses 3.5(A), 3.6 and 7, the Borrower may draw Advances under the Tranche A Facilities at any time during the Tranche A Availability Period.

3.6    PRO RATA DRAWINGS

       Any amount drawn down by the Borrower pursuant to the Tranche A1 Facility and the Tranche A2 Facility must be drawn down pro rata between such Facilities.

4.     THE TRANCHE B FACILITY

4.1    GRANT OF THE FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro term loan facility in a total principal amount equal to Euro 85,000,000.

4.2    PURPOSE AND APPLICATION

       The Borrower may draw Advances under the Tranche B Facility and use the proceeds of such Advances solely for the purpose of funding Capital Expenditure of FirstMark Deutschland for the purposes of the installation and operation of the Network.

4.3    AVAILABILITY

       (A) The obligation of each Lender under this Agreement and the right of the Borrower to give any Tranche B Notice of Drawdown are subject to the conditions precedent that the Agent has confirmed to the Borrower and the Lenders:

              (i)    that the Tranche A Financial Completion Date occurred; and

              (ii) that it is satisfied (acting reasonably) that the Annualised Revenue is no less than Euro 40,000,000.

       (B) Subject to clause 4.1, the maximum amount of the Tranche B Facility available for drawing on a Tranche B Notice of Drawdown date shall be equal to 75 per cent. of the then Annualised Revenue.

       (C) Subject to Clauses 4.3(A), 4.3(B) and 7, the Borrower may draw Advances under the Tranche B Facility at any time during the Tranche B Availability Period.

5.     THE TRANCHE C FACILITY

5.1    GRANT OF THE FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro term loan facility in a total principal amount equal to Euro 195,000,000.

5.2    PURPOSES AND APPLICATION

       The Borrower may draw Advances under the Tranche C Facility and shall use the proceeds of such Advances solely for the purposes of (i) converting amounts outstanding under the Tranche A Facility pursuant to Clause 5.4, and (ii) funding Capital Expenditure of FirstMark Deutschland for the purposes of the installation and operation of the Network.

5.3    AVAILABILITY

       (A) The obligation of each Lender under this Agreement and the right of the Borrower to give any Tranche C Notice of Drawdown are subject to the condition precedent that the Tranche A Financial Completion Date has occurred.

       (B) No amount may be drawn under the Tranche C Facility if the amount remaining to be drawn under the Tranche C Facility after the making of such Advance would be less than the amount of the Tranche A Loan at such time (less an amount equal to the extent that the Tranche A Loan is to be converted in accordance with Clause 5.4 out of the proceeds of such Advance).

       (C) Until the Tranche A Loan is converted in full in accordance with Clause 5.4, no more than Euro 5 million may be drawn under the Tranche C Facility during any calendar month in order to fund Capital Expenditure.

       (D) Any amount available to be drawn under the Tranche C Facility as at the end of each calendar month shall to the extent that it is not then drawn in order to fund Capital Expenditure be applied in conversion of the Tranche A Loan pursuant to Clause 5.4.

       (E) Subject to clause 5.1, the maximum aggregate amount of the Tranche C Facility and Tranche D Facility available for drawing on a Tranche C Notice of Drawdown date shall be equal to the amount by which Annualised EBITDA (calculated always in accordance with paragraph (i) of the definition of that term) on that date multiplied by 5 exceeds Total Indebtedness after deducting the Tranche A Loan.

       (F) Subject to the rest of this Clause 5.3 and Clause 7, the Borrower may draw Advances under the Tranche C Facility at any time during the Tranche C Availability Period.

5.4    CONVERSION OF TRANCHE A

       (A) On the date (each a "Conversion Date") which is the last day by which Quarterly Statements are required to be delivered by the Borrower to the Agent pursuant to Clause 20.2 and on which any of the Tranche C Facility is available for drawing, the Borrower shall subject to (B), be deemed to have submitted a Notice of Drawdown in respect of Tranche C in the amount of the Conversion Amount which shall be immediately applied in repayment of the Tranche A Loan. Each such conversion of the Tranche A Loan into the Tranche C Loan shall for the purposes of this Agreement take place on the applicable Conversion Date.

       (B) The amount of Tranche C Facility required to be applied in repayment of the Tranche A Loan pursuant to (A) (the "Conversion Amount") on a Conversion Date shall be the amount of the Tranche C Facility available in accordance with Clause 5.3 on the Conversion Date less any amount which is the subject of a valid Notice of Drawdown in respect of Tranche C , in respect of which Notice of Drawdown no Advance has been made.

       (C) Unless otherwise agreed between the Borrower and the Lenders any conversion of the Tranche A Loan pursuant to this Clause 5.4 shall be applied first to convert each of the Tranche A1 Loan and the Tranche A3 Loan pro rata, second to cancel the Commitments in respect of each such Loan pro rata, third to convert the Tranche A2 Loan, and fourth to cancel the Commitments in respect of the Tranche A2 Loan, in each case rateably between the Lenders.

       (D) Notwithstanding the deemed borrowing and repayment effected pursuant to paragraph (A) above it is acknowledged that no payments will on a conversion from Tranche A to Tranche C be made by the Borrower or Lender pursuant to paragraph (A).

6.     THE TRANCHE D FACILITY

6.1    GRANT OF THE FACILITY

       The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a senior secured Euro revolving loan facility in a total principal amount equal to Euro 65,000,000.

6.2    PURPOSE AND APPLICATION

       The Borrower may draw Fronting Advances and Fronting Guarantees under the Tranche D Facility and shall use the proceeds of the Tranche D Facility solely as working capital in connection with, and to support the ongoing bank guarantee requirements, of the Business.

6.3    AVAILABILITY

       (A) The obligation of each Lender under this agreement and the right of the Borrower to give any Tranche D Notice of Drawdown are subject to the conditions precedent that the Agent has confirmed to the Borrower (i) that the Tranche A Financial Completion Date has occurred and (ii) the Tranche A Loan has been converted in full pursuant to Clause 5.4.

       (B) Subject to the rest of this Clause 6.3 and Clause 7, the Borrower may draw Tranche D Utilisations at any time during the Tranche D Availability Period, and any Fronting Advance which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.

       (C) Subject to clause 6.1, the maximum amount of the Tranche C Facility and the Tranche D Facility available for drawing on a Tranche D Notice of Drawdown date shall be equal to the amount by which Annualised EBITDA (calculated always in accordance with paragraph (i) of the definition of that term) on that date multiplied by 5 exceeds the Total Indebtedness after deducting the Tranche A Loan.

6.4    FRONTING ADVANCES

       The Borrower may, subject to clause 6.3, require that a Tranche D Utilisation be made by the Fronting Bank by way of a Fronting Advance. Each request for such a Fronting Advance shall be made to the Fronting Bank by way of the issue of a Tranche D Notice of Drawdown. A copy of each such Tranche D Notice of Drawdown shall be sent to the Agent. All conditions of this Agreement applicable to Advances shall apply to any such Tranche D Notice of Drawdown and each Fronting Advance made pursuant to it, save that:

       (A)    the Fronting Advance shall be made solely by the Fronting Bank;
              and

       (B) the voting rights of the Lenders in relation to the Fronting Advance shall be exercised by the Lenders in their respective Fronting Proportions from time to time; and

       (C) the interest and fee provisions specified in Clauses 9.3 and 9.4 shall apply.

6.5    FRONTING GUARANTEES

       The Borrower may, subject to clause 6.3, require the Fronting Bank to issue a Fronting Guarantee. Each such request shall be made to the Fronting Bank by way of the issue of a Tranche D Notice of Drawdown which complies with clause 6.6. A copy of each such Tranche D Notice of Drawdown shall be sent to the Agent. The maximum aggregate Indemnity Amount in relation to all Fronting Guarantees outstanding at any time shall not exceed Euro 25,000,000 (twenty five million Euro).

6.6    NOTICE OF DRAWDOWN - FRONTING GUARANTEE

       Each Notice of Drawdown in respect of a Fronting Guarantee must specify:

       (A) the Guarantee Expiry Date of the Fronting Guarantee (being a date falling on a Business Day which is on or before the Final Repayment Date);

       (B)    the name and address of the beneficiary;

       (C)    the beneficiary's receiving bank account;

       (D) instructions for delivery of the Fronting Guarantee to the beneficiary; and

       (E)    details of the liabilities secured by the Fronting Guarantee,

       and must attach an execution copy of the Fronting Guarantee to be issued.

6.7    INDEMNITY FROM THE BORROWER FOR FRONTING ADVANCES AND FRONTING GUARANTEES

       (A)    The Borrower unconditionally and irrevocably:

              (i) undertakes to reimburse the Fronting Bank on demand the amount required to satisfy any amount demanded under a Fronting Guarantee in the currency of the Fronting Guarantee, together with interest at the rate specified in Clause 24.1 from the date such payment is made by the Fronting Bank until the date of reimbursement in full by the Borrower or the date the Fronting Bank receives the proceeds of the relevant Indemnity Advance pursuant to Clause 6.7 (E);

              (ii) undertakes to indemnify the Fronting Bank and each Lender on demand from and against any cost, loss, liability, demand or claim which they may suffer or incur under or in connection with a Guarantee or the Indemnity; and

              (iii) agrees that this Clause 6.7(A) shall apply in respect of amounts paid under any demand under a Fronting Guarantee without regard to the sufficiency, accuracy or genuineness of any demand (or related document), any incapacity or limitation on the powers of any person signing or issuing any demand or related document or any other condition.

       (B) The indemnity of the Borrower in Clause 6.7 (A) shall be a continuing security and will remain in full force and effect until such time as all amounts to which it is expressed to relate have been paid in full. The indemnity of the Borrower in Clause 6.7 (A) is additional to and not instead of any security or other guarantee or indemnity at any time existing in favour of any person. Any settlement or discharge of any claim under this indemnity shall be conditional upon no payment made under the indemnity being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

       (C) Neither the obligations arising under the indemnity of the Borrower contained in Clause 6.7(A), nor the rights, powers and remedies conferred on the Beneficiaries under this Agreement or by law shall be impaired by any circumstances which but for this provision would impair such obligations or rights, powers and remedies including:

              (i) any time or indulgence or waiver given to, or composition made with the Borrower or any other person;

              (ii) any amendment, variation or modification to, or replacement of a Fronting Guarantee or any Facility Document;

              (iii) the taking, variation, compromise, renewal or release or refusal or neglect to perfect or enforce any right, remedies or securities against the Borrower or any other person;

              (iv) any other guarantee, indemnity, charge or other security or right or remedy held by or available to the Fronting Bank, the Agent or any Lender being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Fronting Bank from time to time dealing with, exchanging, varying, realising, releasing or failing to perfect or enforce any of the same;

              (v) the winding-up, dissolution, administration or re-organisation of a Beneficiary or any other person or any change in its status, function, control or ownership; and

              (vi) any other act, omission, circumstance, matter or thing which but for this provision might operate to impair the indemnity of the Borrower contained in Clause 6.7 (A) or any of the rights, powers and remedies conferred on the Beneficiaries under this Agreement or by law.

       (D) The Borrower shall not by virtue of any payment made under its indemnity contained in Clause 6.7 (A) claim any right or subrogation contribution or indemnity against any person for so long as any sum remains payable or capable of becoming payable under this Agreement or any of the other Facility Documents.

       (E) If the Borrower fails to make any payment demanded under Clause 6.7(A)(i), or to repay any Fronting Advance, in each case when due, the Borrower shall automatically be deemed to have issued on such due date a Tranche D Notice of Drawdown in an amount equal to the amount due under clause 6.7(A)(i), or as the case may be in repayment of the Fronting Advance. The Interest Period in respect of any such Advance under the Tranche D Facility shall be one month. The limitations specified in Clause 7.2 shall not apply to any such Advance but the other provisions of this Agreement shall apply as if such Tranche D Notice of Drawdown had been duly made by the Borrower.

       (F) The proceeds of any Indemnity Advance shall be applied towards payment of the Borrower's obligation to the Fronting Bank under Clause 6.7 (A)(i), or as the case may be to repay the Fronting Advance.

6.8    INDEMNITY FROM THE LENDERS FOR FRONTING ADVANCES AND FRONTING GUARANTEES

       Each Lender agrees, by way of continuing indemnity, to indemnify the Fronting Bank from and against any cost, loss, liability, demand or claim which the Fronting Bank may suffer or incur (including as a result of a default by the Borrower under Clause 6.7(A)) as a result of the issue of any Fronting Guarantee or the making of any Fronting Advance in that Lender's then Fronting Proportion of any such cost, loss, liability, demand or claim so incurred, save to the extent the Fronting Bank is otherwise reimbursed pursuant to Clause 6.7(A) or Clause 6.7(E).

7.     AVAILABILITY OF THE FACILITIES

7.1    NOTICES AND DEEMED NOTICES OF DRAWDOWN

       (A) Upon receipt of any Invoice FirstMark Deutschland shall notify the Borrower. If such Invoice is in respect of an amount to be financed under this Agreement the Borrower shall forward a Notice of Drawdown to the Agent for an Advance in a principal amount equal to the amount due under such Invoice (inclusive of VAT), and shall attach a copy of such Invoice to such Notice of Drawdown. If such Invoice is in dispute the Notice of Drawdown shall relate only to such amount thereof (if any) as is not in dispute. Each such Notice of Drawdown shall be forwarded to the Agent in sufficient time to ensure (taking into consideration the timing of the making of Advances) that payment of the relevant Invoice is made pursuant to this Clause 7.1 (A) on or before the latest date for payment thereof specified in the Supply Contract under which the Invoice has been issued. Each such Notice of Drawdown shall be countersigned on behalf of FirstMark Deutschland. Subject to Clause 7.1(C), following receipt of any such Notice of Drawdown, and upon the making of the relevant Advance, the Agent shall, on behalf of FirstMark Deutschland directly pay such proceeds to the relevant Supplier to the account specified in the Invoice, in payment of the Invoice (inclusive of VAT) in respect of which the Notice of Drawdown was made. The Agent shall request from the Supplier a confirmation in writing of receipt of such proceeds by the Supplier. If the Agent receives such a receipt it shall promptly forward a copy of it to the Borrower. The Borrower and FirstMark Deutschland by their execution of the relevant Notice of Drawdown shall consent to the requested Advance being paid directly to the relevant Supplier.

       (B) The Agent shall in the absence of express notice to the contrary be entitled to assume that any Invoice a copy of which is attached to any Notice of Drawdown has been validly and properly issued in accordance with the terms of the relevant Supply Contract. The Agent will have no liability in the event that it is determined that the Invoice was improperly issued and the Borrower's obligations to pay interest on and to repay any Advance made in respect of such Invoice will remain unaffected.

       (C) Upon payment of an Invoice from the proceeds of an Advance pursuant to (A), there shall be deemed to arise an amount of debt due from FirstMark Deutschland to the Borrower of an amount equal to the amount of such Invoice payment. Repayment of principal and payment of interest in respect of such debt may only be made from any future balance sheet profits (BILANZGEWINN) or liquidation surplus of FirstMark Deutschland, calculated in accordance with German GAAP

       (D) The maximum number of Advances outstanding at any time under this Agreement (unless consolidated in accordance with Clause 8.3) is 15 and the Lenders will not be obliged to make available any further funds under the Facilities until the number of Advances outstanding is less than 15.

       (E) Whenever the Borrower wishes to borrow under a Facility it will deliver a Notice of Drawdown to the Agent or, in relation to the Tranche D Facility, to the Fronting Bank as specified in Clause
              6.4 and Clause 6.5.

       (F) Any Drawdown Date specified in a Notice of Drawdown shall be no more than fifteen nor (i) in respect of an Advance under any of the Tranche A, B or C Facilities, less than three Business Days after the date of the Notice of Drawdown and (ii) in respect of an Advance under the Tranche D Facility, less than one Business Day after the date of the Notice of Drawdown. For the purposes of this Agreement any Notice of Drawdown received after 11.00 a.m. (Luxembourg time) by the Agent (or in relation to a Tranche D Notice of Drawdown after 11 a.m. (Luxembourg Time) by the Fronting
              Bank) shall be deemed to have been received by the Agent on the following Business Day.

7.2    CONDITIONS TO NOTICES OF DRAWDOWN

       An Advance will only be made by the Lenders to the Borrower if the Agent is satisfied (acting reasonably) that:

       (A) the Agent or, in relation to the Tranche D Facility, the Fronting Bank as specified in Clause 6.4 and Clause 6.5 has received a Notice of Drawdown from the Borrower and such Notice of Drawdown is given in accordance with the provisions of Clause 7.1;

       (B) the proposed amount of the Advance is equal to (i) in the case of an Advance which is to be used to pay an Invoice, a minimum of Euro 1,000,000 (one million Euro), or in any other case (ii) a minimum principal amount of Euro 5,000,000 (five million Euro) or
              (iii) if less in any case, the Available Facility at that time;

       (C) the interest rate applicable to the Advance during its first Interest Period would not be required to be determined pursuant to Clause 10;

       (D) the representations and warranties by each Relevant Company and the Parent Company in the Facility Documents to which it is a party and which are required to be repeated in respect of each Advance are true as at the date of the relevant Notice of Drawdown and the proposed Drawdown Date as though they had been made on those dates in respect of the facts and circumstances then subsisting;

       (E) no Event of Default or (in respect of all Advances other than a Rollover Advance) Potential Event of Default is subsisting at the date of the relevant Notice of Drawdown or the relevant Drawdown Date or will result from the provision of the Advance;

       (F)    if the Advance is to be drawn down under:

              (i) a Tranche A Facility, the proceeds of the Advance will be applied in accordance with Clause 3.4;

              (ii) the Tranche B Facility, the proceeds of the Advance will be applied in accordance with Clause 4.2;

              (iii) the Tranche C Facility, the proceeds of the Advance will be applied in accordance with Clause 5.2; and

              (iv) the Tranche D Facility, the proceeds of the Advance will be applied in accordance with Clause 6.2; and

       (G) following the provision of the proposed Advance the relevant Loan will not exceed the relevant Available Facility.

7.3    NOTICE TO LENDERS

       The Agent agrees to provide details of each requested Advance to each Lender. These details will be provided promptly following receipt by the Agent of the relevant Notice of Drawdown and include the amount of the Lender's participation in the Advance. In relation to Tranche D Utilisations these details will be provided in accordance with the procedure set out in Clause 9.5.

7.4    EACH LENDER'S PARTICIPATION

       Each Lender will participate through its Facility Office in each Advance made pursuant to Clause 7.2 in respect of any Facility in the proportion borne by its Available Commitment in respect of such Facility to the Available Facility in respect of such Facility immediately prior to the making of that Advance. In relation to Tranche D Utilisations such participation will be through the operation of Clause 6.6 and Clause 6.7. No Lender will be required to participate in an Advance if as a result the Lender's participation in the relevant Loan will exceed its Available Commitment in the relevant Facility.

7.5    ISSUE OF FRONTING GUARANTEES/MAKING OF FRONTING ADVANCES

       (a) If the conditions thereto which are set out in this Agreement are satisfied, the Fronting Bank shall make any Fronting Advance requested under Clause 6.4 in accordance with the other terms of this Agreement or issue any Fronting Guarantee requested under Clause 6.5 by delivery of such Fronting Guarantee to (or to the order of) the relevant beneficiary of such Fronting Guarantee, in each case on the relevant Drawdown Date.

       (b) The Fronting Bank shall not make any Fronting Advance nor issue any Fronting Guarantee at any time after receipt of notice from the Agent that an Event of Default has occurred, unless the Fronting Bank shall subsequently be notified by the Agent that such Event of Default has been waived or cured in accordance with the terms of this Agreement. Neither the Expiry Date nor the principal amount of any Fronting Guarantee nor the principal amount of any Fronting Advance may be amended without the prior consent of all Lenders.

7.6    DEMANDS UNDER FRONTING GUARANTEES

       (a) If the beneficiary of a Fronting Guarantee makes a demand under a Fronting Guarantee in accordance with its terms, the Fronting Bank shall promptly notify the Agent and the Borrower (and the Agent shall promptly notify each Lender) of the date by which the demand must be met, the amount of the demand and the details of the Fronting Bank's account to which payments under Clause 6 are to be made.

       (b)    The Borrower and the Lenders unconditionally and irrevocably:

              (i) authorise the Fronting Bank to pay any demand under and in accordance with a Fronting Guarantee on first request or demand being made without investigation by it or confirmation by the Borrower or any other person that the amounts so demanded are or were due, notwithstanding that the Borrower may dispute the validity of such request, demand or payment;

              (ii) agree that the Fronting Bank shall not be concerned with the legality of the claim or any underlying transactions or set-off, counterclaim or defence as between the Borrower and any other person; and

              (iii) agree that provided the demand on its face appears to be in accordance with the relevant Fronting Guarantee as between the Borrower, the Lenders and the Fronting Bank, the demand itself will be conclusive evidence that the demand has been properly made.

7.7    REDUCTION OF AVAILABLE COMMITMENT

       If a Lender's Available Commitment in respect of any Facility is reduced under this Agreement after the Agent has received the Notice of Drawdown for an Advance under such Facility, then the amount of that Advance shall be reduced accordingly.

7.8    NOTICE OF DRAWDOWN IRREVOCABLE

       Each Notice of Drawdown and the terms and conditions stated in it shall, on and from its receipt by the Agent, be irrevocable and binding on the Borrower.

7.9    CURRENCY OF ADVANCES

       Each Advance will be made in Euros.

                                     PART 3

                                    INTEREST

8.     INTEREST PERIODS

8.1    INTEREST PERIODS

       The period for which an Advance other than a Fronting Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding period. Each Fronting Advance will have one Interest Period only and shall be repaid at the end of that Interest Period.

8.2    DURATION OF INTEREST PERIODS

       (A) The duration of each Interest Period shall, except as otherwise provided in this Agreement, be a period of 1, 2, 3 or 6 months (as specified by the Borrower in the relevant Notice of Drawdown) or any other period not exceeding 12 months which the Agent (after consultation with the Lenders) and the Borrower may agree in writing except in respect of all Advances made prior to the Syndication Date, where each Interest Period will be one month.

       (B) No Interest Period in respect of an Advance shall end on a day after the relevant final repayment date for the Loan in respect of the Facility under which such Advance was made.

8.3    CONSOLIDATION OF ADVANCES

       If Interest Periods in respect of two or more Advances drawn under any of the Tranche A Facility, the Tranche B Facility, the Tranche C Facility and the Tranche D Facility end at the same time, the Borrower may, by notice to the Agent, consolidate such Advances into a single Advance under such Facility. Any such notice shall take effect immediately upon receipt.

9.     PAYMENT AND CALCULATION OF INTEREST AND FRONTING GUARANTEE FEES

9.1    PAYMENT OF INTEREST

       On each Interest Payment Date the Borrower shall pay accrued interest on each Advance made to the Borrower for the Interest Periods which end on that Interest Payment Date. Where an Interest Period is longer than six months the Borrower agrees to pay interest on the day six months after the first day of that Interest Period. Clauses 9.3 and 9.4 apply in relation to Fronting Advances.

9.2    CALCULATION OF INTEREST

       The rate of interest applicable to an Advance from time to time during an Interest Period relating to that Advance shall be the rate per annum which is the sum of (i) EURIBOR on the Rate Fixing Date for that Interest Period; and (ii) the Margin in respect of that Advance; and (iii) the Mandatory Cost, if any.

9.3    FRONTING GUARANTEE FEE PAYMENTS TO FRONTING BANK AND THE LENDERS

       In respect of each Fronting Guarantee issued hereunder the Borrower shall pay:

       (A) to the Fronting Bank for its own account a fee in euros computed at a rate equal to 0.30 per cent. per annum on the maximum liability of the Fronting Bank under that Fronting Guarantee; and

       (B) to the Agent for the account of the Lenders (in their respective Fronting Proportions) a fee in euros computed at a rate per annum equal to the Margin then applicable to the Tranche D Facility, less 0.30 per cent., on the maximum liability of the Fronting Bank under that Fronting Guarantee.

       Such fees shall be payable from the Drawdown Date for the Fronting Guarantee until its Guarantee Expiry Date or any earlier cancellation, repayment or prepayment thereof and shall be paid in arrear on the last Business Day during each Quarter prior to the Guarantee Expiry Date, and on the Guarantee Expiry Date, for that Fronting Guarantee.

9.4    FRONTING ADVANCE INTEREST PAYMENTS TO FRONTING BANK AND THE LENDERS

       On the date of repayment of each Fronting Advance the Borrower shall pay:

       (A) to the Fronting Bank the interest accrued on that Fronting Advance at the rate specified in Clause 9.2, provided that in calculating the interest so accrued the Margin applicable to each Fronting Advance shall be deemed to be 0.30 per cent. per annum; and

       (B) to the Agent for the account of the Lenders (in their respective Fronting Proportions) a fee in euros computed in relation to that Fronting Advance at a rate per annum on the principal amount of that Fronting Advance equal to the Margin then applicable to Tranche D, less 0.30 per cent.

10.    ALTERNATIVE INTEREST RATES

10.1   MARKET DISRUPTION

       This Clause 10.1 applies if the Agent determines that:

       (X) EURIBOR is to be calculated in accordance with paragraph (B) of the definition of "EURIBOR" and at or about 11.00 a.m. (Brussels time) on the Rate Fixing Date for an Interest Period in respect of an Advance, none or only one of the Reference Banks was offering to prime banks in the European inter-bank market deposits in Euros for the proposed duration of the Interest Period; or

       (Y) before the close of business in Luxembourg on the Rate Fixing Day for such Interest Period the Agent has been notified in writing by two or more Lenders to whom in aggregate fifty per cent. or more of the Loan is (or, if such Advance were then made, would be) owed that EURIBOR as determined by the Agent does not reflect its cost of obtaining such deposits.

       If this Clause 10.1 applies then, despite the provisions of Clause 8 and Clause 9:

       (A)    the Agent shall notify the Borrower and the Lenders of that event;

       (B) if the Agent or the Borrower so requires, within five days of the notification the Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis:

              (i) for determining the rates of interest from time to time applicable to the Advances; or

              (ii) upon which the Advances may be maintained thereafter and any substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement provided that the Agent may not agree any substitute basis without the prior consent of each Lender; and

       (C) the duration of the Interest Period in respect of the relevant Advance shall be one month or, if less, such that it shall end on the final repayment date for the Loan in respect of the Facility under which such Advance was drawn.

10.2   SUBSTITUTE BASIS

       If no substitute basis is agreed pursuant to Clause 10.1(B), the rate of interest applicable to the relevant Advance from time to time during the Interest Period shall be the rate per annum which is the sum of (i) the relevant Margin at that time; and (ii) the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already a multiple) to the nearest whole multiple of one-sixteenth of one per cent) of the rates notified by each Lender to the Agent before the last day of the relevant Interest Period to be those which express, as a percentage rate per annum, the cost to each Lender of funding the relevant Advance; and (iii) the Mandatory Cost, if any, applicable to each Lender's participation in the relevant Advance.


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                                       36


                                     PART 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

11.    REPAYMENT AND VOLUNTARY PREPAYMENT

11.1   REPAYMENT

       (A) If not prepaid earlier in accordance with this Agreement, the Borrower shall repay the Tranche A Loan in full on the fourth anniversary of the date of this Agreement.

       (B) The Borrower shall repay the principal amount of each of the Tranche B Loan and the Tranche C Loan in ten equal six monthly instalments. The first instalment of each of the Tranche B Loan and of the Tranche C Loan shall be paid on the last day of the third Quarter which ends after the last day of the Tranche C Availability Period, and the remaining instalments of each of the Tranche B Loan and the Tranche C Loan shall be paid on the day falling six months after the day upon which the last repayment of such Loan was made.

       (C) Each Fronting Advance shall be repaid in full at the end of its Interest Period. Each Fronting Advance shall be available for reborrowing to the extent of the Tranche D Available Facility. The Borrower shall repay any amounts outstanding under the Tranche D Facility on the Final Repayment Date.

11.2   VOLUNTARY PREPAYMENT

       The Borrower may prepay the whole of any Loan or any part of any Loan provided that the Borrower gives to the Agent not less than five Business Days' prior written notice to that effect and provided that any such prepayment shall be in a minimum principal amount of Euro 5,000,000 (five million Euro) and shall be a multiple of Euro 1,000,000 (one million
       Euro) and subject always to the provisions of Clauses 24.2 (Broken Periods) and 24.3 (Borrower's Indemnity). Any such prepayment shall be applied:

       FIRSTLY to the payment of all fees, costs and expenses payable by any Relevant Company under the Facility Documents,

       SECONDLY to the payment of all accrued and unpaid interest under the Facility Documents, and

       THIRDLY to the prepayment of all outstanding principal advanced pursuant to this Agreement.

       Unless otherwise agreed between the Borrower and the Lenders, any prepayment pursuant to this Clause 11.2 shall be applied (unless as a result of the Borrower receiving indemnification claims under Clause 14.2 or 16.1 in which case any prepayment shall be applied against the participations in Loans and Commitments of the Lender making the indemnification claim) to reduce each Loan and the Commitments in respect of each Facility pro rata in reverse chronological order for scheduled repayment and rateably between the Lenders, provided that the Borrower may in a notice to the Agent pursuant to this Clause 11.2 require that all or part of the relevant prepayment be applied first in total or partial prepayment of any outstanding Advance under the Tranche D Facility.

11.3   NOTICE OF PREPAYMENT

       Any notice of prepayment given by the Borrower pursuant to Clause 11.2 shall be irrevocable, shall specify the date upon which the prepayment is to be made and the amount of the prepayment and shall oblige the Borrower to make the prepayment on that date and on that date the Lenders' Commitments in respect of each Facility shall be cancelled pro rata to the extent of the prepayment as provided in Clause 11.2.

11.4   REPAYMENT OF A LENDER'S SHARE OF A LOAN

       If any Lender or the Agent on its behalf claims indemnification from the Borrower under Clause 14.2 or Clause 16.1 and within thirty days thereafter the Agent receives from the Borrower at least five days' prior written notice (which shall be irrevocable) of the Borrower's intention to repay the Lender's share of all of the Loans, the Borrower shall repay that Lender's share of the Loans.

11.5   NO FURTHER ADVANCES

       A Lender for whose account a repayment is to be made under Clause 11.4 shall not be obliged to participate in the making of Advances on or after the date on which the Agent receives notice of the Borrower's intention to repay that Lender's share of the Loans, and on that date the Lender's Commitments in respect of all of the Loans shall be reduced to zero.

11.6   NO OTHER REPAYMENTS AND NO REBORROWING

       The Borrower may not repay all or any part of any Tranche A Loan, the Tranche B Loan, the Tranche C Loan or the Tranche D Loan, except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid under the Tranche A Loan, the Tranche B Loan or the Tranche C Loan.

12.    MANDATORY PREPAYMENT

12.1   GENERAL

       The Borrower shall procure that the following amounts shall be applied in prepayment of the Loans and all other amounts owing by the Borrower to the Beneficiaries under the Facility Documents:

       (A) on the next following Interest Payment Date after the day which is 50 days after each date on which a repayment falls to be made pursuant to Clause 11.1(B), an amount equal to 50% of the Excess Cash Flow for the two immediately preceding Quarters;

       (B) immediately all proceeds received by the Borrower from insurance policies relating to a Project Asset which proceeds have not been utilised for the repair or replacement of such Project Asset within three months of receipt;

       (C) net proceeds from the sale or other disposal of any material asset relating to the Network to the extent not reinvested within 180 days of receipt; and

       (D) immediately, any amount by which the Loan made under any Facility exceeds the Available Facility in respect of such Facility at that time.

       Subject as stated in Clause 12.2, any prepayment by the Borrower pursuant to the provisions of this Clause 12 on a day other than an Interest Payment Date shall be subject to the provisions of Clauses 24.2 and 24.3 and shall be applied

       FIRSTLY to the payment of all fees, costs and expenses payable by the Borrower under the Facility Documents,

       SECONDLY to the payment of all accrued and unpaid interest under the Facility Documents, and

       THIRDLY to the prepayment of all outstanding principal advanced pursuant to this Agreement,

       and (in all cases other than a prepayment pursuant to paragraph (D) above, which shall be applied entirely to reduce the Loan under the Facility in question) shall be applied to reduce each Loan and the Commitments in respect of each Facility pro rata in reverse chronological order and rateably between the Lenders.

12.2   VAT PREPAYMENTS

       This clause 12.2 applies in relation to each Advance (each a "VAT Advance") which (a) is made to a Supplier pursuant to Clause 7.1(A) in discharge of an Invoice issued pursuant to the PMP Contract or the Core Network Contract and (b) part of which (the "VAT Amount" in relation to that VAT Advance) funds a payment of VAT specified in that Invoice. In relation to each VAT Advance the Borrower shall, on the next following Interest Payment Date (in respect of the relevant VAT Advance) which occurs after the date which is one month and five Business Days after the end of the Quarter during which the VAT Advance is made, prepay an amount equal to the VAT Amount of that VAT Advance. Each such prepayment shall be applied to reduce each Loan in respect of the Facility pursuant to which each VAT Advance was made, by an amount equal to the VATAmount of that VAT Advance.

13.    CANCELLATION OF COMMITMENTS

13.1   CANCELLATION BY THE BORROWER

       The Borrower may, provided that it has given to the Agent not less than five Business Days' prior written notice to that effect, cancel the whole or any part (being in a minimum principal amount of Euro 5,000,000 (five million Euro)) and a multiple of Euro 1,000,000 (one million Euro) of the Commitments provided that the Lenders are satisfied (acting reasonably) that:

       (A) FirstMark Deutschland is able to pay, in accordance with the provisions of the Supply Contracts, all outstanding Invoices and any future Invoices; and

       (B) the Relevant Companies, together, will be able to carry on the Business.

13.2   NOTICE OF CANCELLATION

       Any notice of cancellation given by the Borrower pursuant to Clause 13.1 shall be irrevocable, shall specify the date on which the cancellation is to be made and the amount of the cancellation.

13.3   CANCELLATION PRIOR TO FIRST DRAW DOWN

       If the Tranche A Financial Completion Date has not occurred by the date falling three months after the date of this Agreement:

       (A) the Commitments in respect of each Facility will be cancelled automatically; and

       (B) all accrued amounts owing by the Borrower under this Agreement (including all amounts payable pursuant to Clauses 29 and 30) shall be paid in full by the Borrower within 15 Business Days of the date falling three months after the date of this Agreement.

13.4   CANCELLATION ON REPAYMENT DATE

       Unless the Commitments in respect of a Facility have already been otherwise cancelled pursuant to this Clause 13, such Commitments shall be cancelled automatically upon the expiry of the Availability Period in respect of such Facility.

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                                       40


                                     PART 5
                                RISK ALLOCATION

14.  TAXES

14.1 TAX GROSS-UP

     All payments to be made by the Borrower to any Beneficiary under this Agreement shall be made free and clear of and without deduction for or on account of tax imposed by Germany or any other jurisdiction through which or from which payments under this Agreement are made unless the Borrower is required to make the payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall (subject as stated in Clause 14.4) be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Agent or relevant Lender, as the case may be, receives and retains (free from any liability in respect of any deduction or withholding) a net sum equal to the sum which it would have received and retained had no deduction or withholding been made or required to be made. The Borrower will not be obliged to increase any payment made under this Clause 14.1 to any Lender to the extent that payment is required to be made by reason of a Lender not being a Qualifying Bank at the date of this Agreement or ceasing to be a Qualifying Bank unless (i) the requirement to deduct or withhold would have applied had such Lender been or continued to be a Qualifying Bank (in which case the amount payable will not exceed the amount which would have been payable to a Qualifying Bank) or (ii) such Lender is not or ceases to be a Qualifying Bank as a result of a change of law or application of a double taxation treaty or generally applied practice of the tax authorities after the date hereof in the jurisdiction of the obligor required to make such deduction or withholding.

14.2 TAX INDEMNITY FOR LENDERS

     Without prejudice to the provisions of Clause 14.1, if any Beneficiary is required to make any payment on account of tax (not being a tax imposed on and calculated by reference to the net income paid to and received by its Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) or otherwise on or in relation to any sum received or receivable hereunder by such Beneficiary (including any sum received or receivable under this Clause 14.2) or any liability in respect of such payment is asserted, imposed, levied or assessed against such Beneficiary, the Borrower shall, upon demand by the Beneficiary to the Borrower, promptly indemnify such person against that payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection with the payment or liability.

14.3 CLAIMS BY LENDERS OR THE AGENT

     A Lender intending to make a claim pursuant to Clause 14.2 shall notify the Agent of the event by reason of which it is entitled to do so (giving reasonable details in respect of the amount in question), provided that this Clause 14.3 shall not require any Lender to disclose any confidential information relating to the organisation of its affairs.

14.4 WITHHOLDINGS AND TRANSFEREES

     This clause applies where (a) the Borrower is required to make a payment to a Lender subject to the deduction or withholding of tax; and (b) such Lender has become a Lender pursuant to a transfer effected after Syndication pursuant to Clause 32.5; and (c) no such deduction would have had to be made in respect of the same payment to the Lender by which such transfer was effected. If this Clause applies the Borrower shall not be obliged to make a gross-up payment to the transferee Lender pursuant to Clause 14.1.

15.  TAX RECEIPTS AND TAX CREDITS

15.1 NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

     If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement to a Beneficiary (or if thereafter there is any change in the rates at which or the manner in which those deductions or withholdings are calculated), the Borrower shall promptly notify the Agent.

15.2 EVIDENCE OF PAYMENT OF TAX

     If the Borrower makes any payment to a Beneficiary under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for the payment under applicable law and shall deliver to the Beneficiary, within thirty days after it has made the payment to the applicable authority, an original receipt (or a certified copy) issued by the authority evidencing the payment to the authority of all amounts required to be deducted or withheld in respect of that Lender's share of the payment.

15.3 MITIGATION OF TAX

     If, and to the extent that, the effect of Clause 14.1 or 14.2 can be mitigated by virtue of the provisions of any applicable double tax convention entered into by any Beneficiary's jurisdiction of residence and the jurisdictions in which the Borrower is resident or deemed under tax legislation or such double tax convention to be resident (whether by a claim to repayment of any tax referred to in Clauses 14.1 or 14.2 or otherwise) each Beneficiary agrees to co-operate with the Borrower with a view to submitting any forms required for the purpose of ensuring the application of the relevant double tax convention. The Beneficiary shall not be required pursuant to this Clause 15.3 to disclose any confidential information relating to the organisation of its affairs or to incur any expense (unless reimbursed by the Borrower) for the purpose of claiming exemption or relief pursuant to any such double taxation convention.

15.4 TAX CREDIT

     If the Borrower makes a Tax Payment and the relevant Beneficiary determines that:

     (A)  a Tax Credit is attributable to that Tax Payment; and

     (B)  that Beneficiary has obtained, utilised and retained that Tax Credit,

     that Beneficiary shall pay an amount to the Borrower which that Beneficiary determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by the Borrower.

15.5 TAX ON NET INCOME EXCLUDED

     Clause 14.1 shall not apply with respect to any tax imposed on or calculated by reference to the net income received or receivable by a Beneficiary in the jurisdiction in which that Beneficiary is incorporated or (if different) the jurisdiction in which that Beneficiary is treated as resident for tax purposes.

16.  CHANGES IN CIRCUMSTANCES

16.1 INCREASED COSTS

     If, by reason of (i) any change in law or in its interpretation or administration occurring after the date of this Agreement or (ii) compliance with any Capital Adequacy Requirement or any other request from or requirement of any central bank or other fiscal, monetary or other authority introduced after the date of this Agreement:

     (A) a Lender or any holding company of a Lender is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Lender assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

     (B) a Lender or any holding company of a Lender incurs a cost as a result of the Lender assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

     (C) there is any increase in the cost to a Lender or any holding company of the Lender of funding or maintaining all or any of the loans comprised in a class of loans formed by or including the Lender's share of the Advances; or

     (D) a Lender or any holding company of a Lender becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on and calculated by reference to the overall net income paid to and received by the Lender's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of the Lender's share of the Advances or to any sum received or receivable by it under this Agreement, then the Borrower shall, from time to time on demand of the Agent for and on behalf of a Lender to the Borrower, promptly pay to the Agent for the account of that Lender amounts sufficient to hold harmless and indemnify that Lender or Lender's holding company from and against, as the case may be:

     (1)  the reduction in the rate of return of capital;

     (2)  the cost;

     (3) the increased cost (or a proportion of the increased cost that is, in the opinion of that Lender, attributable to its participating in the funding or maintaining of Advances); or

     (4)  the liability,

     Provided that no Lender may make any claim for indemnity in respect of any reduction, cost, increased cost or liability to the extent that any such amount is compensated for by the Mandatory Cost or additional amounts are payable under Clause 14 (Taxes) in respect of the reduction, cost, increased cost or liability.

16.2 INCREASED COSTS CLAIMS

     A Lender intending to make a claim pursuant to Clause 16.1 shall notify the Agent of the event by reason of which it is entitled to do so (giving reasonable details in respect of the amount in question), whereupon the Agent shall notify the Borrower of the claim Provided that the Lender shall not be required to disclose any confidential information relating to the organisation of its affairs.

16.3 ILLEGALITY

     If, at any time after the date of this Agreement, it becomes unlawful for a Lender or any holding company of the Lender to make, fund or allow to remain outstanding all or part of its share of the Advances that Lender shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and:

     (A) the Lender shall not be obliged to participate in the making of any Advances and the amount of its Available Commitments shall be immediately reduced to the extent necessary to ensure compliance with the relevant law or regulation and to avoid the illegality; and

     (B) if the Agent on behalf of the Lender so requires, the Borrower shall on the date the Agent specifies (being no earlier than the first day of any applicable grace period permitted by law) repay the Lender's share of any outstanding Advances (to the extent necessary to ensure compliance with the relevant law or regulation and to avoid the illegality) together with interest accrued on the outstanding Advances and all other amounts owing to the Lender under this Agreement.

17.  MITIGATION

     If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

     (A) the reduction of its Available Commitment to zero pursuant to Clause 16.3;

     (B) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 16.1; or

     (C) a claim for indemnification pursuant to Clause 14.2 or 16.1 or the Borrower becomes liable to pay an amount under Clause 14.1,

     then, without in any way limiting, reducing or otherwise qualifying the rights of the Lender or the obligations of the Borrower under any of the Clauses referred to in paragraphs (A), (B) or (C) above, the Lender shall notify the Agent of those circumstances and take such steps as the Lender considers appropriate to mitigate the effects of those circumstances including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations under this Agreement to another financial institution Provided that the Lender shall be under no obligation to take any action if, in the opinion of the Lender, to do so might have any adverse effect upon its business, operations, financial condition or tax affairs.

                                     PART 6
                                    GUARANTEE

18.  GUARANTEE AND INDEMNITY

18.1 GUARANTEE AND INDEMNITY

     FirstMark Deutschland irrevocably and unconditionally:

     (A) guarantees to each Beneficiary punctual performance by each other Relevant Company of the Guaranteed Obligations;

     (B) undertakes with each Beneficiary that if a Relevant Company does not pay any amount when due pursuant to or in connection with the Guaranteed Obligations, FirstMark Deutschland shall immediately on demand pay that amount as if it were the principal obligor; and

     (C) indemnifies each Beneficiary immediately on demand against any cost, loss or liability suffered by that Beneficiary if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Beneficiary would otherwise have been entitled to recover.

18.2 CONTINUING GUARANTEE

     The guarantee contained in this Clause 18 is a continuing guarantee and will extend to the ultimate balance of sums payable pursuant to the Guaranteed Obligations and by the Borrower under the Facility Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3 REINSTATEMENT

     If any payment by a Relevant Company or any discharge given by a Beneficiary (whether in respect of the Guaranteed Obligations or the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (A) the liability of each Relevant Company shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (B) each Beneficiary shall be entitled to recover the value or amount of that security or payment from each Relevant Company, as if the payment, discharge, avoidance or reduction had not occurred.

18.4 WAIVER OF DEFENCES

     The obligations of FirstMark Deutschland under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Beneficiary) including:

     (A) any time, waiver or consent granted to, or composition with, any Relevant Company or other person;

     (B) the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any Relevant Company;

     (C) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over the assets of, any Relevant Company or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (D) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Relevant Company or any other person;

     (E) any amendment (however fundamental) or replacement of a Facility Document or any other document or security;

     (F) any unenforceability, illegality or invalidity of any obligation of any person under any Facility Document or any other document or security; or

     (G)  any insolvency or similar proceedings.

18.5 IMMEDIATE RECOURSE

     FirstMark Deutschland waives any right it may have of first requiring any Beneficiary (or any trustee or agent on its behalf) to take formal proceedings against or enforce any other rights or security before claiming from FirstMark Deutschland under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6 APPROPRIATIONS

     Until all amounts which may be or become payable pursuant to the Guaranteed Obligations or by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Beneficiary (or any trustee or agent on its behalf) may:

     (A) except to the extent expressly provided otherwise in the Intercreditor Agreement, refrain from applying or enforcing any other moneys, security or rights held or received by that Beneficiary (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Borrower shall be entitled to the benefit of the same; and

     (B) hold in an interest-bearing suspense account any moneys received from FirstMark Deutschland or on account of FirstMark Deutschland's liability under this Clause 18.

18.7 DEFERRAL OF GUARANTOR'S RIGHTS

     Until all amounts which may be or become payable pursuant to the Guaranteed Obligations or by the Borrower under or in connection with the Facility Documents have been irrevocably paid in full, FirstMark Deutschland will not exercise any rights which it may have by reason of performance by it of its obligations under this Clause 18:

     (A)  to be indemnified by any Relevant Company;

     (B) to claim any contribution from any other guarantor of any Relevant Company's obligations under the Facility Documents; and/or

     (C) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries under the Facility Documents or of any other guarantee or security taken pursuant to, or in connection with, the Facility Documents by any Beneficiary.

18.8 ADDITIONAL SECURITY

     The guarantee contained in this Clause 18 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.


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                                       48


                                     PART 7
                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

19.  REPRESENTATIONS

19.1 LEGAL REPRESENTATIONS

     The Borrower represents and warrants in the terms set out in this Clause
     19.1 and acknowledges that the Beneficiaries have entered into this Agreement (and the other Transaction Documents to which each is respectively a party) in reliance on these representations and warranties.

     (A)  STATUS AND DUE AUTHORISATION

          The Parent Company is a body corporate duly organised and validly existing under the laws of the Grand-Duchy of Luxembourg, each of the Relevant Companies is a limited liability company (GESELLSCHAFT MIT BESCHRANKTER HAFTUNG) duly organised and validly existing under the laws of Germany, each of the Parent Company and each Relevant Company is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, and each of the Relevant Companies and the Parent Company is so organised with power to own its assets and carry on its business as now proposed to be conducted, and execute and deliver each of the Transaction Documents to which it is a party and to exercise its rights and perform its obligations under them and all corporate and other action required to authorise its execution and delivery of each of the Transaction Documents to which it is a party and its exercise of its rights and its performance of its obligations under them has been duly taken.

     (B)  BINDING OBLIGATIONS

          The obligations expressed to be assumed by each of the Relevant Companies and the Parent Company in each of the Transaction Documents to which it is a party are its legal, valid and binding obligations enforceable, subject only to the Reservations, in accordance with their terms.

     (C)  CLAIMS PARI PASSU

          The claims of the Beneficiaries:

          (i) except as expressly provided otherwise in the Intercreditor Agreement, under the Facility Documents rank at least PARI PASSU with the claims of all other creditors of the Relevant Companies; and

          (ii) against each of the Relevant Companies and the Parent Company under the Transaction Documents to which they are respectively parties rank at least PARI PASSU with the claims of all other unsecured and unsubordinated creditors of the Relevant Companies and the Parent Company respectively,


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                                       49


               save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     (D)  GOVERNING LAW AND JUDGMENTS

          In any proceedings taken in Germany in relation to any of the Transaction Documents to which any of the Relevant Companies or the Parent Company is a party, the choice of the governing law expressed in them and any judgment obtained in Germany or Luxembourg in respect of such Transaction Documents will be recognised and enforced.

     (E)  VALIDITY AND ADMISSIBILITY IN EVIDENCE

          All acts, conditions and things required to be done, fulfilled and performed in order:

          (a) to enable each of the Relevant Companies and the Parent Company lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each of the Transaction Documents to which it is a party;

          (b) to ensure that the obligations expressed to be assumed by each of the Relevant Companies and the Parent Company in each of the Transaction Documents to which it is a party are legal, valid and binding; and

          (c) to make each of the Transaction Documents to which any of the Relevant Companies and the Parent Company is a party admissible in evidence in Germany and Luxembourg,

          have been done, fulfilled and performed.

     (F)  NO FILING OR STAMP TAXES

          Under the laws of Germany and Luxembourg in force at the date of this Agreement, it is not necessary that any of the Transaction Documents to which any of the Relevant Companies and the Parent Company is a party be filed, recorded or enrolled with any court or other authority in any of these jurisdictions or that any stamp, registration or similar tax be paid on or in relation to any of the Transaction Documents.

     (G)  NO DEDUCTIONS OR WITHHOLDINGS

          Under the laws of Germany none of the Relevant Companies will be required to make any deduction or withholding from any payment it may make to any Beneficiary under any of the Facility Documents to which it is a party.


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                                       50


19.2 FACTUAL REPRESENTATIONS

     The Borrower makes the representations and warranties set out in this Clause 19.2 and acknowledges that the Beneficiaries have entered into this Agreement (and each Transaction Document to which each is respectively a party) in reliance on those representations and warranties.

     (A)  NO LITIGATION OR OTHER PROCEEDINGS

          No litigation, arbitration or other action or administrative proceedings of or before any court or agency, as at the date of this Agreement, has been started or, to the knowledge of the Borrower, threatened and, as at any date thereafter on which this representation is repeated or deemed repeated, has been started or, to the knowledge of the Borrower, threatened where it is reasonably likely to have a Material Adverse Effect.

     (B)  ENVIRONMENTAL LAWS AND LICENCES

          Each Relevant Company has:

          (a) at all times complied with all Environmental Laws and Environmental Licences in all material respects; and

          (b) obtained and maintained in full force and effect all Environmental Licences, and there are no facts or circumstances, to the knowledge of the Borrower, entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed, in any circumstances which are reasonably likely to have a Material Adverse Effect.

     (C)  ENVIRONMENTAL CLAIMS

          No Environmental Claim is, to the knowledge of the Borrower, threatened or has been made against any Relevant Company which is reasonably likely to have a Material Adverse Effect and there are no circumstances which exist which might form the basis of an Environmental Claim is reasonably likely to have a Material Adverse Effect.

     (D)  RELEVANT SUBSTANCES

          No Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at anytime or is present in the environment (whether or not on property owned, leased, occupied or controlled by any Relevant Company) in circumstances which are likely to result in any liability under Environmental Laws which is reasonably likely to have a Material Adverse Effect.


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                                       51


     (E)  NECESSARY AUTHORISATIONS

          The Necessary Authorisations are in full force and effect, except to the extent that it is unnecessary for them to have been obtained at the time this representation is made or repeated, and each Relevant Company and, to the knowledge of the Borrower, each other person party to or bound by a Necessary Authorisation is in compliance with all material provisions of those with which it is obliged to comply and none of the Necessary Authorisations are the subject of any pending or threatened proceedings or revocation in each case where failure to maintain or comply with the Necessary Authorisation or the existence of proceedings is reasonably likely to have a Material Adverse Effect.

     (F)  LAWS

          Each Relevant Company has complied with all laws (including Telecommunications Laws) binding upon it where breach is reasonably likely to have a Material Adverse Effect.

     (G)  EMPLOYEE ENTITLEMENTS

          (i) No Relevant Company or any of its employees is subject to any collective bargaining agreement and there are no strikes, slowdowns or work stoppages current or, to the knowledge of the Borrower, threatened against any Relevant Company or any of its employees,

          (ii) Each Relevant Company has at all times paid to its employees all amounts payable to them (on or before the dates on which those amounts become payable) under any applicable law and under all employment contracts, agreements and arrangements with its employees in connection with their employment (including salaries, social security obligations and entitlements, performance bonuses and sick and annual leave entitlements).

     (H)  TAXES

          All taxes, withholdings, duties, fees and charges imposed directly or indirectly on any Relevant Company which are due and payable have been paid in full and were paid on or before the due date for payment.

     (I)  FEES ETC.

          All fees, taxes, costs and charges due and payable by any of the Relevant Companies in connection with the Transaction Documents or the Business have been paid in full and were paid on or before the due date for payment.


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                                       52


     (J)  OWNERSHIP OF ASSETS AND SECURITY

          The Relevant Companies are the sole owners of or fully entitled to use all of the Project Assets and are the owner (whether by freehold, leasehold or otherwise) of the property subject to the Security Documents and each Relevant Company is the sole owner of all assets stated as owned by it in its respective Original Financial Statements, in each case free of any other third party right or interest whatever, other than a Permitted Encumbrance, and the security expressed to be granted under each of the Security Documents is a legal and valid first-ranking perfected security and ranking ahead of all (if any) other encumbrances and third party rights on the assets expressed to be secured by that Security Document.

     (K)  PROPERTY

          (i) Each Relevant Company owns and has, or when acquired will own and have full title to each Property which it purports to own (other than leasehold or licensed properties) free and clear of all encumbrances other than Permitted Encumbrances except where the failure to have such title is reasonably likely to have a Material Adverse Effect.

          (ii) Each Relevant Company has, or when leases creating leasehold properties are executed will have, in and to its leasehold properties which it purports to lease free and clear of all encumbrances other than Permitted Encumbrances good leasehold title except where the failure to so possess such title is reasonably likely to have a Material Adverse Effect.

     (L)  OWNERSHIP OF INTELLECTUAL PROPERTY

          The Intellectual Property Rights owned by or licensed to each Relevant Company are all the Intellectual Property Rights required by it in order to carry out, maintain and operate its Business and the Relevant Companies own or are licensed all Intellectual Property Rights required to carry out the Business, and the Relevant Companies in carrying on their respective businesses do not infringe any Intellectual Property Rights of any third party.

     (M)  NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS

          No Intellectual Property Rights owned by or licensed to any Relevant Company are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights.

     (N)  ORIGINAL FINANCIAL STATEMENTS

          Each of the Original Financial Statements and the financial statements delivered under Clauses 20.1, 20.2 and (if any) 20.3 were (save as disclosed in them) prepared in accordance with current accounting practice and consistently applied and give (in conjunction with the notes to them) a true and fair view of


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                                       53


          the financial condition of the Relevant Company in respect of which they were prepared at the date as at which they were prepared and the results of such Relevant Company's operations during the financial year then ended.

     (O)  NO WINDING-UP

          No Relevant Company has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against any Relevant Company for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues nor has any Relevant Company taken any proceedings leading to insolvency or suspension of payments of such Relevant Company.

     (P)  PROJECT DOCUMENTS

          The Project Documents are in full force and effect and no party is in breach of the terms thereof, there are no disputes subsisting between the parties thereto, no waivers have been granted pursuant to any term of them and no amendments have been made to them in each case which is reasonably likely to have a Material Adverse Effect.

     (Q)  NO MATERIAL DEFAULTS

          No Relevant Company is in breach of or in default under any agreement to which it is a party which is binding on it or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

     (R)  NO UNDISCLOSED LIABILITIES

          No Relevant Company had, as at the date of its Original Financial Statements, any material liabilities (contingent or otherwise) which were not disclosed in such Original Financial Statements (or by the notes to them) or reserved against them nor were there at that date any material unrealised or anticipated losses of such Relevant Company arising from commitments entered into by it which were not so disclosed or reserved against. For this purpose, "MATERIAL LIABILITIES" or "MATERIAL UNREALISED OR ANTICIPATED LOSSES" means any liability or, as the case may be, loss, which is reasonably likely to have a Material Adverse Effect.

     (S)  ENCUMBRANCES

          Except for Permitted Encumbrances, no encumbrance exists over all or any of the present or future revenues or assets of the Relevant Companies.


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                                       54


     (T)  EXECUTION AND DELIVERY OF TRANSACTION DOCUMENTS

          Execution and delivery by each of the Relevant Companies and the Parent Company of the Transaction Documents to which it is a party and its exercise of its rights and performance of its obligations under them do not and will not:

          (i) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

          (ii) conflict with its constitutional documents, rules, regulations or any shareholders agreement to which it is a party;

          (iii) require any consent or approval of its board of Directors or shareholders which consent or approval has not been obtained, and each such consent and approval that has been obtained is adequate for its intended purpose and is in full force and effect;

          (iv) conflict with any applicable law, regulation or official or judicial order; or

          (v) result in or require the creation of any encumbrance over any of its assets (other than a Permitted Encumbrance).

     (U)  CORPORATE STRUCTURE

          As at the Tranche A Financial Completion Date the structure of the Relevant Companies (and the type of shareholding of, and percentage shareholding of each shareholder in each of the Relevant Companies and Lambdanet Communications GmbH, and the jurisdiction of incorporation of each of the Relevant Companies, Lambdanet Communications GmbH and of the Parent Company) is as shown in Part 1 of Schedule 6.

     (V)  BANK ACCOUNTS

          No Relevant Company operates nor has any interest in (whether alone, together or with any other person) an account with a bank or any other financial institution other than the Pledged Accounts.

     (W)  INFORMATION

          The information provided in writing by or on behalf of each Relevant Company to any Beneficiary in connection with the negotiation, preparation or delivery of the Facility Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading. In the case of any financial projections contained in such information, such projections were prepared and made in good faith and on the basis of information and assumptions believed to be accurate and reasonable.


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                                       55


     (X)  BUSINESS

          No Relevant Company has conducted any activity other than activities associated with or related to the Business.

19.3 REPETITION OF REPRESENTATIONS

     The representations set out in Clauses 19.1 and 19.2 (except for those contained in Clauses 19.1(A) (Status and Due Authorisation), 19.1(D) (Governing Law and Judgments), 19.1(E) (Validity and Admissibility in Evidence), 19.1(F) (No Filing or Stamp Taxes), 19.1(G) (No Deductions or Withholdings), 19.2(G) (Employee Entitlements), 19.2(R) (No Undisclosed Liabilities), 19.2(T) (Execution and Delivery of Transaction Documents), 19.2(U) (Corporate Structure) and 19.2(W) (Information)) shall be deemed to be repeated on each date on which a Notice of Drawdown is given, on which an Advance is made under this Agreement, on the Syndication Date and on each Interest Payment Date, in each case by reference to the facts and circumstances then existing. The representation in Clause 19.2(N) (Original Financial Statements) will be deemed repeated on such date only with regard to the Latest Financial Statements at that time.

20.  INFORMATION

20.1 ANNUAL STATEMENTS

     The Borrower shall, as soon as the same become available but in any event within 90 days after the end of each of its respective financial years, deliver to the Agent with sufficient copies for each of the Beneficiaries the audited consolidated financial statements of the Borrower and FirstMark Deutschland and the other Relevant Companies for that financial year and the auditor's report in relation to such statements shall not contain any qualifications.

20.2 QUARTERLY STATEMENTS

     The Borrower shall, as the same become available but in any event within 45 days after the end of each of its respective financial quarters, deliver to the Agent with sufficient copies for each of the Beneficiaries its unaudited consolidated financial statements of the Borrower, FirstMark Deutschland and the other Relevant Companies for that quarter.

20.3 OPTIONAL STATEMENTS

     The Borrower may at any time deliver to the Agent with sufficient copies for each of the Beneficiaries unaudited consolidated financial statements of the Borrower and the other Relevant Companies in respect of the previous three full months prior to that time.

20.4 COMPLIANCE CERTIFICATES

     Each of the financial statements delivered by the Borrower under Clauses 20.1, 20.2 and (if any) 20.3 shall be accompanied by a Compliance Certificate signed by two directors of the Borrower, certifying compliance with each of the covenants contained in


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                                       56


     Clause 21 (the Compliance Certificate containing detailed calculations reasonably acceptable to the Agent demonstrating compliance) and showing amounts for Annualised Revenue and Annualised EBITDA for the period covered by the relevant financial statement and a further certificate signed by two directors of the Borrower that as of the date of the financial statements no Event of Default or Potential Event of Default has occurred and is continuing or, if it has occurred, a description of the Event of Default or Potential Event of Default, and the action taken or proposed to be taken to remedy it and, in the case of the annual financial statements in respect of the Borrower delivered pursuant to Clause 20.1, by an Auditor's Compliance Certificate from the Auditor demonstrating compliance with the covenants contained in Clause 21.

20.5 ANNUAL BUDGET

     No more than 30 days after the commencement of each financial year of the Borrower, there shall be delivered to the Agent, with sufficient copies for each of the Beneficiaries, the Annual Budget of the Relevant Companies for such financial year.

20.6 BUSINESS PLAN

     There shall whilst any Loan is outstanding be delivered to the Agent, in both hard and electronic format and with sufficient copies for each of the Beneficiaries, any revision of the Business Plan as updated and corrected from time to time (following approval by the Board of the Borrower).

20.7 TAX AUDIT

     Should during a tax audit of the Borrower the tax authorities claim that
     Section 8A German Corporation Income Tax Act (KORPERSCHAFTSSTEUERGESETZ) is applicable to the Facilities or the loans made by FirstMark Deutschland to the Borrower, the Borrower will promptly inform the Lenders thereof.

20.8 INSURANCE REPORTS

     Together with the annual statements delivered by the Borrower pursuant to Clause 20.1 the Borrower shall deliver a certificate from Borrower insurance broker confirming that the insurance policies of the Borrower remain in full force and effect, to which shall be attached a copy of each such policy and all documentation relating to the then most recent renewal thereof.

20.9 OTHER INFORMATION

     The Borrower shall, and shall procure that each other Relevant Company shall, from time to time on the request of the Agent, furnish the Agent with such information about its condition (financial or otherwise), the Business and the Network as the Agent (or any Lender through the Agent) may reasonably require.


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                                       57


20.10 REQUIREMENTS AS TO FINANCIAL STATEMENTS

     The Borrower shall, and shall procure that each other Relevant Company shall ensure that:

     (A) each set of its financial statements delivered pursuant to this Clause 20 is prepared on the same basis, including accounting policies, practices, procedures, and reference periods, as was used in the preparation of its Original Financial Statements and in accordance with current accounting practice and consistently applied or where it is not so prepared including (i) a description of any changes to the basis of preparation (ii) a statement of the reasons why such change has been implemented and (iii) a pro forma set of financial statements prepared on the previous basis;

     (B) each set of its quarterly financial statements delivered pursuant to Clauses 20.2 and 20.3 shall include a narrative report for the relevant quarterly period, a balance sheet, profit and loss account and statement of use of funds as at the end of and for that quarterly period and details of the reasons for any material variations from the relevant Annual Budget;

     (C) each set of its financial statements delivered pursuant to Clause 20.1 is certified by a duly authorised officer of it as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during the relevant period;

     (D) each set of its financial statements delivered pursuant to Clause 20.2 or (if any) Clause 20.3 is certified by a duly authorised officer of it as giving a reasonably fair view of its financial condition as at the end of the period to which it relates and of the results of its operations during the relevant period;

     (E)  each set of financial statements delivered by it pursuant to Clause
          20.1 has been audited by the Auditor.

20.11 LITIGATION

     The Borrower shall, and shall procure that each Relevant Company shall, promptly notify the Agent of any litigation, arbitration, administration or other legal or dispute resolution proceedings ("LITIGATION") which if found against the Borrower or Relevant Company is reasonably likely to have a Material Adverse Effect.

20.12 ACCESS TO RECORDS

     The Borrower shall, and shall procure that each other Relevant Company shall:

     (A) provide to the Agent and its advisers access to its records and assets as and when the Agent may reasonably require on reasonable notice and during regular business hours; and


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                                       58


     (B) allow the Agent and its advisors to take records of the same and to discuss the affairs of the Borrower and each other Relevant Company with the officers, employees and auditors of the same on reasonable notice and during regular business hours.

20.13 MAINTENANCE OF ADEQUATE ACCOUNTING RECORDS

     The Borrower shall, and shall procure that each other Relevant Company shall, install and maintain adequate accounting, management information and cost control systems, which systems shall comply in all regards with current accounting practice.

21. FINANCIAL COVENANTS

21.1 TOTAL INDEBTEDNESS TO ANNUALISED EBITDA

     The Borrower shall ensure that on each Ratio Calculation Date the ratio of
     (i) the Total Indebtedness on such Ratio Calculation Date, to (ii) Annualised EBITDA in respect of such Ratio Calculation Date shall not exceed the maximum ratios in respect of such Ratio Calculation Date, as specified in Schedule 9 in the column headed "Total Indebtedness to Annualised EBITDA".

21.2 EBITDA TO INTEREST EXPENSE

     The Borrower shall ensure that on each Ratio Calculation Date the ratio of
     (i) EBITDA in respect of the six month period expiring upon such Ratio Calculation Date to (ii) Interest Expense in respect of the six month period expiring upon such Ratio Calculation Date shall be more than or equal to the minimum ratio in respect of such Ratio Calculation Date, as specified in Schedule 9 in the column headed "EBITDA to Interest Expense".

21.3 EBITDA TO DEBT SERVICE

     The Borrower shall ensure that upon each Ratio Calculation Date the ratio of (i) EBITDA of the Borrower in respect of the six month period expiring upon such Ratio Calculation Date to (ii) the amount of Debt Service in respect of the six month period expiring upon such Ratio Calculation Date, shall be more than or equal to the minimum ratio in respect of such Ratio Calculation Date, as specified in Schedule 9 in the column headed "EBITDA to Debt Service".

21.4 MINIMUM ANNUALISED REVENUE

     The Borrower shall ensure that on each Ratio Calculation Date the Annualised Revenue shall be no less than the minimum Annualised Revenue, as specified in relation to that Ratio Calculation Date in Schedule 9 in the column headed "Minimum Annualised Revenue".

21.5 MINIMUM ANNUALISED EBITDA

     The Borrower shall ensure that on each Ratio Calculation Date the Annualised EBITDA shall be no less than the minimum Annualised EBITDA, as specified in relation to that


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                                       59


     Ratio Calculation Date in Schedule 9 in the column headed "Minimum Annualised EBITDA".

21.6 TOTAL INDEBTEDNESS TO CONTRIBUTED EQUITY

     The Borrower shall ensure that the ratio of Total Indebtedness to Contributed Equity shall not at any time exceed 3:2.

22.  BORROWER'S COVENANTS

22.1 BORROWER'S POSITIVE COVENANTS

     The Borrower undertakes that it shall:

     (A)  MAINTENANCE OF EXISTENCE

          maintain its existence as a body corporate duly formed and validly existing under the laws of Germany and procure that each other Relevant Company shall maintain its existence as a body corporate duly formed and validly existing under the laws of Germany;

     (B)  COMPLY WITH LAWS AND REGULATIONS

          promptly comply with, procure that each other Relevant Company promptly complies with, and procure that each of its and each Relevant Company's agents and employees complies with, the terms and conditions of all applicable laws, regulations, agreements, licences and concessions including:

          (a) all Environmental Laws, all Environmental Licences, all Telecommunications Laws, the Licences and the Frequency Allocations; and

          (b) all safety and health standards to the extent that a prudent and experienced international operator of telecommunications networks would so comply but, in any event, no lower than those standards required under German law, in each case to the extent that failure to comply is reasonably likely to have a Material Adverse Effect, and provide, and procure that each other Relevant Company provides, to the Agent as soon as practicable after upon obtaining knowledge of any circumstance which might reasonably be expected to form the basis of an Environmental Claim in respect of any Relevant Company or its property, a notice describing such circumstances in reasonable detail and a description of the action which it or the Relevant Company proposes to take, and such other information as the Agent may reasonably request.


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                                       60


     (C)  PERFORMANCE OF DOCUMENTS

          acquire and preserve all such property, rights and interest as are necessary for the performance of its obligations under the Transaction Documents to which it is a party and the conduct of its business as contemplated in the Transaction Documents, and procure that each other Relevant Company does so in respect of its obligations under the Transaction Documents to which it is a party, and ensure that all property and interests are free of any leases, restrictions, covenants, or other rights or encumbrances, other than for Permitted Encumbrances, as could reasonably be expected to hinder or delay the performance of its obligations under the Transaction Documents to which it is a party, and procure that each other Relevant Company does so in respect of its material obligations under the Transaction Documents to which it is a party and procure that each other Relevant Company complies with the terms of each Transaction Document to which it is a party;

     (D)  APPROVALS, LICENCES, CONSENTS, ETC.

          promptly obtain as required, comply with the terms of and do all that is necessary to maintain in full force and effect (and, to the extent necessary or advisable, renew) all Necessary Authorisations (including the Licences and the Frequency Allocations):

          (i) required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Transaction Documents to which it is a party or to ensure the legality, validity, enforceability and admissibility in evidence, in Germany (and, if different, the jurisdiction of its incorporation) (as appropriate according to the governing law and submission to jurisdiction of and in each Transaction Document), of the Transaction Documents to which it is a party; or

          (ii) necessary for carrying on its Business;

          and procure that each other Relevant Company does the same, in each case where failure to do so is reasonably likely to have a Material Adverse Effect.

     (E)  NOTICE OF DEFAULT

          promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default upon becoming aware of the same and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, except as previously notified to the Agent or as notified in that confirmation, no Event of Default or Potential Event of Default has occurred;

     (F)  INSURANCE

          maintain, or procure the maintenance of, insurances (including all insurance required to be entered into pursuant to the Licences and Frequency Allocations)


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                                       61


          with reputable underwriters or insurance companies against such risks and to such extent as would ordinarily be obtained by a person carrying on a business substantially similar to the business carried on by the Relevant Companies from time to time;

     (G)  FILING OF TAX RETURNS

          file or cause to be filed all tax returns required to be filed in all jurisdictions in which each other Relevant Company is situated or carries on business or otherwise subject to tax and promptly pay all taxes which are due and payable on returns or any assessment made against it or procure the prompt payment by each other Relevant Company of all taxes which are due and payable on returns or any assessment made against such other Relevant Company;

     (H)  REPRESENTATIONS

          after the delivery of any Notice of Drawdown and before the proposed making of an Advance requested in a Notice of Drawdown, immediately upon it or any Relevant Company becoming aware of the event, notify the Agent of the occurrence of any event which results in or may be expected to result in any of the representations contained in Clause 19 which are required to be repeated pursuant to Clause 19 being untrue at or before the time of the making of the Advance;

     (I)  NETWORK

          procure that the Network is designed, constructed, completed, tested, commissioned, equipped, operated and maintained in all material respects in accordance and consistently with:

          (i)  the Licences and Frequency Allocations;

          (ii) all applicable laws and regulations; and

          (iii) the Business Plan (as revised pursuant to the terms of this Agreement);

     (J)  OPERATION OF PROJECT ASSETS

          procure that the Project Assets are operated in an efficient and businesslike manner and are kept in or restored to good and sufficient operating condition and that, as far as practicable, defects, imperfections and other faults are promptly remedied and made good and that repairs, renewals, replacements, additions and improvements required to that end are promptly made;

     (K)  SUBSCRIBERS

          procure that all amounts paid by a Subscriber to any Relevant Company under any agreement, arrangement or understanding are paid directly into a Pledged


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                                       62


          Account and if such moneys are otherwise paid to the Relevant Company in question, procure that those moneys are promptly paid into a Pledged Account;

     (L)  ACCOUNTING REFERENCE DATE

          maintain 31st December as the last day of its and each other Relevant Company's financial year unless otherwise agreed by the Borrower and the Lenders or otherwise required by the law of the jurisdiction of its or the Relevant Company's incorporation;

     (M)  INFORMATION MEMORANDUM

          (i) use best endeavours to assist the Arranger in the preparation of the Information Memorandum and ensure that, save as otherwise disclosed in the Information Memorandum, the factual information contained in the Information Memorandum is true and accurate and complete in all material respects on the date thereof (or, if different, as of the date when it is stated) and that no Relevant Company nor the Parent Company omits to make any non-disclosure which would make the Information Memorandum misleading in any material respect, and in the case of any financial projections or expressions of opinion contained in the Information Memorandum, procure that such projections and expressions are prepared or made in good faith and on the basis of assumptions believed by the Relevant Companies to be reasonable; and

          (ii) ensure that, if in the opinion of the Arranger it is necessary for the purpose of Syndication, the Information Memorandum is updated immediately prior to Syndication;

     (N)  INTERCONNECTION

          ensure that the Networks are compatible with and satisfactorily interconnect with such networks as are required to enable the Business to be carried on in accordance with the current Business Plan;

     (O)  ADDITIONAL SECURITY

          ensure that promptly in response to any written request of the Security Agent any assets which are acquired by any Relevant Company in connection with the Business after the date of this Agreement are secured in favour of, and to the satisfaction of, the Beneficiaries as soon as they are acquired provided that no security shall be required to be created over any asset in relation to which both of the following requirements are satisfied: (a) it is legally necessary (in order to ensure the validity or priority of such security) to create the security by way of a document which specifically identifies the asset rather than by way of a general description of assets of a specified class or at a specified location; and (b) the asset has a market value of less than Euro 1,000,000 (one million euro);


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                                       63


     (P)  APPLICATION OF PROCEEDS

          (i) promptly apply the proceeds of each Advance in the manner and for the purpose contemplated by, and in accordance with, Clause 3.4, 4.2, 5.2 or 6.2, as the case may be;

          (ii) ensure that all proceeds received by any Relevant Company from any source are promptly deposited into a Pledged Account;

     (Q)  PAYMENTS FROM SUBSIDIARIES

          ensure that all payments to any Relevant Company by such Relevant Company's subsidiaries (if any) to enable it to pay amounts due under the Facility Documents to which it is a party are lawfully made;

     (R)  SECURITY AND NEW SUBSIDIARIES

          ensure that any subsidiary created or acquired by the Borrower after the date of this Agreement shall grant security to the Lenders in form and substance satisfactory to the Lenders;

     (S)  CASH SWEEP

          procure that FirstMark Deutschland shall make a loan to the Borrower
          (a) promptly and in any case within five Business Days after each payment by the Borrower to FirstMark Deutschland pursuant to the Service Level Agreement specified in paragraph 1 of Schedule 8; (b) of an amount equal to the excess (if any) of such payment over the aggregate amount reasonably believed by FirstMark Deutschland to be required by it as working capital or otherwise for the purpose of its business during the period of one week beginning on the date of such payment pursuant to such Service Level Agreement; (c) maturing at the time of the next payment by the Borrower pursuant to such Service Level Agreement but repayable on demand of FirstMark Deutschland prior to such time to meet ongoing cash needs of FirstMark Deutschland; and
          (d) which is interest-free and on such other terms as may be agreed between the Borrower and FirstMark Deutschland; and

     (T)  FURTHER ASSURANCES

          shall procure that each Relevant Company party to a Facility Document shall, execute any and all further documents, agreements and instruments, and take all such further action (including the filing and registration of any such documents, agreements and instruments which may be required under any applicable law, or which the Agent may reasonably request, to give effect to the transactions contemplated by the Facility Documents.


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                                       64


22.2 BORROWER'S NEGATIVE COVENANTS

     The Borrower may not, and the Borrower shall procure that each other Relevant Company shall not:

     (A)  NEGATIVE PLEDGE

          create or permit to subsist any security over all or any of its business or assets other than a Permitted Encumbrance or as permitted under Clause 22.3;

     (B)  DISPOSALS

          sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the Project Assets with an aggregate value in excess of Euro 2,000,000 in any financial year other than:

          (i) disposals of cash raised or borrowed for the purpose for which it was raised or borrowed;

          (ii) disposals of assets on an arm's length basis provided the prior consent of an Instructing Group is obtained, such consent not to be unreasonably withheld;

          (iii) the sale of assets on an arm's length basis in order to fund the purchase of replacement assets which are to be used for the same purpose and which are of a comparable or superior type, value and quality; and

          (iv) disposals of assets which are redundant or obsolete or otherwise no longer necessary for the operation of the Network or any other part of the Business.

     (C)  PERMITTED INDEBTEDNESS

          create, assume, incur or otherwise permit to be outstanding any Financial Indebtedness other than Permitted Indebtedness or the Borrower's counter-indemnification obligations in relation to any Local Guarantee.

     (D)  FINANCIAL ACCOMMODATION

          (i) advance money or make available financial accommodation (including for the avoidance of doubt, participating debt) to or for the benefit of;

          (ii) give a guarantee, indemnity or other assurance for borrowed money, or grant any encumbrance in or over its assets in connection with an obligation or liability of;

          (iii) perform any obligation or settle any liability of; or


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                                       65


          (iv) subscribe for, or otherwise acquire any Investments in,

          any person other than:

          (a) with the prior written consent of the Lenders (which is hereby given in relation to the indemnity in Clause 6.7);

          (b) unless the aggregate amount of all such monies advanced, financial accommodation made available, amounts guaranteed and amounts in respect of which an indemnity or other assurance for borrowed money is given, and the amount of all such liabilities and obligations does not exceed Euro 2,000,000; or

          (c) employee loans up to a maximum aggregate amount of Euro 250,000 from time to time; or

          (d) trade credit in the ordinary course of business for not longer than 60 days; or

          (e)  pursuant to Clause 22.3;

     (E)  INTRA-GROUP TRANSACTIONS

          allow any Financial Indebtedness to exist between itself and any other member of the Group unless such Financial Indebtedness is subordinated to amounts owed to the Beneficiaries under the Facility Documents, nor (save as expressly provided for in the Project Documents) enter into material transactions with other members of the Group other than on arms' length terms;

     (F)  DIVIDENDS, DISTRIBUTIONS AND PAYMENTS UNDER PARENT COMPANY LOANS

          pay, make or declare any dividend or other distribution to the Parent Company, or any payment in respect of Subordinated Debt of the Borrower, including any hidden profit distribution (VERDECKTE GEWINNAUSSCHUTTUNG) except for any hidden profit distribution which is assumed safely as a result of the application of Section 8A KORPERSCHAFTSSTEUERGESETZ (German Corporation Income Tax Act) other than:

          (i)  Permitted Distributions; or

          (ii) with the prior written consent of the Lenders.

     (G)  AMENDMENT OF PROJECT DOCUMENTS

          without the prior consent of an Instructing Group permit or agree to any amendment, waiver, termination or assignment of any of the terms and conditions of any Project Document where such amendment, waiver, termination or assignment is reasonably likely to have a Material Adverse Effect;

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                                       66


(H)  NEW SUBSIDIARIES

     acquire any subsidiaries in any financial year for consideration greater than Euro 25,000,000, except:

     (i)  with the prior written consent of the Lenders;

     (ii) where the Agent has, not less than 15 Business Days prior to such acquisition being contractually agreed to, been provided with evidence reasonably satisfactory to the Agent that (a) such acquisition will not result in a breach of any covenant stated in Clause 21 and (b) such acquisition is not reasonably likely to cause a Material Adverse Effect.

(I)  SUBSIDIARIES OUTSIDE GERMANY

     create or acquire any subsidiary whose place of incorporation and/or principal place of business is outside Germany.

(J)  SOLE BUSINESS

     carry on any business other than the Business;

(K)  TRANSACTIONS ON ARM'S LENGTH TERMS

     enter into any transactions or series of transactions with any person except on arm's length terms and conditions;

(L)  WAIVE FINANCIAL INDEBTEDNESS

     release or waive any Financial Indebtedness owed by any person to it other than for valuable market consideration;

(M)  CONSTITUTIONAL DOCUMENTS

     amend its constitutional documents in any manner except as required under the law of its jurisdiction of incorporation (in which case the Borrower shall notify the Agent of such requirement immediately) or in a manner to which the Agent has given its prior written consent where such amendment is reasonably likely to have a Material Adverse Effect;

(N)  PROFIT SHARING

     without the prior written consent of the Agent (acting on the instructions of all the Lenders) enter any joint venture, partnership or similar arrangements whereby any income or profits (however described) are, or would be, shared with any other party;
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                                       67


(O)  CHANGE TO STRUCTURE

     without the prior written consent of the Agent (acting on the instructions of an Instructing Group, acting reasonably) make any material change to the relative roles, in relation to the Network, of the Borrower and FirstMark Deutschland, as illustrated in Part 2 of Schedule 6; and

(P)  BANK ACCOUNTS

     on or from the Tranche A Financial Completion Date, open, operate or have any interest (whether alone or with any other person) in any account with a bank or other financial institution other than the Pledged Accounts.

22.3 CASH COLLATERALISED BANK GUARANTEES

     Notwithstanding the other provisions of this Agreement, the Borrower may establish a bank account (the "CASH COLLATERAL ACCOUNT"), with a branch of Deutsche Bank AG to be agreed between the Borrower and Deutsche Bank AG, which is not a Pledged Account. The Cash Collateral Account may be the subject of security in favour of Deutsche Bank AG, securing the counter-indemnification obligations of the Borrower in relation to one or more guarantees (the "LOCAL GUARANTEES") issued by Deutsche Bank AG at the request of the Borrower. No Local Guarantee shall be issued unless the counter-indemnification obligations of the Borrower in relation to it shall be fully cash-collateralised by amounts deposited in the Cash Collateral Account. The counter-indemnification obligations of the Borrower in relation to the Local Guarantees shall at no time exceed in aggregate Euro 10,000,000 (ten million euro). The amount standing to the credit of the Cash Collateral Account shall at no time exceed the lesser of (a) the aggregate contingent counter-indemnification obligations of the Borrower at that time in relation to the Local Guarantees; and (b) Euro 10,000,000 (ten million euro).

23.  EVENTS OF DEFAULT

23.1 EVENTS OF DEFAULT

     If:

     (A)  NON-PAYMENT

          subject to Clause 23.3, any party to a Facility Document other than a Beneficiary fails to pay:

          (i) any sum due from it under or in connection with any Facility Documents in respect of the payment of principal under any Loan, upon such sum becoming due and payable, in the currency and in the manner specified;

          (ii) any sum due from it under or in connection with the Facility Documents in respect of the payment of interest under any Loan, within three
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                                       68

          Business Days of such sum becoming due and payable, in the currency and in the manner specified; and

          (iii) any other sum due from it under or in connection with the Facility Documents within five Business Days of such sum becoming due and payable, in the currency and in the manner specified.

     (B)  SECURITY DOCUMENTS

          any party to a Security Document (other than a Beneficiary) is in default of its material obligations thereunder, and such default continues unremedied for five Business Days or more or any Security Document ceases to be effective to create and maintain a first-ranking security over the assets specified therein, and such failure is not remedied within 15 Business Days of the Borrower becoming aware of the same.

     (C)  BREACH OF FACILITY DOCUMENTS

          other than in respect of a breach pursuant to Clause 23.1(A), any party (other than a Beneficiary) fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Facility Document to which it is a party and such failure or non-compliance, if capable of remedy, is not remedied to the reasonable satisfaction of the Agent within 30 days of such party or any Beneficiary becoming aware of such breach;

     (D)  INVALIDITY OF FACILITY DOCUMENTS

          any material obligation of any party to a Facility Document (other than a Beneficiary) ceases to be legal, valid and binding in accordance with its terms.

     (E)  BREACH OR REPUDIATION OF PROJECT DOCUMENTS

          any Relevant Company fails duly to perform or comply with, or repudiates or evidences an intention to repudiate, any of the material obligations expressed to be assumed by it in any Project Document or any other material contract, instrument, agreement, arrangement or understanding to which it is a party and such breach is not cured within any grace period permitted under the terms of such Project Document, material contract, instrument, agreement, arrangement or understanding and the occurrence of such failure is reasonably likely to have a Material Adverse Effect.

     (F)  MISREPRESENTATIONS

          any representation or statement made (i) pursuant to any Facility Documents (other than by a Beneficiary) or (ii) in any notice or other document, certificate or statement delivered pursuant to a Facility Document (other than by a Beneficiary), is or proves to have been incorrect or misleading in any material respect when made.
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                                       69


     (G)  TERMINATION, ETC. OF TRANSACTION DOCUMENTS

          (i) any Project Document is amended, modified, suspended, cancelled, revoked, surrendered or terminated (whether in whole or in part) and the same is reasonably likely to have a Material Adverse Effect;

          (ii) any consent, licence, approval, authorisation, registration or permit required or obtained by any party to a Transaction Document (other than a Beneficiary) for the execution, delivery and performance of any Transaction Document or the undertaking of the Business is suspended, cancelled, revoked, surrendered or terminated, in whole or in part, or any part of the Business is or is likely to be permanently suspended or abandoned and the same is reasonably likely to have a Material Adverse Effect; or

          (iii) any party is in breach of any Project Document and the same is reasonably likely to have a Material Adverse Effect.

     (H)  CROSS DEFAULT

          any Financial Indebtedness of any Relevant Company or the Parent Company (in the case of the Parent Company being an aggregate amount of more than Euro 10,000,000) is not paid when due (or within any applicable grace period appearing in the relevant document), becomes due and payable prior to its specified maturity or any creditor becomes entitled to declare any indebtedness due and payable prior to its specified maturity, in each case as a result of the occurrence of a default (howsoever described).

     (I)  FAILURE TO PAY DEBTS

          any Relevant Company or the Parent Company is unable to pay its debts as they fall due, ceases to make payments or commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors, or makes any good faith application for the opening of a court composition (GERICHTLICHES VERGLEICHSVERFAHREN) without the prior approval of the Agent acting on the instructions of all the Lenders.

     (J)  COMMENCEMENT OF INSOLVENCY PROCEEDINGS

          any action or legal proceedings are started against any Relevant Company or the Parent Company for its winding-up, dissolution, administration, bankruptcy or any similar or analogous proceeding or by any Relevant Company or the Parent Company in order for it to be declared in suspension of payments and such action or proceedings are not dismissed, stayed or terminated within 30 days of being commenced other than for the purposes of a solvent reconstruction on terms and conditions approved by the Agent acting on the instructions of all the Lenders.
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                                       70


     (K)  ENFORCEMENT OF ENCUMBRANCES

          any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole or any material part of the Project Assets and is not discharged or stayed within 30 days of being commenced.

     (L)  EXPROPRIATION OF ASSETS, PRIVATISATION

          by or under the authority of any government any of the issued shares of any Relevant Company or the whole or any material part of its revenues or assets is seized, nationalised, expropriated, compulsorily acquired or otherwise removed from the control or ownership of the owner of such shares or of such Relevant Company and such action is reasonably likely to have a Material Adverse Effect.

     (M)  ILLEGALITY

          at any time it is or becomes unlawful for any of the Relevant Companies and the Parent Company to perform or comply with any or all of their respective material obligations under the Transaction Documents or any of their respective material obligations are not or cease to be (subject only to the Reservations) legal, valid and binding.

     (N)  CESSATION OF BUSINESS

          any Relevant Company ceases to carry on the Business.

     (O)  MATERIAL ADVERSE EFFECT

          any event or series of events occurs which has or is reasonably likely to have a Material Adverse Effect.

     (P)  MATERIAL ADVERSE CHANGE

          a material adverse change in the business or condition (financial or otherwise) of the Relevant Companies (taken as a whole) occurs since 31st December, 1999.

     (Q)  CHANGE OF CONTROL

          (i) the Parent Company ceases for any reason to control (as such term is defined in the definition of Affiliate) the Borrower;

          (ii) FirstMark Deutschland or any other Relevant Company, (other than the Borrower) ceases to be directly or indirectly, a wholly-owned subsidiary of the Borrower.
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                                       71


     (R)  EQUITY COMMITMENT UNDERTAKING

          the Parent Company breaches any of its material obligations under the Equity Commitment Undertaking.

     (S)  FAILURE TO COMPLY WITH FINAL JUDGEMENT

          any Relevant Company fails to comply with or pay any sum due from it under any final judgement for an amount in excess of Euro 500,000 or final order for an amount in excess of Euro 500,000 made or given by any court of competent jurisdiction, in each case where a stay of execution of such final judgment or order is not procured within 30 days of entry thereof, then the Agent shall, if so instructed by an Instructing Group, by written notice to the Borrower:

          (1) declare the Advances together with accrued interest and any other sums then owed by the Borrower under this Agreement to be immediately due and payable or declare the Advances to be due and payable on demand from the Agent together with accrued interest and any other sums then owed by the Borrower under this Agreement or any of the other Facility Documents; and/or

          (2) cancel the Facilities and the Available Commitments of each Lender shall be reduced to zero.

23.2 ACCELERATION

     If, pursuant to Clause 23.1, the Agent declares the Advances to be due and payable on demand the Agent shall, if so instructed by an Instructing Group, by written notice to the Borrower call for repayment of the Advances together with accrued interest and any other sums then owed by the Borrower under this Agreement or any other Facility Document on the date specified in the notice or withdraw its declaration with effect from the date specified in the notice.

23.3 TECHNICAL DEFAULT IN PAYMENT

     Failure by any member of the Group to pay an amount due will not constitute an Event of Default under Clause 23.1(A) if:
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                                       72


     (A) before the exercise of the Agent's powers under Clause 23.1 the relevant party demonstrates to the satisfaction of the Agent that it had sufficient available funds with its bankers and had given appropriate instructions to those bankers to make that payment and that the payment would have been made but for temporary technical or administrative difficulties outside the control of such party; and

     (B) payment is received in the manner required within six Business Days of the due date.

The Agent need not wait for a demonstration under Clause 23.3(A) before exercising its powers under this Clause 23.3.
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                                       73


                                     PART 8
                         DEFAULT INTEREST AND INDEMNITY

24.  DEFAULT INTEREST AND INDEMNITY

24.1 ACCRUAL AND PAYMENT OF DEFAULT INTEREST

     (A) Subject as stated in paragraph (B), interest shall accrue on each unpaid amount which is due and payable by the Borrower under or in respect of this Agreement:

          (i) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of demand;

          (ii) both before and after judgment (as a separate and independent obligation); and

          (iii) at the rate equal to the sum of (a) 2% per annum plus (b) EURIBOR for such successive periods as may be selected by the Agent plus (c) the Margin (if any) applicable to the amount immediately before the due date, plus (d) the Mandatory Cost, if any.

     (B) This Clause shall not apply to any interest payable under this Agreement, including interest payable under this Clause.

     (C) The Borrower shall pay interest accrued under this Clause on demand by the Agent and on the last Business Day of each period specified by the Agent. That interest is payable in the currency of the unpaid amount upon which it accrues.

24.2 BROKEN PERIODS

     If any Lender or the Agent on its behalf receives or recovers all or any part of the Lender's share of an Advance (including, for the avoidance of doubt, as a result of any prepayment in accordance with this Agreement) otherwise than on the last day of an Interest Period relating to that Advance, the Borrower shall pay to the Agent on demand for the account of the Lender an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a Euro deposit equal to the amount so received or recovered placed by it with a prime bank in the European inter-bank market for a period starting on the Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

24.3 BORROWER'S INDEMNITY

     The Borrower indemnifies each Beneficiary against any loss, liability, cost and expense that is incurred or sustained by the Beneficiary as a consequence of:
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                                       74

     (A)  the occurrence of any Event of Default or Potential Event of Default;

     (B) any exercise or attempted exercise of any right, power or remedy under any Facility Document or any failure to exercise any right, power or remedy except where that failure is due to the wilful misconduct or gross negligence of that Beneficiary;

     (C)  any Environmental Claim;

     (D) an Advance requested in a Notice of Drawdown not being provided for any reason (including failure to fulfil any condition precedent but excluding any default by the Beneficiary which is claiming under this Clause); or

     (E) a Beneficiary receiving payments of principal in respect of any Advance other than on the last day of an Interest Period relating to the Advance or any period under Clause 24.1 for any reason, including a prepayment in accordance with this Agreement which is not otherwise compensated by operation of Clause 24.2.

     Without limitation, the indemnity will cover any amount reasonably determined by the relevant Beneficiary to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the relevant Beneficiary to fund or maintain any Advance or amount (including loss of Margin) or by reason of the termination or reversing in whole or part of any agreement or arrangement entered into by the relevant Beneficiary to hedge, fix or limit its effective cost of funding or maintaining any Advance or amount.

24.4 UNPAID SUMS AS ADVANCES

     Any unpaid sum shall, for the purposes of this Clause 24 and Clause 16.1, be treated as an Advance and accordingly in this Clause 24 and Clause 16.1 the term "ADVANCE" includes any unpaid sum and the term "INTEREST PERIOD", in relation to an unpaid sum, includes each such period relating to an unpaid sum as specified by the Agent under Clause 24.1.
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                                       75


                                     PART 9
                                    PAYMENTS

25.  CURRENCY OF ACCOUNT AND PAYMENT

25.1 CURRENCY OF ACCOUNT

     The Euro is the currency of account and payment for each and every sum at any time due from the Borrower under any Facility Document except that:

     (A) each payment in respect of costs and expenses shall be made in the currency in which they were incurred; and

     (B) each payment under Clause 14.1, 14.2, 15.2 or Clause 16.1 shall be made in the currency specified by the party claiming under the relevant Clause.

25.2 CURRENCY INDEMNITY

     If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation to any Facility Document has to be converted from the currency (the "FIRST CURRENCY") in which it is payable under any Facility Document or under the order or judgment into another currency (the "SECOND CURRENCY") for the purpose of:

     (A)  making or filing a claim or proof against the Borrower;

     (B)  obtaining an order or judgment in any court or other tribunal; or

     (C)  enforcing any order or judgment;

     the Borrower shall indemnify and hold harmless each of the persons to whom the sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for that purpose of converting the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which a person may in the ordinary course of business purchase the first currency with the second currency on receipt of a sum paid to it in satisfaction, in whole or in part, of any order, judgment, claim or proof.

26.  PAYMENTS

26.1 PAYMENTS TO THE AGENT

     On each date on which this Agreement requires an amount denominated in Euros to be paid by the Borrower or any Lender, the Borrower or, as the case may be, the Lender shall make the amount available to the Agent by payment in Euros and in same day funds (or in such other funds as may for the time being be customary in the principal financial centre of any participating member state for the settlement of international banking transactions in Euros) to the Agent's account number 9380999 with Deutsche Bank AG, Frankfurt (or such other account or bank as the Agent may have specified for this purpose).
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                                       76


26.2 ALTERNATIVE PAYMENT ARRANGEMENTS

     If, at any time, it becomes impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for the Borrower to make any payments in the manner specified in Clause 26.1, then the Borrower may agree with each or any Lender alternative arrangements for the payment direct to the Lender of amounts due to the Lender Provided that, in the absence of any agreement with the relevant Lender, the Borrower shall be obliged to make all payments due to the relevant Lender in the manner specified in the Facility Documents. On reaching agreement the Borrower and the relevant Lender shall immediately notify the Agent and shall promptly notify the Agent of all payments made direct to the relevant Lender.

26.3 PAYMENTS BY THE AGENT

     Except as otherwise provided in this Agreement, each payment received by the Agent for the account of another person pursuant to Clause 26.1 shall be made available by the Agent to that other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to the account of the person with the bank in the principal financial centre of any participating member state that person shall have previously notified to the Agent.

26.4 NO SET-OFF

     All payments required to be made by the Borrower under any Facility Document shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

26.5 CLAWBACK BY AGENT

     Where a sum is to be paid under any Facility Document to the Agent for account of another person, the Agent shall not be obliged to make the sum available to that other person until it has been able to establish to its satisfaction that it has actually received the sum, but if it does so and it proves to be the case that it had not actually received the sum, the person to whom the sum was made available shall on request refund the sum to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of it having paid out the sum prior to it having received the sum.

26.6 DATE

     If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day unless the result of such an extension would be that such payment would be due on a day in the following calendar month in which event such payment shall be due on the last preceding Business Day.
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                                       77


27.  SET-OFF

27.1 CONTRACTUAL SET-OFF

     Following the occurrence of an Event of Default which is continuing unremedied and unwaived, the Borrower authorises each Lender to apply any credit balance to which the Borrower is entitled on any account of the Borrower with that Lender in satisfaction of any sum due and payable from the Borrower to the relevant Lender but unpaid. For this purpose, each Lender is authorised to purchase with the moneys standing to the credit of any such account any other currencies necessary to effect the application.

27.2 SET-OFF NOT MANDATORY

     No Lender shall be obliged to exercise any right given to it under Clause 27.1.

28.  PROPORTIONATE SHARING

28.1 SHARING

     Whenever any Lender receives or recovers any money in respect of any sum due from the Borrower under a Facility Document in any way (including by set-off) except through distribution by the Agent under this Agreement:

     (A)  the Lender shall immediately notify the Agent;

     (B) the Lender shall immediately pay that money to the Agent (unless the Agent directs otherwise);

     (C) the Agent shall treat the payment as if it were a payment by the Lender on account of all sums then payable to the Beneficiaries; and

     (D) (i) the payment or recovery will be taken to have been a payment for the account of the Agent and not to the Lender for its own account, and the liability of the Borrower to the Lender will not be reduced by the recovery or payment, other than to the extent of any distribution received by the Lender under paragraph (C); and

          (ii) (without limiting sub-paragraph (i)) immediately on the Lender making or becoming liable to make a payment under paragraph (B), the Borrower shall indemnify the Lender against the payment to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

     If the Lender is required to disgorge or unwind all or part of the relevant recovery or payment then the other Lenders shall repay to the Agent for the account of the Lender the amount necessary to ensure that all the Lenders share rateably in the amount of the recovery or payment retained. Paragraphs (c) and (d) above apply only to the retained amount.
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28.2 REFUSAL TO JOIN IN ACTION

     A Lender who does not accept an invitation to join an action against the Borrower or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.
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                                    PART 10
                            FEES, COSTS AND EXPENSES

29.  COMMITMENT COMMISSION AND FEES

29.1 COMMITMENT COMMISSION

     The rate of the commitment commission in relation to the Facilities shall be 0.75% per annum. This commission will accrue on an amount equal to the Available Commitment of each Lender in respect of each of the Tranche B Facility, the Tranche C Facility and the Tranche D Facility. This commission will accrue on a daily basis from (and including) the date of this Agreement to (but excluding) the date upon which the aggregate of the Available Commitments of the Lenders is reduced to zero. The commission is payable to the Agent in arrear for the account of each Lender (i) at the end of each Quarter, commencing on the date of the Facility Agreement; and
     (ii) on repayment in full of the last to be repaid in full of the Facilities. For the avoidance of doubt, in relation to the Tranche D Facility the commission is payable to the Agent for the account of the Lenders and not to the Fronting Bank.

29.2 UP-FRONT FEE

     The Borrower shall pay to the Agent for the account of the Lenders the up-front and commitment fees specified in the letter agreement relating to this Agreement and dated on or about the date of this Agreement between the Borrower and the Arranger.

29.3 AGENCY AND SECURITY AGENCY FEES

     The Borrower shall pay to the Agent and the Security Agent the fees specified in the letter agreement relating to this Agreement and dated on or about the date of this Agreement between the Borrower, the Agent and the Security Agent.

30.  COSTS AND EXPENSES

30.1 TRANSACTION EXPENSES

     The Borrower shall reimburse the Arranger, the Agent and the Security Agent for all reasonable costs and expenses (including reasonable legal and notarial fees) together with any VAT incurred by it in connection with:

     (A)  carrying out all due diligence enquiries and searches;

     (B) the negotiation, preparation, execution and translation of each of the Facility Documents and, if any such party is involved in the negotiation of any Project Document, the relevant Project Document;

     (C) the completion of the transactions contemplated in the Transaction Documents;

     (D) any Syndication (excluding any legal counsel's fees of any transferee under the Syndication);
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     (E)  the conduct of any audits;

     (F)  the appointment of, and ongoing costs of engaging, consultants; and

     (G) any amendment or waiver of any of the requirements under this Agreement requested by the Borrower;

     (H) any exercise or attempted exercise of any right, power or remedy under any Facility Document or any failure to exercise any right, power or remedy except where that failure is due to the wilful misconduct or gross negligence of, as the case may be, the Agent or the Security Agent, in each case subject to the terms of any agreement then made by the Borrower and the Agent relating to such costs and expenses.

30.2 PRESERVATION AND ENFORCEMENT OF RIGHTS

     The Borrower shall, from time to time on demand from the Agent, the Lenders, or the Security Agent reimburse the Agent, the Lenders and the Security Agent respectively for all reasonable costs and expenses (including legal and notarial fees), together with any VAT incurred, in or in connection with the preservation or enforcement of any of the rights of the Agent, the Security Agent or the Lenders under the Transaction Documents.

30.3 STAMP TAXES

     The Borrower shall pay all stamp, registration and other taxes to which any Facility Document or any judgment given in connection with any Facility Document is or at any time may be subject and the Borrower shall, from time to time on demand from the Agent, indemnify the Agent and each Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax.

30.4 LENDERS' LIABILITIES FOR COSTS

     If the Borrower fails to perform any of its obligations under this Clause 30, each Lender shall, in proportion to its aggregate participation in the Loans (or, if no Advances have been made, the Available Facilities) for the time being (or, if the Loans have been repaid in full, immediately prior to the final repayment), indemnify the Agent (or as the case may be the Security Agent) against any loss incurred by it as a result of the failure and the Borrower shall immediately reimburse each Lender for any payment made by it pursuant to this Clause 30.4.
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                                    PART 11
                               AGENCY PROVISIONS

31.  THE AGENT, THE SECURITY AGENT, THE ARRANGER AND THE LENDERS

31.1 APPOINTMENT OF THE AGENT

     Each Lender appoints the Agent and the Security Agent to act as its agent in connection with the Facility Documents and authorises the Agent and the Security Agent to exercise all rights, powers, authorities and discretions specifically delegated to the Agent, or as the case may be the Security Agent, by the terms of the Facility Documents together with all incidental rights, powers, authorities and discretions. Neither the Agent nor the Security Agent shall start any legal action on behalf of any Lender without such Lender's prior written consent.

31.2 AGENT'S AND SECURITY AGENT'S DISCRETIONS

     Each of the Security Agent and the Agent may:

     (A) assume, unless it has, in its capacity as agent for the Lenders, received notice to the contrary from any other party to this Agreement, that:

          (i) any representation made by any of the Relevant Companies and the Parent Company under any Facility Documents is true;

          (ii) no Event of Default or Potential Event of Default has occurred;

          (iii) none of the Relevant Companies or the Parent Company is in breach of or default under its obligations under any Facility Documents; and

          (iv) any right, power, authority or discretion vested under any Facility Document upon an Instructing Group, the Lenders or any other person or group of persons has not been exercised;

     (B) assume that the Facility Office of each Lender is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from the Lender a notice designating some other office of the Lender to replace its Facility Office and act upon any notice until it is superseded by a further notice;

     (C) engage and pay for the advice or services of any lawyers, accountants, surveyors or other technical or other experts whose advice, expert opinion (SCHIEDSGUTACHTEN) or services may seem necessary, expedient or desirable and rely upon any advice so obtained;

     (D) rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower on a certificate signed by or on behalf of the Borrower;
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     (E)  rely on any communication or document (including any Invoice received by it) believed by it to be genuine;

     (F) refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents unless and until instructed by an Instructing Group as to whether or not the right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     (G) refrain from acting in accordance with any instructions of an Instructing Group or all the Lenders to begin any legal action or proceeding arising out of or in connection with any Facility Document until it has received all the security it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT which it will or may expend or incur in complying with the instructions.

31.3 AGENT'S OBLIGATIONS

     The Agent shall:

     (A) promptly inform each Lender and the Fronting Bank of the contents of any notice or document received by it in its capacity as Agent from any of the Relevant Companies and the Parent Company under any Facility Document to which the same is a party;

     (B) promptly notify each Lender and the Fronting Bank of the occurrence of any Event of Default or any default by any of the Relevant Companies and the Parent Company in the due performance of or compliance with its obligations under any Facility Document of which the Agent has notice from any other party to them;

     (C) except as otherwise provided under the Facility Documents, act as agent under the Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Lenders and the Fronting Bank; and

     (D) if so instructed by an Instructing Group or all the Lenders, refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents.

31.4 EXCLUDED OBLIGATIONS

     Despite any other provisions of this Agreement, neither the Agent nor the Security Agent shall:

     (A)  be bound to enquire as to:

          (i) whether or not any representation made by any of the Relevant Companies or the Parent Company in connection with any Facility Document is true;

          (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default;

          (iii) the performance by any of the Relevant Companies or the Parent Company of its obligations under any Facility Document;

          (iv) the accuracy of validity of any Invoice attached to a Notice of Drawdown pursuant to Clause 7.1 (A); or

          (v) any breach by any of the Relevant Companies or the Parent Company of its obligations under any Facility Document.

     (B) be bound to account to any Beneficiary for any sum or the profit element of any sum received by it for its own account; or

     (C) be bound to disclose to any other person any information relating to any member of the Group if the disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (D) be under any obligations other than those for which express provision is made under the Facility Documents.

31.5 INDEMNIFICATION

     Each Lender shall, from time to time on demand by the Agent or the Security Agent, indemnify the Agent, or as the case may be the Security Agent, in proportion to its aggregate participation in the Loans (or, if no Advances have been made, the Available Commitments) at the time of such demand (or, if the Loans have then been repaid in full, immediately prior to the final repayment), from and against any and all costs, obligations, damages, penalties, actions, judgments, suits, claims, losses, expenses (including legal fees), liabilities or disbursements of any kind or nature whatever together with any VAT which the Agent (or as the case may be the Security Agent) may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in any way relating to or arising out of the Facility Documents or any action taken or omitted by the Agent (or as the case may be the Security Agent) under the Facility Documents. Without limiting the above each Lender agrees to reimburse the Agent and the Security Agent promptly on demand for its rateable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent and the Security Agent respectively in connection with the preparation, execution, delivery, administration, modification, notarisation, translation, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Facility Documents, to the extent that the Agent (or as the case may be the Security Agent) is not reimbursed for those expenses by the Borrower.

31.6 EXCLUSION OF LIABILITIES

     None of the Agent, the Security Agent or the Arranger accepts any responsibility for the accuracy or completeness of any information supplied by any member of the Group in connection with the Facility Documents or for the legality, validity, effectiveness, adequacy or enforceability of the Facility Documents. None of the Agent, the Security Agent or the Arranger shall be under any liability as a result of taking or omitting to take any action in relation to the Facility Documents (including in relation to any confirmation as to the satisfaction of conditions precedent to the availability of one or more Facilities), except in the case of gross negligence or wilful misconduct.

31.7 NO ACTIONS

     Each of the Lenders agrees that it will not assert or seek to assert against any director, officer or employee of the Agent, the Security Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 31.6.

31.8 BUSINESS WITH THE GROUP

     The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.9 RESIGNATION AND REMOVAL

     Either or both of the Agent and the Security Agent may resign its appointment under this Agreement at any time by giving not less than thirty days' prior written notice to that effect to each of the other parties to this Agreement. Either or both of the Agent and the Security Agent may be removed from its position under this Agreement by an Instructing Group giving written notice to that effect to it. The Lenders will consider in good faith any request for a change of Agent received by them from the Borrower. Any such request shall state the reasons underlying it. No resignation or removal shall be effective until a successor for the Agent (or as the case may be the Security Agent) is appointed in accordance with the following provisions of this Clause 31.

31.10 SUCCESSOR AGENT

     If the Agent or the Security Agent gives notice of its resignation pursuant to Clause 31.9, any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent (or as the case may be the Security Agent) by an Instructing Group (with the Borrower's agreement) during the period of the notice but, if no such successor is appointed, the Agent (or as the case may be the Security Agent) may appoint a successor itself.

31.11 RIGHTS AND OBLIGATIONS

     If a successor to either or both of the Agent and the Security Agent is appointed under the provisions of Clause 31.10:

     (A) the retiring agent shall be discharged from any further obligation under this Agreement but shall remain entitled to the benefit of the provisions of this Clause 31.11, and
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                                       85


     (B) its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been a party to this Agreement.

31.12 OWN RESPONSIBILITY

     It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Lender warrants to the Agent, the Security Agent and the Arranger that it has not relied on and will not rely on the Agent, the Security Agent or the Arranger:

     (A) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any member of the Group in connection with any Facility Document or the transactions contemplated by the Facility Documents (whether or not that information has been or is circulated to any Lender by the Agent, the Security Agent or the Arranger); or

     (B) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

31.13 AGENCY DIVISION SEPARATE

     In acting as agent for the Lenders, the Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any of its other divisions or departments and, despite Clause 31.14, any information received by another division or department of the Agent or the Security Agent may be treated as confidential and shall not be regarded as having been given to the Agent's (or as the case may be the Security Agent's) agency division.

31.14 CONFIDENTIAL INFORMATION

     Despite any other provision of this Agreement and without prejudice to the provisions of Clause 31.13, neither the Security Agent nor the Agent shall as between itself and the Lenders be bound to disclose to any Lender or other person any information which is supplied by any member of the Group to the Agent (or as the case may be the Security Agent) in its capacity as agent for the Lenders and which is identified by the member of the Group, as the case may be, at the time it is supplied as being confidential information except that the consent of the relevant member of the Group to the disclosure shall not be required in relation to any information which in the opinion of the Agent (or as the case may be the Security Agent) relates to an Event of Default or Potential Event of Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Agent (or as the case may be the Security Agent) and the relevant member of the Group.

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                                    PART 12
                           ASSIGNMENTS AND TRANSFERS

32.  ASSIGNMENTS AND TRANSFERS

32.1 BINDING AGREEMENT

     This Agreement shall be binding on and ensure to the benefit of each party to it and its or any permitted successors, Transferees and assigns.

32.2 NO ASSIGNMENTS AND TRANSFERS BY THE BORROWER

     The Borrower shall not be entitled to assign or transfer any of its rights, benefits or obligations under this Agreement.

32.3 ASSIGNMENTS AND TRANSFERS BY LENDERS

     (A) Subject to (B) below, any Lender may with the prior consent of the Borrower (not to be unreasonably withheld), at any time, assign in accordance with Clause 32.4 all or any of its rights and benefits under the Facility Documents as a Lender or transfer in accordance with Clause 32.5 all or any of its rights, benefits and obligations under the Facility Documents as a Lender. A transfer or assignment shall only be permitted if the transferee or assignee is a Qualifying Bank and the Commitment or Loan which is transferred or assigned is not less than Euro 5,000,000, and it relates to a pro rata Commitment or Loan in relation to each of the Tranche A1 Facility, the Tranche A3 Facility, the Tranche B Facility, the Tranche C Facility and the Tranche D Facility.

     (B) Assignments or transfers permitted under the second sentence of paragraph (A) above by any Lender to any of its Affiliates or which take place upon or after the occurrence of an Event of Default which is continuing unremedied and unwaived do not require the consent, at any time, of the Borrower.

32.4 ASSIGNMENTS BY LENDERS

     If any Lender assigns all or any of its rights and benefits under the Facility Documents in accordance with this Clause 32, then, unless and until the assignee has agreed with the Agent, the Security Agent and the other Lenders that it shall be under the same obligations toward each of them as it would have been under if it had been an original party to this Agreement as a Lender (in which case the assignee shall become a party to this Agreement as a "Lender"), the Agent, the Security Agent and the other Lenders shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been a party to this Agreement.

32.5 TRANSFERS BY LENDERS

     If any Lender wishes to transfer all or any of its rights, benefits or obligations under the Facility Documents as a Lender as contemplated in this Clause 32, the transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer

     Certificate in which event, on the Transfer Date specified in the Transfer Certificate (or any other Business Day endorsed by the Agent on the Transfer Certificate falling on or after) the date of delivery of the Transfer Certificate to the Agent:

     (A) to the extent that in the Transfer Certificate the Lender seeks to transfer its rights, benefits and obligations under the Facility Documents as a Lender, the Borrower and the Lender shall be released from further obligations towards one another under the Facility Documents and their respective rights against one another shall be cancelled (those rights and obligations are referred to in this Clause 32 as "DISCHARGED RIGHTS AND OBLIGATIONS");

     (B) the Borrower and the Transferee shall only assume obligations towards one another or acquire rights against one another which differ from discharged rights and obligations to the extent that they agree to do so;

     (C) the Agent, the Security Agent, the Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party to this Agreement as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of the transfer; and

     (D)  the Transferee shall become a party to this Agreement as a "Lender".

     Any transfer after the Syndication Date shall be subject to a transfer fee of Euro 3,000 (three thousand Euro) which shall be paid by the Transferee to the Agent at the same time as the relative Transfer Certificate is delivered to the Agent.

32.6 NO INCREASED PAYMENTS

     If, at any time, any Lender assigns any of its rights and benefits hereunder or transfers all or any part of its rights, benefits and obligations hereunder at the time of such assignment or transfer there arises an obligation on the part of the Borrower under Clause 14.1 or 16.1 to pay such Lender or its assignee or transferee any amount in excess of the amount it would have then been obliged to pay but for such assignment or transfer, then the Borrower will not be obliged to pay the amount of such excess.

33.  DISCLOSURE OF INFORMATION

     Each of the Beneficiaries agrees to keep all information made available to it (either before or after the date of this Agreement) by or on behalf of the Borrower and any Affiliates, agents or legal or financial advisers of it confidential and not to communicate or allow communication of that information to any third party without the prior written consent of the person, concerned, unless:

     (A) the information is disclosed in connection with any Syndication or to potential participants in the Facility Documents and the recipient of the information agrees to keep the information confidential on the same basis as this Clause 33;
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                                       88


     (B) disclosure is required by law or regulation or order of a competent court or authority;

     (C) the information concerned has otherwise entered the public domain without default on the part of any Beneficiary; or

     (D) the information is being passed to professional advisers and the recipient of the information is bound by rules of professional conduct to keep the information confidential on the same basis as this Clause 33.

                                    PART 13
                                 MISCELLANEOUS

34.  CALCULATIONS AND EVIDENCE OF DEBT

34.1 BASIS OF ACCRUAL

     Interest and commitment fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

34.2 QUOTATIONS

     If on any occasion a Reference Bank or Lender fails to supply the Agent with a quotation as required under the provisions of this Agreement, the rate for which the quotation was required shall be determined from those quotations which are supplied to the Agent.

34.3 EVIDENCE OF DEBT

     Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under the Facility Documents.

34.4 CONTROL ACCOUNTS

     (A) The Agent shall maintain on its books a control account or accounts in which shall be recorded:

          (i) the amount of each Advance made or arising under this Agreement and each Lender's share in it,

          (ii) the amount of all principal, interest and other sums due or to become due from the Borrower to any of the Lenders under the Facility Documents and each Lender's share in those sums; and

          (iii) the amount of any sum received or recovered by the Agent under the Facility Documents and each Lender's share in those sums.

     (B) The parties expressly agree that the amount due at any time by the Borrower to any Lender will be the amount specified in a certificate issued by the Agent as representative of any Lender or by any Lender with respect to the amount owed to the Lender and reflecting the balance of the control accounts referred to in paragraph (A) above.

     34.5 PRIMA FACIE EVIDENCE

     In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause
     34.4 shall be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Borrower.
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                                       90


34.6 CERTIFICATES OF LENDERS

     A certificate of a Lender as to:

     (a) the amount by which a sum payable to it under this Agreement is to be increased under Clause 16.1; or

     (b) the amount for the time being required to indemnify it against any cost, payment or liability as mentioned in Clause 14.2 or Clause 16.1,

     shall, in the absence of manifest error, be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Borrower.

34.7 AGENT'S CERTIFICATES

     A certificate of the Agent as to the amount at any time due from the Borrower under this Agreement or the amount which, but for any of the obligations of the Borrower under this Agreement being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from the Borrower under this Agreement shall, in the absence of manifest error, be conclusive for the purposes of Clause 23.

35.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

35.1 REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the Agent, the Security Agent or the Lenders, any right or remedy under the Facility Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies provided under the Facility Documents are cumulative and not exclusive of any rights or remedies provided by law.

35.2 PARTIAL INVALIDITY

     If, at any time, any provision of any Facility Document is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the relevant Facility Document nor the legality, validity or enforceability of the provision under the law of any other jurisdiction shall in any way be affected or impaired as a result.

36.  NOTICES

36.1 COMMUNICATIONS IN WRITING

     Each communication to be made under a Facility Document shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

36.2 DELIVERY

     Any communication or document to be made or delivered by one person to another pursuant to a Facility Document shall (unless that other person has by 15 days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax or telex) or (in the case of any communication made by letter) when left at that address or (as the case may be) 10 days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any other department or officer the Agent shall from time to time specify for this purpose).

36.3 ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

37.  AMENDMENTS

     (A) The Agent, if it has the prior written consent of an Instructing Group and the Borrower, may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Lenders and the Borrower Provided that no waiver or amendment shall subject any party to this Agreement to any new or additional obligations without the consent of that party. The Agent may not grant any waiver or agree any amendment affecting any of the following unless authorised by all the Lenders:

          (i)  the amount of any Facility;

          (ii) the amount or method of calculation of interest, commitment, commission or any fee payable by the Borrower;

          (iii) the manner, currency or timing of repayment of the Loan or of the payment of any other amount;

          (iv) the end of the period during which any Facility is available; (v) the definition of "Instructing Group";

          (vi) the obligations of the Lenders;

          (vii) any security (under the Security Documents or otherwise) for the obligations of the Borrower under this Agreement; or

          (viii) any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

     (B) The Borrower undertakes to do all things necessary to ensure that all amendments are duly notarised and the Lenders and the Security Agent authorise the Agent to execute on their behalf any amendment documents if the Agent is permitted to agree to the amendments reflected in the relevant document under this Clause 37.

     (C) Notwithstanding any other provisions of this Agreement, the Agent shall not be obliged to agree to any amendment or waiver if it would:

          (i) amend or waive any provision of this Clause 37 or Part 11 (Agency Provisions); or

          (ii) otherwise amend or waive any of the Agent's rights under this Agreement or subject the Agent to any additional obligations under this Agreement.

38.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

                                    PART 14
                              LAW AND JURISDICTION

39. LAW AND LANGUAGE

     (A) This Agreement shall be governed by, and shall be construed in accordance with, the law of England and Wales.

     (B) The ruling and operative language of this Agreement will be the English language.

40.  JURISDICTION

40.1 ENGLISH COURTS

     Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Agent, the Security Agent and the Lenders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for those purposes, irrevocably submits to the jurisdiction of the courts of England.

40.2 APPROPRIATE FORUM

     The Borrower irrevocably waives any objection which it might have at any time to the courts referred to in Clause 40.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

40.3 SERVICE OF PROCESS

     The Borrower agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to FirstMark Communications at 4th Floor, 1 James Street, London W1M 5HY or other its registered office for the time being. If the appointment in this Clause 40.3 ceases to be effective in respect of the Borrower, the Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing appointment within 15 Business Days, the Agent shall be entitled to appoint any person for that purpose by notice to the Borrower. Nothing contained in this Clause 36.3 shall affect the right to serve process in any other manner permitted by law.

40.4 NON-EXCLUSIVE SUBMISSIONS

     The submission to the jurisdiction of the courts referred to in Clause 40.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Security Agent or any Lender to take Proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

40.5 CONSENT TO ENFORCEMENT

     The Borrower consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with the Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in the Proceedings.

40.6 WAIVER OF IMMUNITY

     To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any jurisdiction immunity there may be attributed to itself or its assets (whether or not claimed), the Borrower irrevocably agrees not to claim and irrevocably waives the immunity to the full extent permitted by the laws of the relevant jurisdiction.

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

                                  SCHEDULE 1:
                            LENDERS AND COMMITMENTS

------------------------------------------------------------------------------------------------------
LENDERS                                         COMMITMENTS FOR EACH FACILITY
                     A1              A2           A3              B             C           D
------------------------------------------------------------------------------------------------------
Deutsche Bank   EURO 75,000,000   Euro         Euro         Euro 85,000,000   Euro          Euro
Luxembourg S.A.                   25,000,000   35,000,000                     195,000,000   65,000,000
------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                          FORM OF TRANSFER CERTIFICATE

To:

                              TRANSFER CERTIFICATE

relating to the Euro 480 million multi-tranche senior secured facility agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated L May, 2000 between FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH as borrower, FirstMark Communications Deutschland GmbH as guarantor, Deutsche Bank AG as arranger and fronting bank, Deutsche Bank Luxembourg S.A. as facility agent, Deutsche Bank Luxembourg S.A. as security agent and the lenders named therein.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings in this Transfer Certificate. The terms Lender, Transferee, Lender's Participation and Amount Transferred are defined in the schedule to this Transfer Certificate.

2. The Lender confirms that the Lender's Participation is an accurate summary of its participation in each of the Facilities and requests the Transferee to accept and procure the transfer to the Transferee of a percentage of the Lender's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule to this Transfer Certificate) of the Lender's Participation) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 32 of the Facility Agreement so as to take effect in accordance with the terms of the Facility Agreement on the Transfer Date or on any later date determined in accordance with the terms of the Facility Agreement.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with all other information it has required in connection with this transaction and that it has not relied and will not rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of that information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower. The Transferee confirms that it is, on the date of this Transfer Certificate, a Qualifying Bank.

5. The Transferee undertakes with the Lender and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating to the Facility Agreement and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of its obligations under the Facility Agreement or any document relating to the Facility Agreement and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7. The Lender gives notice that nothing in this Transfer Certificate or in the Facility Agreement (or any document relating to the Facility Agreement) shall oblige the Lender to:

     (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits or obligations under the Facility Agreement transferred pursuant to this Transfer Certificate; or

     (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating to the Facility Agreement) of its obligations under the Facility Agreement. The Transferee acknowledges the absence of any obligation referred to in such paragraph (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties under it shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

1.   Lender:

2.   Transferee:

3.   Transfer Date:

4.   Lender's Participation:

            Lender's Available Commitment    Lender's Portion of the Loan

5.   Amount Transferred:                     Advances

[Transferor Lender]                          [Transferee Lender]

By:                                          By:

Date:                                        Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

[Telex:]

Fax:

Telephone:

                                  SCHEDULE 3:

                         CONDITION PRECEDENT DOCUMENTS

1. A copy, certified a true copy by a duly authorised officer of each Relevant Company and the Parent Company, of its by-laws or other constitutional documents (together with any amendments to them), and evidence that the same are in full force and effect.

2. A copy, certified a true copy by a duly authorised officer of each Relevant Company and the Parent Company of a resolution of its Board of Directors:

     (a) approving or ratifying the execution, delivery and performance of each of the Facility Documents to which it is a party and their terms and conditions; and

     (b) authorising a named person or persons to sign each of the Facility Documents to which it is a party and any communications, certificates or other documents to be delivered by it pursuant to the Facility Documents to which it is a party, and certifying that those resolutions are in full force and effect.

3. A certificate from a duly authorised officer of the Borrower certifying that each person that purported to sign any Project Document on behalf of any Relevant Company or the Parent Company was duly authorised to sign the relevant Project Document on its behalf.

4. Certified copies of each power of attorney under which any Transaction Documents were signed on behalf of any party thereto.

5. A certificate of a duly authorised officer of each of the Relevant Companies and the Parent Company setting out the names and signatures of the persons authorised to sign, on its behalf, each Facility Document to which it is a party and any communications, certificates or other documents to be delivered by it pursuant to each Facility Document to which it is a party.

6. Evidence that the constitutional documents of each Relevant Company have been amended to the satisfaction of the Lenders.

7.   The Original Business Plan in form and substance acceptable to the Agent.

8. Duly executed counterparts of each Transaction Document, save that the provision of duly executed counterparts of the PMP Contract shall only be required in respect of the availability of the Tranche A1 Facility and the Tranche A2 Facility and the provision of duly executed counterparts of the Core Network Contract shall only be required in respect of the availability of the Tranche A3 Facility.

9. (A) Evidence that notice of each assignment of interests or rights under the Security Documents that must be given in order to perfect the relevant assignment has been given.

     (B) Certificates certifying that each pledge of shares granted under the Security Documents has been duly registered in the books of each Relevant Company as first ranking security free from prior encumbrances and third party rights except for any Permitted Encumbrances.

10. Payment of the fees set out in Clause 29 (to the extent they are payable on or before the proposed drawing) and of all costs and expenses of the Agent referred to in Clause 30.1 and notified to the Borrower by the Agent.

11. Delivery to the Agent of the letter envisaged by the definition of "Frequency Allocations", in form and substance satisfactory to the Lenders, together with evidence satisfactory to the Agent that the Licences and the Frequency Allocations are in full force and effect and that there are no unpaid amounts outstanding in respect of them.

13. A certificate from the Relevant Companies' insurance broker dated not more than 5 days before the date of this Agreement confirming that the Borrower is complying with the insurances covenant in Clause 21.1(F).

14. A legal opinion addressed to the Lenders in form and substance reasonably satisfactory to the Agent from:

     (A)  Hengeler Mueller Weitzel Wirtz as to German law; and

     (B)  Slaughter and May as to English law.

15. A legal opinion addressed to the Lenders in form and substance reasonably satisfactory to the Agent from Arendt & Medernach in respect of the Parent Company and the legality, due execution and enforceability of its obligations under the Facility Documents to which it is a party.

16. An opinion addressed to the Lenders in form and substance reasonably satisfactory to the Agent from Arthur Andersen, tax and accounting adviser to the Borrower, as to (a) the accounting and tax effects of borrowings under this Agreement by the Borrower and (b) the accounting and tax effected of the structure and respective roles of the Relevant Companies as specified in Part 2 of Schedule 6.

17.  The Original Financial Statements.

18. Satisfactory reports from the following independent experts in relation to the following aspects of the Business:

     (A)  Analysis as to the market-related aspects of the Business Plan; and

     (B)  Booz Allen as to the financial aspects of the Business Plan.

19. Evidence that each Trademark has been registered in the relevant territories referred to in respect of such Trademark in Schedule 12.

20. Repayment of the existing loan from the Parent Company to FirstMark Deutschland, together with the simultaneous application of the repayment proceeds in Contributed Equity of an equal amount.

21. Evidence of termination of the Managing Director Agreement dated 12th March 1999 between the Borrower and Ernst Folgmann.

22. Evidence of irrevocable release of all security in favour of ABN Amro over the shares in FirstMark Deutschland.

23. Confirmation from the Lenders (acting reasonably) that the Project Documents specified in paragraphs 3,5,6 and 7 of Schedule 8 are in form and substance satisfactory to them.

                                  SCHEDULE 4:
                               NOTICE OF DRAWDOWN

From:     Firstmark Communications Deutschland Holdings GmbH
To:       [Agent] [OR, IN RELATION TO TRANCHE D UTILISATION, THE FRONTING BANK]

Dated:

Dear Sirs,

1. We refer to the Euro 480 million multi-tranche senior secured facility agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated May, 2000 between FIRSTMARK
     COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH as borrower, FirstMark Communications Deutschland GmbH as guarantor, Deutsche Bank AG as arranger and fronting bank, Deutsche Bank Luxembourg S.A. as facility agent, Deutsche Bank Luxembourg S.A. as security agent, and the lenders named therein. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We give you notice that, pursuant to the Facility Agreement and on [DATE OF PROPOSED ADVANCE], we wish to borrow an Advance as follows:

     - Amount:                Euro
     - Tranche:
     - Purpose:               [SPECIFY PURPOSE OF ADVANCE]
     - Interest Period:       [one/two/three/six] months.

3. We confirm that, at the date of this notice, the representations set out in Clause 19 of the Facility Agreement are true and correct and no Event of Default or Potential Event of Default has occurred.

4. [We attach a copy of an Invoice issued by [SPECIFY SUPPLIER]. Please pay the proceeds of such Advance on the Drawdown Date to [SUPPLIER] in payment of that invoice 1 /Please pay the above Advance on the Drawdown Date to account number [ ] (which we confirm is a Pledged Account) with [ ] bank in favour of ourselves].

5.   [We wish the Advance to be made by way of a Fronting [Advance/Guarantee](2)

6.   Annualised Revenue as shown in the latest financial statements is [ ](3).

----------

(1) In case of Tranche A advances, and any other Advance made to fund payments under a Supply Contract, the Advance must be paid in accordance with the Invoice pursuant to Clause 7.1(A).

(2)  Fronting Advance or Fronting Guarantee only.

(3)  Tranche B Advance only.

7.   Annualised EBITDA as shown in the latest financial statements is [ ](4).

8. Total Indebtedness less the Tranche A Loan on the date of this Notice of Drawdown is [ ](5).

9. [IN RELATION TO FRONTING GUARANTEES: PROVIDE INFORMATION SPECIFIED IN CLAUSE 6.6.]

                                Yours faithfully
                   __________________________________________
                              for and on behalf of
                            FIRSTMARK COMMUNICATIONS
                           DEUTSCHLAND HOLDINGS GmbH

----------
(4)  Tranche C Advance only.

(5)  Tranche C Advance only.

                                  SCHEDULE 5:

                                     PART 1
                         FORM OF COMPLIANCE CERTIFICATE

To:   Deutsche Bank Luxembourg S.A. as Agent

From: FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH

Dated:

Dear Sirs

                   Euro 480 MULTI-TRANCHE FACILITY AGREEMENT
                  DATED MAY, 2000 (THE "FACILITY AGREEMENT")

1.   We refer to the Facility Agreement. This is a Compliance Certificate.

2.   We confirm that: [INSERT DETAILS OF COVENANTS TO BE CERTIFIED]

3.   [We confirm that no Default is continuing unremedied or unwaived.]*

Signed: ______________________             ________________________
        Director                           Director
        of                                 of
        FIRSTMARK COMMUNICATIONS           FIRSTMARK COMMUNICATIONS
        DEUTSCHLAND HOLDINGS GmbH          DEUTSCHLAND HOLDINGS GmbH

----------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                      105
                                     PART 2

                    FORM OF AUDITOR'S COMPLIANCE CERTIFICATE

               FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH
            EURO 480 MILLION MULTI-TRANCHE SENIOR FACILITY AGREEMENT
                       DATED [ ], 2000 (THE "AGREEMENT")

To: [AGENT] OF [ADDRESS]

                                                                  Date [ ], 2000

Dear Sirs,

     This certificate is delivered to you for the purposes of Clause 20.4 of the Agreement.

1. Expressions used in this certificate and defined in the Agreement shall have the meanings given to them in the Agreement.

2.   We hereby confirm that, on the Ratio Calculation Date falling on the last
     day of the Borrower's financial year ending [    ] (the "Relevant Ratio
     Calculation Date"):

     (A)  Total Indebtedness on the Relevant Ratio Calculation Date was [   ];

     (B)  Annualised EBITDA in respect of the six month period expiring on the
          Relevant Ratio Calculation Date was [    ];

     (C)  The Ratio of (A) to (B) was [    ];

     (D)  EBITDA in respect of the six month period expiring upon the Relevant
          Ratio Calculation Date was [    ];

     (E)  The Interest Expense in respect of the six month period expiring upon
          the Relevant Ratio Calculation Date was [   ];

     (F)  The ratio of (D) to (E) was [ ];

     (G)  EBITDA of the Borrower in respect of the six month period expiring
          upon the Relevant Ratio Calculation Date was [    ];

     (H)  Debt Service in respect of the six month period expiring upon the
          Relevant Ratio Calculation Date was [    ];

     (I)  The ratio of (G) to (H) was [   ];

     (J)  Annualised Revenue on the Relevant Ratio Calculation Date was [    ];

     (K)  Annualised EBITDA on the Relevant Ratio Calculation Date was [    ];

     (L)  Contributed Equity on the Relevant Ratio Calculation Date was [    ];

     (M)  The ratio of (A) to (L) was [    ].

                               Yours faithfully,




                         ..............................
                                   [Auditor]

                                  SCHEDULE 6:
                           CORPORATE STRUCTURE CHART
PART 1

                            ------------------------
                            FirstMark Communications
                                  Europe S.A.
                            ------------------------
                                       |
                                       |
                                       |
                  -------------------  |   100% shareholding
                  |                    |
    100%          |                    |
    shareholding  |                    |
                  |              -------------------------
                  |              FirstMark Communications
     -------------------         Deutschland Holdings GmbH
         Lambdanet               -------------------------
     Communications GmbH               |
     -------------------               |
                                       |   100% shareholding
                                       |
                                       |
                            ------------------------
                            FirstMark Communications
                               Deutschland GmbH
                            ------------------------

--------------------------------------------------------------------------------
Group Member       Percentage of            Type of Share    Jurisdiction of
                   shareholder voting                        incorporation
                   rights
--------------------------------------------------------------------------------
FirstMark          (1) 83.325% of           Common shares    Luxembourg
Communications     shareholder voting
Europe S.A.        rights in Lambdanet
                   Communications
                   GmbH

                   (2) 100% of              Common shares
                   shareholder voting
                   rights in FirstMark
                   Communications
                   Deutschland Holdings
                   GmbH
--------------------------------------------------------------------------------
FirstMark          100% of shareholder      Common shares    Germany
Communications     voting rights in
Deutschland        FirstMark
Holdings GmbH      Communications
                   Deutschland GmbH
--------------------------------------------------------------------------------
FirstMark          N/A                      N/A              Germany
Communications
Deutschland GmbH
--------------------------------------------------------------------------------
Lambdanet          N/A                      N/A              Germany
Communications
GmbH
--------------------------------------------------------------------------------

PART 2


                                   [graphic]

                                  SCHEDULE 7:

                               SECURITY DOCUMENTS

1.   Charge in Agreed Form over all shares in the Borrower.

2.   Charge in Agreed Form over all shares in FirstMark Deutschland.

3. Assignment in Agreed Form of rights of FirstMark Deutschland under specified contracts and in relation to receivables, including a charge over bank accounts of FirstMark Deutschland.

4. Assignment in Agreed Form of rights of the Borrower under specified contracts and in relation to receivables, including a charge over bank accounts of the Borrower.

5.   Intercreditor Agreement in Agreed Form.

                                  SCHEDULE 8:
                               PROJECT DOCUMENTS

1. Service Level Agreement in Agreed Form between FirstMark Communications Deutschland Holdings GmbH and FirstMark Deutschland GmbH

2. Service Level Agreement in Agreed Form between FirstMark Deutschland GmbH and Lambdanet GmbH

3.   PMP Contract

4.   Core Network Contract

5. Interconnection Agreement dated on or around 30th March, 2000 between FirstMark Deutschland and Deutsche Telekom AG or any replacement for such Agreement with a counterparty and on terms which are no worse financially and commercially than the terms of such Agreement

6. Agreement dated on or around 17th April, 2000 between FirstMark Deutschland and Deutsche Telekom AG stating the terms on which FirstMark Deutschland is able to lease managed bandwidth from Deutsche Telekom AG

7. Interconnection Agreement dated on or around 17th March, 2000 between FirstMark Deutschland GmbH and MCI Worldcom relating to the internet in Germany, or any replacement for such Agreement with a counterparty and on terms which are no worse financially and commercially than the terms of such Agreement

8.   The Licences

9.   The Frequency Allocations

                                  SCHEDULE 9:
                                     RATIOS

---------------------------------------------------------------------------------------
RATIO               MINIMUM        MINIMUM           TOTAL      EBITDA TO     EBITDA TO
CALCULATION      ANNUALISED     ANNUALISED    INDEBTEDNESS           DEBT      INTEREST
DATE (END OF        REVENUE         EBITDA   TO ANNUALISED        SERVICE       EXPENSE
QUARTER IN                                          EBITDA
EACH CASE)
---------------------------------------------------------------------------------------
Q1 2000                   -              -             n/a            n/a           n/a
Q2 2000                   -              -             n/a            n/a           n/a
Q3 2000                   -              -             n/a            n/a           n/a
Q4 2000                   -              -             n/a            n/a           n/a

Q1 2001           7,102,739    (60,919,164)            n/a            n/a           n/a
Q2 2001           9,680,146    (63,115,579)            n/a            n/a           n/a
Q3 2001          14,014,207    (56,510,265)            n/a            n/a           n/a
Q4 2001          20,209,500    (56,412,644)            n/a            n/a           n/a

Q1 2002          30,588,965    (52,733,775)            n/a            n/a           n/a
Q2 2002          39,074,426    (52,729,254)            n/a            n/a           n/a
Q3 2002          50,024,050    (47,053,002)            n/a            n/a           n/a
Q4 2002          63,691,520    (35,442,126)            n/a            n/a           n/a

Q1 2003          90,635,081    (18,294,276)            n/a            n/a           n/a
Q2 2003          99,475,516     (4,856,568)            n/a            n/a           n/a
Q3 2003         109,450,182      5,445,030             n/a            n/a           n/a
Q4 2003         120,479,822     15,123,480           12.32            n/a          0.93

Q1 2004         155,382,440     31,371,785            6.16            n/a          1.86
Q2 2004         160,550,670     42,999,911            4.64            n/a          2.70
Q3 2004         165,886,659     46,253,388            4.53            n/a          3.07
Q4 2004         171,396,858     53,325,386            4.11            n/a          3.39

Q1 2005         189,614,185     65,006,707            3.53            n/a          4.00
Q2 2005         190,734,588     71,056,681            3.32           1.06          4.00
Q3 2005         191,868,996     71,820,010            3.00           1.15          4.00
Q4 2005         193,010,406     76,919,751            3.00           1.25          4.00

Q1 2006         212,041,228     84,627,025            3.00           1.39          4.00
Q2 2006         213,613,147     87,462,558            3.00           1.46          4.00
Q3 2006         214,574,612     88,489,584            3.00           1.49          4.00
Q4 2006         215,551,339     94,350,837            3.00           1.50          4.00

Q1 2007         235,937,690    102,562,356            3.00           1.50          4.00
Q2 2007         237,333,623    104,881,406            3.00           1.50          4.00
Q3 2007         238,746,175    105,799,017            3.00           1.50          4.00
Q4 2007         240,167,036    112,675,099            3.00           1.50          4.00

Q1 2008         258,730,117    119,933,692            3.00           1.50          4.00
Q2 2008         260,665,643    120,560,027            3.00           1.50          4.00
Q3 2008         261,846,492    121,707,150            3.00           1.50          4.00
Q4 2008         263,027,340    129,409,024            3.00           1.50          4.00

Q1 2009         263,622,204    129,845,770            3.00           1.50          4.00
Q2 2009         263,622,204    122,246,839            3.00           1.50          4.00
Q3 2009         263,622,204    122,229,431            3.00           1.50          4.00

                                      113

Q4 2009         263,622,204    129,902,899            3.00           1.50          4.00

Q1 2010         263,622,204    129,885,491            3.00           1.50          4.00
Q2 2010         263,622,204    121,694,455            3.00           1.50          4.00
Q3 2010         263,622,204    121,677,047            3.00           1.50          4.00
Q4 2010         263,622,204    129,833,266            3.00           1.50          4.00
---------------------------------------------------------------------------------------

                                  SCHEDULE 11

                                   TRADEMARKS

--------------------------------------------------------------------------------
TRADEMARK    OWNER               CLASS OF REGISTRATION           TERRITORIES
--------------------------------------------------------------------------------
FirstMark    The Parent Company  9, 38, 42 (note: currently in   Germany
                                 opposition until 31st June,
                                 2000)
--------------------------------------------------------------------------------

                                  SCHEDULE 12
                             MANDATORY COST FORMULA

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

E X 0.01
-------- per cent. per annum
  300

Where    E      is the rate of charge payable by that Lender to the Financial
Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Lender.

For the purposes of this Schedule:

"Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

"Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

its jurisdiction of incorporation and the jurisdiction of its Facility Office;
and

any other information that the Agent may reasonably require for such purpose.

     Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

The percentages or rates of charge of each Lender for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to the preceding paragraph and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to the above paragraphs is true and correct in all respects.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to the above paragraphs.

Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

BORROWER

FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH

BY:


Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter




GUARANTOR

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH

BY:


Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter




ARRANGER AND FRONTING BANK

DEUTSCHE BANK AG

BY:


Bockenheimer Landstrasse 42
60323 Frankfurt am Main

Telephone: (+49) 69 910 35727
Facsimile: (+49) 69 910 32617

Attention: Frank Beckers

AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:


2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer




SECURITY AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:


2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer




THE LENDERS

DEUTSCHE BANK LUXEMBOURG S.A.

BY:


2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer

                                      SUPPLEMENTAL AGREEMENT

                                              between

                                              SIEMENS AG
                                             as guarantor

                          FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH
                                             as borrower

                            FIRSTMARK COMMUNICATIONS DEUTSCHLAND GmbH
                                              as guarantor

                                            DEUTSCHE BANK AG
                                      as arranger and fronting bank

                                      DEUTSCHE BANK LUXEMBOURG S.A.
                                           as facility agent

                                     DEUTSCHE BANK LUXEMBOURG S.A.
                                           as security agent

                                                 and

                            EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1
                                              as a Lender


                                  Hengeler Mueller, Slaughter and May
                                     Bockenheimer Landstrasse 51
                                       D-60325 Frankfurt au Main
                                              Germany

                                              CONTENTS
                                                                   PAGE

1.   Definitions and Interpretations                                 2

2.   Request for Guarantee/Indemnification                           2

3.   Undertakings from the Borrower                                  2

4.   Undertaking from the Agent to Siemens                           3

5.   Consent and voting rights of Siemens                            3

6.   Assignments and Transfers                                       4

7.   Remedies and Waivers, Partial Invalidity                        5

8.   Notices                                                         5

9.   Amendment                                                       6

10.  Law and Language                                                6

11.  Jurisdiction                                                    7

THIS SUPPLEMENTAL AGREEMENT is made on May, 2000

BETWEEN

(1)  SIEMENS AG as guarantor ("SIEMENS");

(2) FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH as borrower ("HOLDINGS" or the "BORROWER");

(3) FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH as guarantor ("FIRSTMARK DEUTSCHLAND");

(4)  DEUTSCHE BANK AG as arranger and fronting bank (the "ARRANGER");

(5)  DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the "AGENT");

(6)  DEUTSCHE BANK LUXEMBOURG S.A. as security agent (the "SECURITY AGENT"); and

(7)  EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1 (each a "LENDER").

WHEREAS:

(A) Pursuant to a contract to be dated on or around the date of this Agreement between Siemens and FirstMark Deutschland (the "PMP CONTRACT") Siemens has agreed to supply to FirstMark Deutschland the equipment, software and services referred to therein.

(B) Pursuant to a Euro 480 million multi-tranche senior facility agreement of even date herewith between the Borrower, FirstMark Deutschland, the Arranger, the Agent, the Security Agent and the Lenders (the "FACILITY AGREEMENT") the Lenders have agreed to make available to the Borrower a Euro 480 million facility to enable FirstMark Deutschland to construct a broadband wireless access network in Germany connected by wireless local loop based on point-to-multipoint technology and for working capital purposes. In particular, clause 3.4(A) of the Facility Agreement provides that Advances drawn by the Borrower under the Tranche A1 Facility and the Tranche A2 Facility may be used solely for the purpose of paying amounts payable (including VAT) in respect of Invoices issued pursuant to the PMP Contract.

(C) Pursuant to a guarantee agreement to be dated on or around the date of this Agreement between the Security Agent, the Agent, the Lenders and Siemens (the "SIEMENS GUARANTEE"), Siemens has agreed, inter alia, to guarantee to the Security Agent, the Agent, and the Lenders, the payments mentioned therein to be made by the Borrower under or in connection with the Tranche A1 Loan.

(D) The parties wish to enter into this Agreement in order to regulate their legal relationships in connection with the Siemens Guarantee.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATIONS

1.1 Capitalised words and expressions used in this Agreement but not otherwise defined herein shall have the same meanings as specified in the Facility Agreement (as amended and supplemented by a Supplemental Agreement of even date herewith between the parties to this Agreement).

1.2 In this Agreement the "GUARANTEE TERMINATION DATE" shall mean the date on which the Siemens Guarantee terminates in accordance with its terms.

2.   REQUEST FOR GUARANTEE/INDEMNIFICATION

2.1 The Borrower and FirstMark Deutschland hereby confirm that (a) Siemens is to enter into the Siemens Guarantee at their request and (b) they have taken notice of the contents of the Siemens Guarantee and consent thereto.

2.2 The Borrower and FirstMark Deutschland shall unconditionally indemnify, hold harmless and reimburse Siemens with regard to any payments made by Siemens to the Lenders under the Siemens Guarantee and any other claim, loss, penalty of any nature whatsoever which may be imposed on, incurred by or asserted against Siemens, and any costs or expenses or other amounts reasonably incurred by Siemens, in connection with the Siemens Guarantee. Such claim for indemnification of Siemens shall fall due on the date on which Siemens has received a request for payment by the Security Agent.

2.3 To the extent Siemens makes payments under the Siemens Guarantee and as a result of this the Lenders' claims against the Borrower and FirstMark Deutschland under the Facility Agreement are transferred to Siemens as set forth in the Siemens Guarantee, the Borrower and FirstMark Deutschland already, as of today, waive any objections they may have against such claims. Such waiver shall also apply to any objections the Borrower and FirstMark Deutschland may have with regard to claims of Siemens under this Agreement.

3.   UNDERTAKINGS FROM THE BORROWER

3.1 The Borrower shall, and shall procure that each other Relevant Company shall at all times prior to the Guarantee Termination Date:

     (A) provide to Siemens and its advisers access to its records and assets as and when Siemens may reasonably require on reasonable notice and during regular business hours; and

     (B) allow Siemens and its advisors to take records of the same and to discuss the affairs of the Borrower and each other Relevant Company with the officers, employees and auditors of the same on reasonable notice and during regular business hours.

3.2 The Borrower shall, and shall procure that each other Relevant Company shall, from time to time on the request of Siemens at any time prior to the Guarantee Termination Date, furnish Siemens with such information about its condition (financial or otherwise), the Business and the Network as Siemens may reasonably require.

4.   UNDERTAKING FROM THE AGENT TO SIEMENS

4.1 The Agent undertakes to Siemens that at all times prior to the Guarantee Termination Date it will provide to Siemens a copy of each item of information provided to the Lenders pursuant to Clause 31.3 of the Facility Agreement or otherwise pursuant to the Facility Documents, in each case at the same time as the information is provided to the Lenders.

4.2 The Agent shall notify Siemens when it believes that, if it receives an executed copy of the Siemens Guarantee, it would be in a position to give the confirmation envisaged by the definition in the Facility Agreement of "Tranche A Financial Completion Date". Upon receipt of such notification Siemens shall promptly release to the Agent the Siemens Guarantee, duly executed by Siemens.

4.3 The Agent shall not be under any liability to Siemens or any other person as a result of its notification given pursuant to Clause 4.2, except in the case of gross negligence or wilful misconduct.

5.   CONSENT AND VOTING RIGHTS OF SIEMENS

5.1 Each party to this Agreement hereby agrees that in relation to any consents, decisions, approvals, permissions, authorisations, agreements or instructions to be made or given under or in connection with the Facility Documents, Siemens shall be involved in the decision-making process in accordance with and to the extent stated in this Clause 5.

5.2 The prior written consent of Siemens (such consent not to be unreasonably withheld) shall prior to the Guarantee Termination Date be required for any:

     (A) decision which requires the consent of, or an agreement or instruction by, all the Lenders under the Facility Agreement or any of the Transaction Documents;

     (B) any change to the pricing, terms or structure of the Facility Agreement pursuant to the Syndication Letter;

     (C) any change to the provisions of Clause 5.2, Clause 5.4, Clause 11 or Clause 12 of the Facility Agreement; or

     (D) any other decision, agreement, instruction, or other such action pursuant to the Facility Documents by the Agent, the Security Agent or the Lenders which could have a material adverse effect on the contingent liability of Siemens under the Siemens Guarantee. A consent right of Siemens under this sub-paragraph (E) shall exist only if Siemens shall have notified the Security Agent in good faith that in Siemens' opinion the decision, agreement, instruction, or other action in question does or will have such a material adverse effect.

6.   ASSIGNMENTS AND TRANSFERS

6.1  BINDING AGREEMENT

     This Agreement shall be binding on and enure to the benefit of each party to it and its or any subsequent successors, Transferees and assigns.

6.2  NO ASSIGNMENTS AND TRANSFERS BY THE BORROWER OR SIEMENS

     Neither the Borrower nor Siemens shall be entitled to assign or transfer any of its rights, benefits or obligations under this Agreement unless otherwise agreed amongst the parties to this Agreement.

6.3  ASSIGNMENTS AND TRANSFERS BY LENDERS

     Any Lender may, at any time, in accordance with the procedure stated in Clause 32 of the Facility Agreement (as supplemented by this Agreement), assign all or any of its rights and benefits under this Agreement as a Lender or transfer all or any of its rights, benefits and obligations under this Agreement as a Lender.

6.4  ASSIGNMENTS BY LENDERS

     If any Lender assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 32 of the Facility Agreement, then, unless and until the assignee has agreed with the Agent, the Security Agent and the other Lenders that it shall be under the same obligations toward each of them as it would have been under if it had been an original party to this Agreement as a Lender (in which case the assignee shall become a party to this Agreement as a "Lender"), the Agent, the Security Agent and the other Lenders shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been a party to this Agreement.

6.5  TRANSFERS BY LENDERS

     If any Lender wishes to transfer all or any of its rights, benefits or obligations under the Facility Documents as a Lender as contemplated in Clause 32 of the Facility Agreement, and the transfer is effected by the delivery to the Agent of a Transfer

     Certificate, on the Transfer Date specified in the Transfer Certificate (or any other Business Day endorsed by the Agent on the Transfer Certificate falling on or after) the date of delivery of the Transfer Certificate to the Agent:

     (A) the Agent, the Security Agent, the Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party to this Agreement as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of the transfer; and

     (B)  the Transferee shall become a party to this Agreement as a "Lender".

7.   REMEDIES AND WAIVERS, PARTIAL INVALIDITY

7.1  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the Agent, the Security Agent or the Lenders, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies provided under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

7.2  PARTIAL INVALIDITY

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of the provision under the law of any other jurisdiction shall in any way be affected or impaired as a result.

8.   NOTICES

8.1  COMMUNICATIONS IN WRITING

     Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

8.2  DELIVERY

     Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee).

8.3  ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

9.   AMENDMENT

     (A) The Agent, if it has the prior written consent of an Instructing Group, may from time to time agree in writing with the other parties to this Agreement to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Lenders and the other parties to this Agreement. The Agent may not grant any waiver or agree any amendment affecting any of the following unless authorised by all the Lenders:

          (i)  the obligations of the Lenders; or

          (ii) any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

     (B) The Borrower undertakes to do all things necessary to ensure that all amendments are duly notarised and the Lenders and the Security Agent authorise the Agent to execute on their behalf any amendment documents if the Agent is permitted to agree to the amendments reflected in the relevant document under this Clause 9.

     (C) Notwithstanding any other provisions of this Agreement or the Facility Agreement, the Agent shall not be obliged to agree to any amendment or waiver if it would:

          (i)  amend or waive any provision of this Clause 9; or

          (ii) otherwise amend or waive any of the Agent's rights under this Agreement or subject the Agent to any additional obligations under this Agreement.

10.  LAW AND LANGUAGE

     (A) This Agreement shall be governed by, and shall be construed in accordance with, the law of Germany.

     (B) The ruling and operative language of this Agreement will be the English language.

11.  JURISDICTION

11.1 GERMAN COURTS

     Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Agent, the Security Agent and the Lenders that the courts of Frankfurt am Main, Germany shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for those purposes, irrevocably submits to the jurisdiction of such courts.

11.2 APPROPRIATE FORUM

     Each of the parties to this Agreement irrevocably waives any objection which it might have at any time to the courts referred to in Clause 11.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

11.3 SERVICE OF PROCESS

     The Security Agent and the Agent each agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Germany, to Deutsche Bank A.G. at Bockenheimer Landstrasse 42, 60323 Frankfurt am Main. If the appointment in this Clause
     8.3 ceases to be effective in respect of the Security Agent or the Agent each shall immediately appoint a further person in Germany to accept service of process on its behalf in Germany and, failing appointment within 15 days, Siemens shall be entitled to appoint any person for that purpose by notice to the Security Agent or the Agent respectively. Nothing contained in this Clause 8.3 shall affect the right to serve process in any other manner permitted by law.

11.4 NON-EXCLUSIVE SUBMISSIONS

     The submission to the jurisdiction of the courts referred to in Clause 11.1 shall not (and shall not be construed so as to) limit the right of any party to this Agreement to take Proceedings against any other party to this Agreement in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

GUARANTOR

SIEMENS AG

BY:

Siemens AG SFS PEF 1 CRM
Hofmannstr. 51

D-81359 Munchen

Telephone: (+49) 89 722 44 939
Facsimile: (+49) 89 722 41 225

Attention: Mr. Martinus Hartman

BORROWER

FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter

FIRSTMARK DEUTSCHLAND

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GmbH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter

FACILITY AGENT

DEUTSCHE BANK, LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer


ARRANGER AND FRONTING BANK

DEUTSCHE BANK AG

BY:

Bockenheimer Landstrasse 42
60323 Frankfurt am Main

Telephone: (+49) 69 910 35727
Facsimile: (+49) 69 910 32617

Attention: Frank Beckers


SECURITY AGENT

DEUTSCHE BANK, LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer

                              AMENDMENT AGREEMENT
                                SUPPLEMENTAL TO
                         EURO 480 MILLION MULTI-TRANCHE
                           SENIOR FACILITY AGREEMENT

                                    between

                                   SIEMENS AG
                                  as guarantor

               FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH
                                  as borrower

                   FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH
                                  as guarantor

                                DEUTSCHE BANK AG
                         as arranger and fronting bank

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as facility agent

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as security agent

                                      and

                EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1
                                  as a Lender



                      Hengeler Mueller, Slaughter and May
                          Bockenheimer Landstrasse 51
                           D-60325 Frankfurt au Main
                                    Germany

CONTENTS

PAGE

1. Definitions and Interpretations                     2
2. Amendments to the Facility Agreement                2
3. Assignments and Transfers                           5
4. Remedies and Waivers, Partial Invalidity            6
5. Notices                                             6
6. Amendment                                           7
7. Law and Language                                    8
8. Jurisdiction                                        8
9. Contracts (Rights of Third Parties) Act 1999        9

THIS AMENDMENT AGREEMENT is made on May, 2000

BETWEEN

(1) FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH as borrower ("HOLDINGS" or the "BORROWER");

(2) FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH as guarantor ("FIRSTMARK DEUTSCHLAND");

(3)  DEUTSCHE BANK AG as arranger and fronting bank (the "ARRANGER"); and

(4)  DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the "AGENT").

WHEREAS:

(A) Pursuant to a Euro 480 million multi-tranche senior facility agreement of even date herewith between the Borrower, FirstMark Deutschland, the Arranger, the Agent and the Security Agent and the Lenders named therein (the "FACILITY AGREEMENT") the Lenders have agreed to make available to the Borrower a Euro 480 million facility to enable FirstMark Deutschland to construct a broadband wireless access network in Germany connected by wireless local loop based on point-to-multipoint technology and for working capital purposes.

(B) The Facility Agreement provides that the availability of the Facilities shall be subject to confirmation by the Agent of the satisfaction of certain conditions precedent specified in the Facility Agreement.

(C) The parties wish to enter into this Agreement in order to supplement the provisions of the Facility Agreement relating to the availability of the Facilities on the terms and conditions set out herein.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATIONS

1.1 Capitalised words and expressions used in this Agreement but not otherwise defined herein shall have the same meanings as specified in the Facility Agreement (as amended and supplemented by this Agreement and by an Amendment and Supplemental Agreement of even date herewith relating to the Facility Agreement).

1.2 The provisions of clauses 1.2 to 1.6 of the Facility Agreement shall apply to this Agreement MUTATIS MUTANDIS as if any reference therein to the Facility Agreement were a reference to this Agreement.

2.   ADDITIONAL CONDITION PRECEDENT TO THE AVAILABILITY OF THE FACILITIES

     It shall be a condition precedent to the availability of the Facilities that an Option Agreement shall have been entered into between Deutsche Bank AG and Siemens AG relating to shares in the Parent Company, and such Option Agreement shall be in form and substance satisfactory to the Agent. The Agent shall therefore not be obliged to confirm that the Tranche A Financial Completion Date has occurred unless it has received a duly executed original of such Option Agreement.

3.   NOTICES

3.1  COMMUNICATIONS IN WRITING

     Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

3.2  DELIVERY

     Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below.

3.3  ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

4.   LAW AND LANGUAGE

     (A) This Agreement shall be governed by, and shall be construed in accordance with, the law of England and Wales.

     (B) The ruling and operative language of this Agreement will be the English language.

5.   JURISDICTION

5.1  ENGLISH

     Each of the parties to this Agreement irrevocably agrees for the benefit of the Agent that the courts of England and Wales shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for those purposes, irrevocably submits to the jurisdiction of the courts of England and Wales.

5.2  APPROPRIATE FORUM

     The Borrower irrevocably waives any objection which it might have at any time to the courts referred to in Clause 5.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

5.3  SERVICE OF PROCESS

     The Borrower agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to FirstMark Communications Europe S.A. at 1 James Street, London W1M 5HY. If the appointment in this Clause 5.3 ceases to be effective in respect of the Borrower, the Borrower shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing appointment within 15 days, the Agent shall be entitled to appoint any person for that purpose by notice to the Borrower. Nothing contained in this Clause 5.3 shall affect the right to serve process in any other manner permitted by law.

5.4  NON-EXCLUSIVE SUBMISSIONS

     The submission to the jurisdiction of the courts referred to in Clause 5.1 shall not (and shall not be construed so as to) limit the right of any party to this Agreement to take Proceedings against any other party to this Agreement in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

6.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

BORROWER

FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter

FIRSTMARK DEUTSCHLAND

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter

FACILITY AGENT

DEUTSCHE BANK, LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer

ARRANGER AND FRONTING BANK

DEUTSCHE BANK AG

BY:

Bockenheimer Landstrasse 42
60323 Frankfurt am Main

Telephone: (+49) 69 910 35727
Facsimile: (+49) 69 910 32617

Attention: Frank Beckers

                                   AGREEMENT
                                SUPPLEMENTAL TO
                         EURO 480 MILLION MULTI-TRANCHE
                           SENIOR FACILITY AGREEMENT

                                    between

               FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH
                                  as borrower


                   FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH
                                  as guarantor

                                DEUTSCHE BANK AG
                         as arranger and fronting bank

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as facility agent




                      Hengeler Mueller, Slaughter and May
                          Bockenheimer Landstrasse 51
                           D-60325 Frankfurt au Main
                                    Germany

                                    CONTENTS

                                                                            PAGE

1. Definitions and Interpretations                                            1

2. Additional condition precedent to the availability of the Facilities       1

3. Notices                                                                    2

4. Law and Language                                                           2

5. Jurisdiction                                                               2

6. Contracts (Rights of Third Parties) Act 1999                               3

THIS AMENDMENT AGREEMENT is made on May, 2000

BETWEEN

(1)  SIEMENS AG as guarantor ("SIEMENS");

(2) FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH as borrower ("HOLDINGS" or the "BORROWER");

(3) FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH as guarantor ("FIRSTMARK DEUTSCHLAND");

(4)  DEUTSCHE BANK AG as arranger and fronting bank (the "ARRANGER");

(5)  DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the "AGENT");

(6)  DEUTSCHE BANK LUXEMBOURG S.A. as security agent (the "SECURITY AGENT"); and

(7)  EACH FINANCIAL INSTITUTION LISTED IN SCHEDULE 1 (each a "LENDER").

WHEREAS:

(A) Pursuant to a contract to be dated on or around the date of this Agreement between Siemens and FirstMark Deutschland (the "PMP CONTRACT") Siemens has agreed to supply to FirstMark Deutschland the equipment, software and services referred to therein.

(B) Pursuant to a Euro 480 million multi-tranche senior facility agreement of even date herewith between the Borrower, FirstMark Deutschland, the Arranger, the Agent, the Security Agent and the Lenders (the "FACILITY AGREEMENT") the Lenders have agreed to make available to the Borrower a Euro 480 million facility to enable FirstMark Deutschland to construct a broadband wireless access network in Germany connected by wireless local loop based on point-to-multipoint technology and for working capital purposes. In particular, clause 3.4(A) of the Facility Agreement provides that Advances drawn by the Borrower under the Tranche A1 Facility and the Tranche A2 Facility may be used solely for the purpose of paying amounts payable (including VAT) in respect of Invoices issued pursuant to the PMP Contract.

(C) Pursuant to a guarantee agreement to be dated on or around the date of this Agreement between the Security Agent, the Agent, the Lenders and Siemens (the "SIEMENS GUARANTEE"), Siemens has agreed, inter alia, to guarantee to the Security Agent, the Agent, and the Lenders, the payments mentioned therein to be made by the Borrower under or in connection with the Tranche A1 Loan.

(D) The parties wish to enter into this Agreement in order to amend and supplement the provisions of the Facility Agreement on the terms and conditions set out herein.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATIONS

1.1 Capitalised words and expressions used in this Agreement but not otherwise defined herein shall have the same meanings as specified in the Facility Agreement (as amended and supplemented by this Agreement).

1.2 In this Agreement the "GUARANTEE TERMINATION DATE" shall mean the date on which the Siemens Guarantee terminates in accordance with its terms.

1.3 The provisions of clauses 1.2 to 1.6 of the Facility Agreement shall apply to this Agreement MUTATIS MUTANDIS as if any reference therein to the Facility Agreement were a reference to this Agreement.

2.   AMENDMENTS TO THE FACILITY AGREEMENT

2.1 The following new definitions of "Siemens Guarantee" and "Guarantee Supplement" shall be inserted in clause 1.1 of the Facility Agreement:

     ""SIEMENS GUARANTEE" means the guarantee agreement relating to the Tranche A 1 Loan between the Security Agent, the Lenders, the Agent and Siemens."

     "GUARANTEE SUPPLEMENT" means the Agreement supplemental to the Siemens Guarantee between the parties to the Supplemental Agreement.

2.2 The following new definition of "Siemens" shall be inserted in clause 1.1 of the Facility Agreement:

     ""SIEMENS" means Siemens AG Aktiengesellschaft, Berlin and Munchen, a stock corporation duly organised and existing under the laws of the Federal Republic of Germany".

2.3 The following new definition of "Supplemental Agreement" shall be inserted in clause 1.1 of the Facility Agreement:

     ""SUPPLEMENTAL AGREEMENT" means the Supplemental Agreement, supplemental to this Agreement, of even date herewith between Siemens, the Borrower, FirstMark Deutschland, the Arranger, the Agent, the Security Agent and the Lenders.".

2.4 The definition of "Facility Document" in clause 1.1 of the Facility Agreement shall be amended so that it reads as follows:

     ""FACILITY DOCUMENT" means each of:

     (A)  this Agreement;

     (B)  each Security Document;

     (C)  the Subordination Agreement;

     (D)  the Intercreditor Agreement;

     (E)  the Equity Commitment Undertaking;

     (F)  the Siemens Guarantee;

     (G)  the Guarantee Supplement;

     (H)  the Supplemental Agreement; and

     (I) any other agreement, document or deed agreed by the Agent and the Borrower to be a "FACILITY DOCUMENT" or which is entered into or provided under, or for the purpose of amending or novating, any of the above.".

2.5 Paragraph (i) of the definition of "Material Adverse Effect" in clause 1.1 of the Facility Agreement shall be amended so that it reads as follows:

     "(i) a material adverse effect on the ability of (a) any Relevant Company to perform and comply with any of its material obligations under the Transaction Documents to which it is a party or (b) the Parent Company to perform and comply with any of its material obligations under the Equity Commitment Undertaking or (c) Siemens to perform and comply with any of its material obligations under the Siemens Guarantee;".

2.6 Paragraph (O) of Clause 22.1 of the Facility Agreement shall be amended so that it reads as follows:

     "(O) ADDITIONAL SECURITY

     ensure that promptly in response to any written request of the Security Agent any assets which are acquired by any Relevant Company in connection with the Business after the date of this Agreement are secured in favour of, and to the satisfaction of, the Beneficiaries and Siemens as soon as they are acquired provided that no security shall be required to be created over any asset in relation to which both of the following requirements are satisfied: (a) it is legally necessary (in order to ensure the validity or priority of such security) to create the security by way of a document which specifically identifies the asset rather than by way of a general description of assets of a specified class or at a specified location; and
     (b) the asset has a market value of less than Euro 1,000,000 (one million euro);"

2.7 Paragraph (I) of clause 23.1 of the Facility Agreement shall be amended so that it reads as follows:

     "(I) FAILURE TO PAY DEBTS

          any Relevant Company, Siemens or the Parent Company is unable to pay its debts as they fall due, ceases to make payments or commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors, or makes any good faith application for the opening of a court composition (GERICHTLICHES VERGLEICHSVERFAHREN) without the prior approval of the Agent acting on the instructions of all the Lenders.".

2.8 Paragraph (J) of clause 23.1 of the Facility Agreement shall be amended so that it reads as follows:

     "(J) COMMENCEMENT OF INSOLVENCY PROCEEDINGS

          any action or legal proceedings are started against any Relevant Company, Siemens or the Parent Company for its winding-up, dissolution, administration, bankruptcy or any similar or analogous proceeding or by any Relevant Company, Siemens or the Parent Company in order for it to be declared in suspension of payments and such action or proceedings are not dismissed, stayed or terminated within 30 days of being commenced, other than for the purposes of a solvent reconstruction on terms and conditions approved by the Agent acting on the instructions of all the Lenders.".

2.9 Paragraph (M) of clause 23.1 of the Facility Agreement shall be amended so that it reads as follows:

     "(M) ILLEGALITY

          at any time it is or becomes unlawful for any of the Relevant Companies, Siemens or the Parent Company to perform or comply with any or all of their respective material obligations under the Transaction Documents or any of their respective material obligations are not or cease to be (subject only to the Reservations) legal, valid and binding.".

2.10 It shall be a condition precedent to the availability of the Tranche A 3 Facility that an irrevocable guarantee of Nortel Corporation plc shall have been provided in relation to the obligations of the Borrower in relation to the Tranche A3 Loan, and such guarantee shall be in form and substance satisfactory to the Agent.

2.11 Notwithstanding the requirement in paragraph 8 of Schedule 3 to the Facility Agreement that an executed copy of each Transaction Document be provided as a condition precedent to the availability of Tranche A, it is agreed that it shall be a condition precedent only to the availability of Tranche A1 and Tranche A2 that an executed copy of the Siemens Guarantee be provided.

2.12 The Borrower shall forward to Siemens a copy of each request for consent received by the Borrower pursuant to Clause 32.3 of the Facility Agreement.

2.13 This sub-clause applies where any Relevant Company has received a payment (the "RELEVANT AMOUNT") from a Supplier by way of refund of or adjustment to any amount (the "FUNDED AMOUNT") paid to that Supplier pursuant to Clause 7.1(A) of the Facility Agreement. Where this sub-clause applies the Borrower undertakes to Siemens and to each Beneficiary that it will apply the Relevant Amount in payment of amounts payable, then or in the future, to the relevant Supplier under the Supply Contract to which that Supplier is a party. If an order under such Supply Contract, payment for which will result in such application, has not been placed within three months of the date of receipt of the Relevant Amount the Borrower undertakes to prepay under the Facility Agreement an amount equal to the Relevant Amount. Each such prepayment shall be applied in prepayment of the Loan in respect of the Facility pursuant to which the Funded Amount was paid to the relevant Supplier.

2.14 The parties hereby agree that at all times prior to the Guarantee Termination Date any reference to the Facility Agreement (other than in this Clause 2) in any Facility Document shall be a reference to the Facility Agreement as amended and supplemented by this Agreement. The additional condition precedent to the availability of the Tranche A3 Facility, stated in this Clause 2, shall continue to apply after the Guarantee Termination Date.

3.   ASSIGNMENTS AND TRANSFERS

3.1  BINDING AGREEMENT

     This Agreement shall be binding on and enure to the benefit of each party to it and its or any subsequent successors, Transferees and assigns.

3.2  NO ASSIGNMENTS AND TRANSFERS BY THE BORROWER OR SIEMENS

     Neither the Borrower nor Siemens shall be entitled to assign or transfer any of its rights, benefits or obligations under this Agreement unless otherwise agreed amongst the parties to this Agreement.

3.3  ASSIGNMENTS AND TRANSFERS BY LENDERS

     Any Lender may, at any time, in accordance with the procedure stated in Clause 32 of the Facility Agreement (as supplemented by this Agreement), assign all or any of its rights and benefits under this Agreement as a Lender or transfer all or any of its rights, benefits and obligations under this Agreement as a Lender.

3.4  ASSIGNMENTS BY LENDERS

     If any Lender assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 32 of the Facility Agreement, then, unless and until the assignee has agreed with the Agent, the Security Agent and the other Lenders that it shall be under the same obligations toward each of them as it would have been under if it had been an original party to this Agreement as a Lender (in which case the assignee shall become a party to this Agreement as a "Lender"), the Agent, the Security Agent and the other Lenders shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been a party to this Agreement.

3.5  TRANSFERS BY LENDERS

     If any Lender wishes to transfer all or any of its rights, benefits or obligations under the Facility Documents as a Lender as contemplated in Clause 32 of the Facility Agreement, and the transfer is effected by the delivery to the Agent of a Transfer Certificate, on the Transfer Date specified in the Transfer Certificate (or any other Business Day endorsed by the Agent on the Transfer Certificate falling on or after) the date of delivery of the Transfer Certificate to the Agent:

     (A) the Agent, the Security Agent, the Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party to this Agreement as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of the transfer; and

     (B)  the Transferee shall become a party to this Agreement as a "Lender".

4.   REMEDIES AND WAIVERS, PARTIAL INVALIDITY

4.1  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the Agent, the Security Agent or the Lenders, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies provided under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

4.2  PARTIAL INVALIDITY

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of the provision under the law of any other jurisdiction shall in any way be affected or impaired as a result.

5.   NOTICES

5.1  COMMUNICATIONS IN WRITING

     Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

5.2  DELIVERY

     Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee).

5.3  ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

6.   AMENDMENT

     (A) The Agent, if it has the prior written consent of an Instructing Group, may from time to time agree in writing with the other parties to this Agreement to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Lenders and the other parties to this Agreement. The Agent may not grant any waiver or agree any amendment affecting any of the following unless authorised by all the Lenders:

          (i)  the obligations of the Lenders;

          (ii) the Siemens Guarantee or the Guarantee Supplement; or

          (iii) any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

     (B) The Borrower undertakes to do all things necessary to ensure that all amendments are duly notarised and the Lenders and the Security Agent authorise the Agent to execute on their behalf any amendment documents if the Agent is permitted to agree to the amendments reflected in the relevant document under this Clause 6.

     (C) Notwithstanding any other provisions of this Agreement or the Facility Agreement, the Agent shall not be obliged to agree to any amendment or waiver if it would:

          (i)  amend or waive any provision of this Clause 6; or

          (ii) otherwise amend or waive any of the Agent's rights under this Agreement or subject the Agent to any additional obligations under this Agreement.

7.   LAW AND LANGUAGE

     (A) This Agreement shall be governed by, and shall be construed in accordance with, the law of England and Wales.

     (B) The ruling and operative language of this Agreement will be the English language.

8.   JURISDICTION

8.1  ENGLISH

     Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Agent, the Security Agent and the Lenders that the courts of England and Wales shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for those purposes, irrevocably submits to the jurisdiction of the courts of England and Wales.

8.2  APPROPRIATE FORUM

     The Borrower and Siemens irrevocably waives any objection which it might have at any time to the courts referred to in Clause 8.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

8.3  SERVICE OF PROCESS

     The Borrower agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to FirstMark Communications Europe S.A. at 1 James Street, London W1M 5HY Siemens agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to the Siemens Shared Services Ltd. at Siemens House, Oldbury, Bracknell Berkshire RG12 8FZ, United Kingdom (marked for the attention of the Head of the Legal Department). If the appointment in this Clause 8.3 ceases to be effective in respect of the Borrower or Siemens, the Borrower or Siemens respectively shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing appointment within 15 days, the Agent shall be entitled to appoint any person for that purpose by notice to the Borrower or Siemens respectively. Nothing contained in this Clause 8.3 shall affect the right to serve process in any other manner permitted by law.

8.4  NON-EXCLUSIVE SUBMISSIONS

     The submission to the jurisdiction of the courts referred to in Clause 8.1 shall not (and shall not be construed so as to) limit the right of any party to this Agreement to take Proceedings against any other party to this Agreement in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

9.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

GUARANTOR

SIEMENS AG

BY:

Siemens AG SFS PEF 1 CRM
Hofmannstr. 51

D-81359 Munchen

Telephone: (+49) 89 722 44 939
Facsimile: (+49) 89 722 41 225

Attention: Mr. Martinus Hartman




BORROWER

FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter




FIRSTMARK DEUTSCHLAND

FIRSTMARK COMMUNICATIONS DEUTSCHLAND GMBH

BY:

Gunther-Wagner-Allee 13
D-30177 Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

                                       11
Attention: Peter Schlichter

FACILITY AGENT

DEUTSCHE BANK, LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer




ARRANGER AND FRONTING BANK

DEUTSCHE BANK AG

BY:

Bockenheimer Landstrasse 42
60323 Frankfurt am Main

Telephone: (+49) 69 910 35727
Facsimile: (+49) 69 910 32617

Attention: Frank Beckers




SECURITY AGENT

DEUTSCHE BANK, LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer

                         EQUITY COMMITMENT UNDERTAKING

                                    between

               FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH
                                  as borrower

                      FIRSTMARK COMMUNICATIONS EUROPE S.A.
                               as parent company

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as facility agent

                         DEUTSCHE BANK LUXEMBOURG S.A.
                               as security agent


                                      and


                                   SIEMENS AG
                                  as guarantor




                       Hengeler Mueller Slaughter and May
                          Bockenheimer Landstrasse 51
                           D-60325 Frankfurt am Main
                                    Germany

THIS AGREEMENT is made on    May, 2000

BETWEEN

(1) FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GMBH ("HOLDINGS" or the "COMPANY");

(2)  FIRSTMARK COMMUNICATIONS EUROPE S.A. as Parent Company (the "PARENT
     COMPANY");

(3)  DEUTSCHE BANK LUXEMBOURG S.A. as facility agent (the "AGENT");

(4) DEUTSCHE BANK LUXEMBOURG S.A. as security agent for and on behalf of each Lender (the "SECURITY AGENT"); and

(5)  SIEMENS AG ("SIEMENS").

WHEREAS:

(A) The parties to this Agreement, other than the Parent Company and Siemens, are party to the Euro 480 million Multi-Tranche Senior Facility Agreement of even date with this Agreement between the Company as a borrower, FirstMark Communications Deutschland GmbH, a wholly-owned subsidiary of the Company, as guarantor, Deutsche Bank AG as arranger, Deutsche Bank Luxembourg S.A. as facility agent, Deutsche Bank Luxembourg S.A. as security agent and each financial institution listed in the schedule thereto as a lender (the "FACILITY AGREEMENT").

(B) The Company is proposing to borrow monies pursuant to the Facility Agreement in order to finance the construction of a broadband wireless access network in Germany connected by wireless local loop based on point-to-multipoint technology and for working capital purposes. The Company is a wholly-owned subsidiary of the Parent Company. It is a condition precedent to the obligations of the Lenders to make Advances under the Facility Agreement that the Parent Company, the Company, the Agent and the Security Agent enter into this Agreement in order to set out, INTER ALIA, the terms upon which Contributed Equity shall be provided by the Parent Company to the Company.

(C) The Security Agent acts as security agent for the Lenders under the Security Documents. The Agent acts as facility agent for the Lenders under the Facility Agreement.

     In consideration of the Lenders, the Agent and the Security Agent entering into the Facility Agreement IT IS AGREED as follows:

                                     PART 1
                         DEFINITIONS AND INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  FACILITY AGREEMENT DEFINITIONS

     Capitalised terms used in this Agreement but not otherwise defined herein shall have the same meanings as specified in the Facility Agreement.

1.2  DEFINITIONS

     In this Agreement the following definitions apply:

     "ACCELERATION" means an acceleration by the Agent pursuant to Clause 23.2 of the Facility Agreement of repayment in whole or in part of any Advances following the occurrence of an Event of Default.

     "EQUITY CONTRIBUTION" means Contributed Equity made available to the Company.

     "PAYMENT DEFAULT" means an Event of Default under Clause 23.1 (A) of the Facility Agreement provided that the unpaid sum in respect of which the Event of Default has occurred is greater than Euro 1,000,000.

     "TAX PAYMENT" means an increased payment made by the Parent Company under Clause 9.3.

     "TOTAL EQUITY" means Euro 200,000,000 (two hundred million euros).

1.3  INTERPRETATION

     Any reference in this Agreement to any party to this Agreement shall be construed so as to include their respective successors, Transferees and assigns in accordance with their respective interests

2.   CASH FUNDING CONTRIBUTION OBLIGATIONS

2.1  MAINTENANCE OF DEBT TO EQUITY RATIO

     The Parent Company hereby irrevocably and unconditionally undertakes to each other party to this Agreement that it shall, in accordance with the provisions of this Agreement make Equity Contributions or procure that Equity Contributions are made from time to time in amounts sufficient to ensure that the ratio of Total Indebtedness to Contributed Equity shall not at any time exceed 3:2.

     2.2  TIMING OF EQUITY CONTRIBUTIONS

          (A) The Agent shall, if instructed to do so by (a) an Instructing Group; or (b) Siemens; or (c) each Lender under the Tranche A2 Facility, at any time following the occurrence of a Payment Default, notify the Parent Company requiring it to pay an amount sufficient to enable the Borrower to remedy such Payment Default.

          (B) The Agent shall if instructed to do so by an Instructing Group at any time following the occurrence of an Acceleration, notify the Parent Company requiring it to pay an amount equal to the amount (if any) (the "BALANCE OF TOTAL EQUITY") by which Total Equity exceeds the aggregate amount of Equity Contributions made by the Parent on or before the date of such notice.

          (C) The Parent Company undertakes for the benefit of the Beneficiaries, Siemens and the Company that it shall, within 10 Business Days of receipt of a notice pursuant to paragraph (A) or
               (B), make or procure the making of an Equity Contribution to the Borrower of an amount equal to the amount required to be paid to enable the Borrower to remedy the relevant Payment Default or, as the case may be, the Balance of Total Equity. Nothing in this Clause 2.2 shall require the Parent to make aggregate Equity Contributions in excess of the Total Equity.

     2.3  IMPLEMENTATION OF CONTRIBUTED EQUITY

          The Parent Company undertakes to each other party to this Agreement to enter into or to procure the entering into of whatever agreements, execute or procure the execution of whatever documents, apply for or procure the application for any authorisations and carry out or procure the carrying out of whatever actions (including, without limitation, exercising any right to vote to pass any resolutions necessary to increase the share capital of the Company) which are necessary for the Company to receive from the Parent Company such Equity Contributions as are required to be made pursuant to this Agreement. In particular, the Parent Company undertakes, in respect of Equity Contributions, (i) to exercise its voting rights in shareholder's resolutions of the Company to effect capital increases in nominal amounts determined by the Parent Company and with contribution amounts in accordance with Clauses 2.1 and 2.2,
          (ii) to subscribe for the new shares, (iii) to make the relevant contributions to the Company and (iv) to procure that the Company immediately takes all actions necessary to have each such capital increase registered in the commercial register.

     2.4  SHARE PLEDGE

          In connection with Equity Contributions by way of subscription of share capital the Parent Company shall ensure that the new shares are not pledged, assigned or encumbered for the benefit of any other party in order to allow the creation of a first ranking pledge for the benefit of the Beneficiaries and Siemens.

2.5  THE COMPANY TO REMAIN A WHOLLY-OWNED SUBSIDIARY

     The Parent Company undertakes to each other party to this Agreement to hold (or procure that Affiliates of the Parent hold or any combination of them hold) at all times, until all obligations of the Company under the Facility Documents have been satisfied, 100 % of all shares (of whatever class and including securities convertible into shares) in the capital of the Company.

2.6  NOTIFICATIONS TO THE PARENT COMPANY

     (A) Without prejudice to the obligations of the Parent Company under this Agreement if the Company does not receive Equity Contributions from the Parent Company at the time and in the amount and manner required under this Agreement, it shall immediately give written notice of that fact to the Parent Company and simultaneously provide a copy of that notice to the Security Agent.

     (B) Any failure by the Company to comply with the provisions of this Agreement shall not release or in any way prejudice the obligations of the Parent Company under this Agreement.

3.   SUBORDINATION OF SUBORDINATED DEBT AND THIN CAPITALISATION

          (A) The Parent Company acknowledges and agrees to the restrictions stated in the Facility Agreement on the making of distributions by the Company, or payment by the Company of dividends or of interest or principal in relation to the Subordinated Debt.

          (B) The Parent Company shall make Equity Contributions (or procure that they are made) in such proportions of invested equity and advanced Subordinated Debt, as shall comply with the requirements of German law relating to thin capitalisation and minimum equity amounts.

4.   SIEMENS' RIGHTS

     Siemens shall have no rights under this Agreement at any time after the termination of the Siemens Guarantee in accordance with its terms.

5.   REPRESENTATIONS AND WARRANTIES

5.1  LEGAL REPRESENTATIONS

     The Parent Company represents and warrants to the Agent and the Security Agent in the terms set out in this Clause 5.1 and acknowledges that the Agent and the Security Agent and the Lenders have entered into the Facility Agreement in reliance on these representations and warranties.

     (A)  STATUS AND DUE AUTHORISATION

          The Parent Company is a body corporate duly organised and validly existing under the laws of the Grand-Duchy of Luxembourg, is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, and is so organised with power to own its assets and carry on its business as now proposed to be conducted, and execute and deliver this Agreement and to exercise its rights and perform its obligations under this Agreement, and all corporate and other action required to authorise its execution and delivery of this Agreement and its exercise of its rights and its performance of its obligations under this Agreement has been duly taken.

     (B)  BINDING OBLIGATIONS

          The obligations expressed to be assumed by the Parent Company in this Agreement are its legal, valid and binding obligations enforceable, subject only to the Reservations, in accordance with their terms.

     (C)  CLAIMS PARI PASSU

          The claims of the Company, the Agent, the Security Agent and the Lenders against the Parent Company under this Agreement rank at least PARI PASSU with the claims of all other unsecured and unsubordinated creditors of the Parent Company, save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     (D)  GOVERNING LAW AND JUDGMENTS

          In any proceedings taken in the Federal Republic of Germany or The Grand-Duchy of Luxembourg in relation to this Agreement, the choice of the governing law expressed herein and any judgement obtained in the Federal Republic of Germany or the Grand-Duchy of Luxembourg in respect of this Agreement will be recognised and enforced.

     (E)  VALIDITY AND ADMISSIBILITY IN EVIDENCE

          All acts, conditions and things required to be done, fulfilled and performed in order:

          (a) to enable the Parent Company lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement;

          (b) to ensure that the obligations expressed to be assumed by the Parent Company in this Agreement are legal, valid and binding; and

          (c) to make this Agreement admissible in evidence in the Federal Republic of Germany and the Grand-Duchy of Luxembourg,

          have been done, fulfilled and performed.

     (F)  NO FILING OR STAMP TAXES

          Under the laws of the Federal Republic of Germany and the Grand-Duchy of Luxembourg in force at the date of this Agreement, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority in any of these jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Agreement.

     (G)  AUTHORISED AND ISSUED SHARE CAPITAL

          The issued share capital of the Parent Company is as set out in part 1 of the Schedule.

     (H)  BOARD OF DIRECTORS

          The names of the current members of the board of directors of the Parent Company are set out in part 2 of the Schedule.

5.2  FACTUAL REPRESENTATIONS

     The Parent Company makes the representations and warranties set out in this Clause 5.2 and acknowledges that the Agent, the Security Agent and the Lenders have entered into this Agreement and the Facility Agreement in reliance on those representations and warranties.

     (A)  NO LITIGATION OR OTHER PROCEEDINGS

          No litigation, arbitration or other action or administrative proceedings of or before any court or agency and involving the Parent Company, as at the date of this Agreement, has been started or threatened and, as at any date thereafter on which this representation is repeated, has been started or threatened where it is reasonably likely to have a Material Adverse Effect.

     (B)  ORIGINAL FINANCIAL STATEMENTS

          Each of the Original Financial Statements of the Parent Company and the financial statements delivered under Clauses 6.1 and 6.2 of this Agreement were (save as disclosed in them) prepared in accordance with current accounting practice consistently applied and give (in conjunction with the notes to them) a true and fair view of the financial condition of the Parent Company at the date as at which they were prepared and the results of the Parent Company's operations during the financial year then ended.

     (C)  NO MATERIAL ADVERSE CHANGE

          Since publication of the Original Financial Statements of the Parent Company there has been no material adverse change in the business or condition (financial or otherwise) of the Parent Company.

     (D)  NO WINDING-UP

          The Parent Company has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against the Parent Company for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues nor has the Parent Company taken any proceedings leading to insolvency or suspension of payments of the Parent Company.

     (E)  NO MATERIAL DEFAULTS

          The Parent Company is not in breach of or in default under any agreement to which it is a party which is binding on it or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

     (F)  NO UNDISCLOSED LIABILITIES

          The Parent Company did not have, as at the date of its Original Financial Statements, any material liabilities (contingent or otherwise) which were not disclosed in such Original Financial Statements (or by the notes to them) or reserved against them nor were there at that date any material unrealised or anticipated losses of the Parent Company arising from commitments entered into by it which were not so disclosed or reserved against. For this purpose, "MATERIAL LIABILITIES" or "MATERIAL UNREALISED OR ANTICIPATED LOSSES" means any liability or, as the case may be, loss, which is reasonably likely to have a Material Adverse Effect.

     (G)  EXECUTION AND DELIVERY OF THIS AGREEMENT

          Execution by the Parent Company of this Agreement and its exercise of its rights and performance of its obligations under them do not and will not:

          (i) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

          (ii) conflict with its constitutional documents, rules, regulations or any shareholders agreement to which it is a party;

          (iii)require any consent or approval of its board of directors or shareholders which consent or approval has not been obtained, and each such consent and approval that has been obtained is adequate for its intended purpose and is in full force and effect;

          (iv) conflict with any applicable law, regulation or official or judicial order; or

          (v) result in or require the creation of any encumbrance over any of its assets.

5.3  REPETITION OF REPRESENTATIONS

     The representations set out in Clauses 5.1(B) (Binding Obligations), 5.1(C) (Claims Pari Passu), 5.2(A) (No Litigation or Other Proceedings), 5.2(B) (Original Financial Statements) (but only in respect of the Latest Financial Statements at that time), 5.2(C) (No Material Adverse Change), 5.2(D) (No Winding-up) and 5.2(E) (No Material Defaults) shall be repeated on each date on which a Notice of Drawdown is given, on which an Advance is made under the Facility Agreement, on the Syndication Date and each Interest Payment Date under the Facility Agreement, in each case by reference to the facts and circumstances then existing.

6.   INFORMATION

6.1  ANNUAL STATEMENTS

     The Parent Company shall, as soon as the same become available but in any event within 90 days after the end of each of its respective financial years, deliver to the Agent with sufficient copies for each of the Beneficiaries its audited financial statements for the relevant financial year, and the auditor's report in relation to such statements shall not contain any qualifications.

6.2  QUARTERLY STATEMENTS

     The Parent Company shall, as the same become available but in any event within 45 days after the end of each of its respective financial quarters, deliver to the Agent with sufficient copies for each of the Beneficiaries its unaudited financial statements for such relevant quarter.

6.3  REQUIREMENTS AS TO FINANCIAL STATEMENTS

     The Parent Company shall ensure that:

     (A) each set of its financial statements delivered pursuant to Clauses 6.1 and 6.2 is prepared on the same basis, including accounting policies, practices, procedures, and reference periods, as was used in the preparation of its Original Financial Statements and in accordance with current accounting practice and consistently applied or where it is not so prepared including (i) a description of any changes to the basis of preparation (ii) a statement of the reasons why such change has been implemented and (iii) a pro forma set of financial statements prepared on the previous basis;

     (B) each set of its quarterly financial statements delivered pursuant to Clause 6.2 shall include a narrative report for the relevant quarterly period, a balance sheet, profit and loss account and statement of use of funds as at the end of and for that quarterly period and a comparison of the balance sheet and profit and loss account;

     (C) each set of its financial statements delivered pursuant to Clauses 6.1 and 6.2 is certified by a duly authorised officer of it as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during the relevant period;

     (D)  each set of financial statements delivered by it pursuant to Clause
          6.1 has been audited by the Auditor.

6.4  LITIGATION

     The Parent Company shall promptly notify the Agent of any litigation, arbitration, administration or other legal or dispute resolution proceedings involving the Parent Company which if found against the Parent Company is reasonably likely to have a Material Adverse Effect.

6.5  UPDATE OF SHAREHOLDER SCHEDULE

     The Parent Company is currently finalising the terms of subscription of a number of additional shareholders. Promptly following the completion of such subscriptions, and in any case no later than 30th June, 2000, the Parent Company shall provide to the Security Agent, with a copy to Siemens, an updated form of the Schedule, reflecting all intervening changes in the members of the Parent Company and their respective shareholdings.

7.   NO DISCHARGE OF THE PARENT COMPANY

7.1 The Parent Company's obligations under this Agreement are absolute, irrevocable and unconditional, and the Parent Company shall not be released or discharged from any of its obligations under this Agreement, nor shall any of such obligations be in any way prejudiced or affected by:

     (A) any invalidity, unenforceability, illegality or voidability of any obligation under any Transaction Document; or

     (B) any variation or amendment of, or waiver or release granted under or in connection with, any Transaction Document or other document; or

     (C) time being given, or any other indulgence or concession being granted, by the Company, the Agent, the Security Agent, any Lender or any other person under any Transaction Document; or

     (D) the taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by the Agent, the Security Agent, any Lender or any other person of any other guarantee and/or indemnity or any security for any of the obligations under the Facility Documents; or

     (E) the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administration, administrative or other receivership or dissolution of the Company, any Relevant Company or any other person, or any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction; or

     (F) any change in the constitution of the Company, FirstMark Deutschland or any other person; or

     (G) any amalgamation, merger or reconstruction that may be effected by any Beneficiary or by the Company or FirstMark Deutschland with any other person or any sale or transfer of the whole or any part of the undertaking and assets of any Beneficiary or by the Company or FirstMark Deutschland to any other person; or

     (H) the existence of any claim, set-off or other rights which the Parent Company may have at any time against any Beneficiary or against the Company or FirstMark Deutschland or any other person, or which the Company or FirstMark Deutschland may have at any time against any Beneficiary, whether in connection with a Transaction Document or otherwise; or

     (I) the granting by a Beneficiary to the Company or FirstMark Deutschland of any other financial accommodation or the withdrawal or restriction by a Beneficiary of any financial accommodation, or the absence of any notice to the Parent Company of any such granting, withdrawal or restriction; or

     (J) any arrangement or compromise entered into by a Beneficiary with the Company or FirstMark Deutschland or any other person; or

     (K) any other thing done or omitted or neglected to be done by any Beneficiary or any other person or any other dealing, fact, matter or thing (including, but without limitation, any circumstances whatsoever affecting or preventing recovery of amounts under any Transaction Document) which, but for this provision, might operate to exonerate or discharge the Parent Company from, or otherwise prejudice or affect, any of the Parent Company's obligations under this Agreements, in each case, unless and until the Company's obligations under the Facility Documents have been satisfied in full.

8.   PAYMENTS

8.1  CURRENCY OF ACCOUNT

     The Euro is the currency of account and payment for each and every sum at any time due from the Parent Company under this Agreement to the Company.

8.2  CURRENCY INDEMNITY

     If any sum due from the Parent Company under this Agreement or any order or judgement given or made in relation to this Agreement has to be converted from the currency (the "FIRST CURRENCY") in which it is payable under this Agreement or under the order or judgement into another currency (the "SECOND CURRENCY") for the purpose of:

     (A)  making or filing a claim or proof against the Parent Company;

     (B)  obtaining an order or judgement in any court or other tribunal; or

     (C)  enforcing any order or judgement,

     the Parent Company shall indemnify and hold harmless each of the persons to whom the sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for the purpose of converting the sum in question from the first currency into the second currency, and (ii) the rate or rates of exchange at which a person may in the ordinary course of business purchase the first currency with the second currency on receipt of a sum paid to it in satisfaction, in whole or in part, of any order, judgment, claim or proof.

8.3  PAYMENTS TO THE COMPANY

     The Parent Company shall make any amounts payable tothe Company under or in connection with this Agreement TO SUCH ACCOUNT AS MAY BE SPECIFIED BY THE COMPANY.

8.4  NO SET-OFF

     All payments required to be made by the Parent Company under this Agreement to the Company shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

9.   MISCELLANEOUS

9.1  ADDRESSES OF OBLIGATIONS; PAYMENTS TO SECURITY AGENT

     Unless stated otherwise, all obligations, agreements, representations and warranties made by the Parent Company and the Company in this Agreement are made to the

     Security Agent for and on behalf of the Lenders. Notices by the Parent Company and the Company to the Lenders in connection with this Agreement shall be addressed to the Security Agent.

9.2  RELEASES

     The Company shall not enter into any release, settlement, discharge or arrangement with the Parent Company related to the Parent Company's obligations under this Agreement except as directed and approved by the Security Agent. Any release, settlement, discharge or arrangement between the Security Agent and the Parent Company and any other party to this Agreement (a "RELEASE") shall be subject to the condition that if any payment or satisfaction made or guarantee given in relation to the Parent Company's obligations under this Agreement by the Parent Company or any other person (a "RELEVANT TRANSACTION") shall be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever, then such Release shall be void and of no effect, and each other party to the Release may recover immediately the value or amount, or (as the case may be) the reduction in value or amount, thereof from the Parent Company as if such Release had not occurred.

9.3  TAX GROSS-UP

     The Parent Company shall procure that all payments (including, for the avoidance of doubt, cash equity contributions) to be made by it under or pursuant to this Agreement shall be made free and clear of and without deduction for or on account of tax imposed by the Grand-Duchy of Luxembourg or any other jurisdiction through which payments under this Agreement are to be made unless the Parent Company is required to make the payment subject to the deduction or withholding of tax, in which case the sum payable by the Parent Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Company receives and retains (free from any liability in respect of any deduction or withholding) a net sum equal to the sum which it would have received and retained had no deduction or withholding been made or required to be made.

9.7. NOTICES

     (A)  Communications in Writing

          Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax, telex or letter.

     (B)  Delivery

          Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by 15 days' written notice to the Security Agent specified another address) be made or delivered to that other person at the address identified with its signature below.

     (C)  English Language

          Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

9.4  FURTHER ASSURANCE

     The Parent Company agrees to do or cause to be done all such further acts, documents and assurances which the Company or the Security Agent may reasonably require in order to give effect to the intent and purposes of this Agreement.

9.5  COUNTERPARTS

     This agreement may be executed in any number of counterparts but shall not be effective until each party hereto has executed at least one counterpart. Such counterpart shall constitute an original of this Agreement but all the counterparts shall together contribute but one and the same instrument.

9.6  REMEDIES AND WAIVERS AND PARTIAL INVALIDITY

     (A) No failure to exercise, nor any delay in exercising, on the part of the Company or any Beneficiary, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise of the right or remedy or the exercise of any other right or remedy. The rights and remedies provided under this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     (B) If, at any time, any provision of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of the provisions under the law of any other jurisdiction shall in any way be affected or impaired as a result.

9.7  ASSIGNMENTS

     (A) This agreement shall be binding on, and enure to the benefit of, each party to it and its or any subsequent successors, transferees and assigns.

     (B) Neither the Parent Company nor the Company shall be entitled to assign or transfer any of its rights, benefits or obligations under this Agreement without the prior written consent of the Security Agent.

     (C) The Parent Company consents to the assignment of the Company's rights under this Agreement to the Security Agent.

9.8  LAW AND LANGUAGE

     (A) The agreement shall be governed by, and shall be construed in accordance with, English law.

     (B) The ruling and operative language of the agreement will be the English language. In the case of any inconsistency between the English language version of this Agreement and any German translation of this Agreement, the English language shall prevail.

10.  JURISDICTION

10.1 ENGLISH COURTS

     Each of the parties to the agreement irrevocably agrees for the benefit of the Security Agent and the Lenders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "PROCEEDINGS" and "DISPUTES") and, for those purposes, irrevocably submits to the jurisdiction of the courts of England.

10.2 APPROPRIATE FORUM

     The Parent Company irrevocably waives any objection which it might have at any time to the courts referred to in Clause 10.1 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

10.3 SERVICE OF PROCESS

     The Parent Company agrees that the process by which any Proceedings are begun may be served on it by being delivered in connection with any Proceedings in England, to FirstMark Communications Europe S.A. at 4th Floor, 1 James Street, London W1M 5HY. If the appointment in this Clause
     10.3 ceases to be effective in respect of the Parent Company, the Parent Company shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing appointment within 15 days, the Security Agent shall be entitled to appoint any person for that purpose by notice to the Parent Company. Nothing contained in this Clause 10 shall affect the right to serve process in any other manner permitted by law.

10.4 NON-EXCLUSIVE SUBMISSIONS

     The submission to the jurisdiction of the courts referred to in Clause 10.1 shall not (and shall not be construed so as to) limit the right of any party to take Proceedings against any other party in any other court of competent jurisdiction nor shall the taking of

     Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

10.5 WAIVER OF IMMUNITY

     To the extent that the Parent Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any jurisdiction immunity there may be attributed to itself or its assets (whether or not claimed), the Parent Company irrevocably agrees not to claim and irrevocably waives the immunity to the full extent permitted by the laws of the relevant jurisdiction.

11.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

IN WITNESS of which this document has been executed as an agreement on the date which first appears on page 1 above.

THE COMPANY

FIRSTMARK COMMUNICATIONS DEUTSCHLAND HOLDINGS GmbH

BY:

Gunther-Wagner-Allee 13,
D-30177, Hanover

Telephone: (+49) 511 8797 7150
Facsimile: (+49) 511 8797 7509

Attention: Peter Schlichter

THE PARENT COMPANY

FIRSTMARK COMMUNICATIONS EUROPE S.A.

BY:

1, James Street,
London W1M 5HY

Telephone: (+44) 20 7529 5024
Facsimile: (+44) 20 7529 5022

Attention: Alison Dolan


AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer


SECURITY AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:

2, Boulevard Konrad Adenauer
L-1115 Luxembourg

Telephone: (+352) 42122 296
Facsimile: (+352) 42122 287

Attention: Gerd Meyer

SIEMENS

SIEMENS AG

BY:

Siemens AG SFS PEF 1 CRM
Hofmannstr. 51

D-81359 Munchen

Telephone: (+49) 89 722 44 939
Facsimile: (+49) 89 722 41 225

Attention: Mr. Martinus Hartman

                                    SCHEDULE

       PART 1: AUTHORISED AND ISSUED SHARE CAPITAL OF THE PARENT COMPANY

        All shares in the Parent Company have a nominal value of $1.50.

The table below shows the names of the shareholders of the Parent Company and of certain individuals each of whom has subscription rights in the Parent Company, together in each case with a note of the shares in the Parent Company (a) held by them; and (b) in relation to which each such person has subscription rights.

-----------------------------------------------------------------------------------------------
MEMBERS                     SHARES HELD BY MEMBER        SHARES IN RELATION TO WHICH
                                                                THE MEMBER HAS
                                                               SUBSCRIPTION RIGHTS
-----------------------------------------------------------------------------------------------
FirstMark Communications       90,466 shares of Common               None
International LLC              Stock
-----------------------------------------------------------------------------------------------
FirstMark Communications       1 share of Common Stock               None
International II LLC
-----------------------------------------------------------------------------------------------
FirstMark Fiber Holdings LLC   9,937 shares of Series C              None
                               Convertible Preferred
-----------------------------------------------------------------------------------------------
World Online                   10,015 shares of Series A             None
                               Convertible Preferred; 253
                               shares of Series B Convertible
                               Preferred; 1,106 shares of
                               Series C Convertible Preferred
-----------------------------------------------------------------------------------------------
Merchant Capital               2,272 shares of Series B              None
                               Convertible Preferred
-----------------------------------------------------------------------------------------------
ABN AMRO Ventures BV           1,581 shares of Series E              None
                               Convertible Preferred
-----------------------------------------------------------------------------------------------
Current Private Round          120,000 shares of Series F            None
Investors including Siemens    Convertible Preferred and
                               Series F2 Convertible
                               Preferred
-----------------------------------------------------------------------------------------------
Beneficiaries of Stock Option  1,136 shares of common stock          17,567 options to purchase
Plan of the Parent Company                                           common stock
-----------------------------------------------------------------------------------------------

NB: The Management of LambdaNet GmbH currently holds 13.350% of LambdaNet equity. It is agreed that this share holding will convert into 4,805 shares of FirstMark Communications in October 2000. This transaction is pending final documentation.

PART 2: NAMES OF THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS OF THE PARENT COMPANY

The following persons will comprise the Board of Directors of FirstMark Communications Europe S.A. as of the Initial Closing Date of the current Series F preferred equity round:

1.  Victor Bischoff

2.  Juan-Luis Cebrian

3.  Lynn Forester

4.  Edward A. Gilhuly

5.  Alan Goldberg

6.  Francois Jaclot

7.  David C. Lee

8.  Hughes Lepic

9.  Michael J. Price

10. Sir Evelyn de Rothschild

11. Timothy A. Samples

12. Lawrence B. Sorrel

13. Helmut Werner